UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF

2015 ANNUAL MEETING

AND

PROXY STATEMENT

MetLife, Inc.

200 Park Avenue, New York, NY 10166

March 23, 2015

Dear Shareholder:

You are invited to attend MetLife, Inc.’s 2015 annual meeting of shareholders, which will be held on Tuesday, April 28, 2015 beginning at 11:30 a.m., Eastern Time, on the 23rd floor of 1095 Avenue of the Americas, New York, New York.

At the meeting you will vote on a number of important matters described in the attached Proxy Statement. You will also act on such other matters as may properly come before the meeting.

The vote of every shareholder is important. You can ensure that your shares will be represented and voted at the meeting by voting on the Internet or by telephone or by signing and returning the enclosed proxy card. The proxy card contains detailed instructions on how to vote on the Internet or by telephone. If you choose to vote by mail, we have included a postage-paid, pre-addressed envelope to make it convenient for you to do so.

Sincerely yours,

Steven A. Kandarian

Chairman of the Board,

President and Chief Executive Officer

MetLife, Inc.

200 Park Avenue

New York, NY 10166

Notice of Annual Meeting of Shareholders

The 2015 annual meeting of the shareholders of MetLife, Inc. will be held on the 23rd floor of 1095 Avenue of the Americas, New York, New York on Tuesday, April 28, 2015 at 11:30 a.m., Eastern Time. At the meeting, shareholders will consider and vote on the following matters:

1.	the election of 12 Directors, each for a one-year term;

2.	two amendments to the Certificate of Incorporation to change each supermajority common shareholder vote requirement to a majority vote requirement;

3.	the ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2015;

4.	an advisory (non-binding) vote to approve the compensation paid to MetLife, Inc.’s Named Executive Officers; and

5.	such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

Shareholders of record of MetLife, Inc. common stock at the close of business on February 27, 2015 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Timothy J. Ring

Senior Vice President and Secretary

New York, New York

March 23, 2015

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 28, 2015

The accompanying Proxy Statement, the MetLife, Inc. 2014 Annual Report to Shareholders and directions to the location of the 2015 annual meeting of shareholders are available at http://investor.metlife.com by selecting the appropriate link under “Related Links.”

PROXY STATEMENT

This Proxy Statement contains information about the 2015 annual meeting of shareholders (Annual Meeting) of MetLife, Inc. (MetLife or the Company). Proxy materials which are furnished in connection with the solicitation of proxies by MetLife’s Board of Directors, including this Proxy Statement and the accompanying proxy card, are being mailed and made available electronically to shareholders on or about March 23, 2015.

Proxy Summary	2

Proposal 1 – Election of Directors for a One-Year Term Ending at the 2016 Annual Meeting of Shareholders	6
Director Nominees	6
Corporate Governance	13
- Corporate Governance Guidelines	13
- Board and Committee Information	13
- Director Compensation in 2014	21
- Director Stock Ownership Guidelines; Anti-Hedging Policy; Restrictions on Pledging	22
- Director Retirement Policy	23
- Director Indemnity Plan	23
- Procedures for Reviewing Related Person Transactions	23
- Related Person Transactions	24
- Codes of Conduct	24

Proposals 2(a) and 2(b) – Approval of Amendments to the Certificate of Incorporation to Change Each Supermajority Common Shareholder Vote Requirement to a Majority Vote Requirement	25
- Proposal 2(a): Change Each Supermajority Common Shareholder Vote Requirement for Amendments to the Certificate of Incorporation to a Majority Vote Requirement	25
- Proposal 2(b): Change the Supermajority Vote Requirement for Shareholders to Amend the By-Laws to a Majority Vote Requirement	26
- Votes Required to Approve; Effectiveness	26

Proposal 3 – Ratification of Appointment of the Independent Auditor	27
Independent Auditor’s Fees for 2014 and 2013	28
Audit Committee Report	29

Proposal 4 – Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	30
Compensation Committee Report	31
Compensation Discussion and Analysis	32
Summary Compensation Table	52
Grants of Plan-Based Awards in 2014	58
Outstanding Equity Awards at 2014 Fiscal Year-End	60
Option Exercises and Stock Vested in 2014	63
Pension Benefits at 2014 Fiscal Year-End	64
Nonqualified Deferred Compensation at 2014 Fiscal Year-End	67
Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End	72

Other Information
Security Ownership of Directors and Executive Officers	76
- Deferred Shares Not Beneficially Owned and Deferred Share Equivalents	78
- Section 16(a) Beneficial Ownership Reporting Compliance	78
Security Ownership of Certain Beneficial Owners	79
Information About the Annual Meeting, Proxy Voting, and Other Information	80

Appendices
Appendix A — Non-GAAP Financial Measures	A-1
Appendix B — Proposed Amendment to Article IX of MetLife, Inc.’s Certificate of Incorporation (Proposal 2(a))	B-1
Appendix C — Proposed Amendment to Article VI of MetLife, Inc.’s Certificate of Incorporation (Proposal 2(b))	C-1

Appendix D —  Change to By-Laws Adopted by the Board of Directors, Effective upon Filing of Certificate of Amendment to the Certificate of Incorporation to Reflect Amendments in Appendix C (Proposal 2(b))

D-1

MetLife 2015 Proxy Statement	1

PROXY SUMMARY

Proxy Summary

This summary provides highlights of information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Your Shares

Record date	February 27, 2015.

Voting	Shareholders as of the record date are entitled to vote. Each share of MetLife common stock (Share) is entitled to one vote for each Director nominee and one vote for each of the other proposals.

Your vote is important. Shareholders of record may vote their Shares in person at the Annual Meeting or by using any of the methods below. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee. Participants in retirement and savings plans should refer to voting instructions on page 81.

Internet	www.investorvote.com/MET no later than 11:59 p.m., Eastern Time, April 27, 2015.

Telephone	1-800-652-8683 until 11:59 p.m., Eastern Time, April 27, 2015.

Mail	Complete, sign and return your proxy card by mail so that it is received by MetLife c/o Computershare prior to the Annual Meeting.

Proposals for Your Vote

Proposal		Directors’ Recommendation	Vote Required	Page Reference
1.	Election of 12 Directors to one-year terms	FOR each nominee	Majority of Shares voted	6
2(a).	Change Each Supermajority Common Shareholder Vote Requirement for Amendments to the Certificate of Incorporation to a Majority Vote Requirement	FOR	Three-quarters of Outstanding Shares	25
2(b).	Change the Supermajority Vote Requirement for Shareholders to Amend the By-Laws to a Majority Vote Requirement	FOR	Three-quarters of Outstanding Shares	26
3.	Ratification of appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2015	FOR	Majority of Shares voted	27
4.	Advisory vote to approve compensation paid to the Named Executive Officers	FOR	Majority of Shares voted	30

2	MetLife 2015 Proxy Statement

PROXY SUMMARY

Director Nominees

The following table provides summary information about each Director nominee.

Current Committee Membership
Nominee	Experience and Qualifications Highlights	Independent	Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility	Investment (1)
Cheryl W. Grisé Former Executive Vice President, Northeast Utilities	- Corporate Governance - Executive Leadership - Global Business Experience - Business Operations	✓	✓	✓	✓		C
Carlos M. Gutierrez Co-Chair, The Albright Stonebridge Group	- Executive Leadership - Global Business Experience - Business Operations - Government Service - Public Policy - Civic Leadership	✓					✓	✓
R. Glenn Hubbard, Ph.D. Dean and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University	- Public Policy - Academic Experience - Investments - Civic Leadership - Executive Leadership	✓			✓	✓		C
Steven A. Kandarian Chairman of the Board, President and Chief Executive Officer, MetLife, Inc.	- Knowledge of MetLife’s Business and Operations - Executive Leadership - Global Business Experience - Business Operations				C
Alfred F. Kelly, Jr. Former President, American Express Company	- Executive Leadership - Global Business Experience - Business Operations	✓	✓	✓	✓	C
Edward J. Kelly, III Former Chairman, Institutional Clients Group, Citigroup Inc.	- Executive Leadership - Global Business Experience - Financial Expertise - Business Operations	✓	✓			✓
William E. Kennard Former U.S. Ambassador to the European Union	- Government Service - Public Policy - Global Business Experience - Business Operations - Investments - Corporate Governance	✓				✓		✓
James M. Kilts Founding Partner, Centerview Capital	- Executive Leadership - Global Business Experience - Business Operations - Investments	✓		C	✓			✓
Catherine R. Kinney Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.	- Corporate Governance - Executive Leadership - Global Business Experience - Business Operations	✓	✓			✓
Denise M. Morrison President and Chief Executive Officer, Campbell Soup Company	- Executive Leadership - Global Business Experience - Business Operations - Civic Leadership	✓		✓			✓
Kenton J. Sicchitano Former Global Managing Director, PricewaterhouseCoopers LLP	- Accounting / Auditing - Tax and Financial Advisory - Executive Leadership - Global Business Experience - Risk Management	✓	C	✓	✓	✓
Lulu C. Wang Chief Executive Officer and Founder, Tupelo Capital Management LLC	- Investments - Executive Leadership - Global Business Experience - Business Operations - Civic Leadership	✓					✓	✓

C – Chair

(1)	Members of the Investment Committee, which the Board of Directors established in December 2014, served on the Investment Committee of the Board of Directors of Metropolitan Life Insurance Company during 2014. Please refer to “Investment Committee” on page 20 for more information.

MetLife 2015 Proxy Statement	3

PROXY SUMMARY

Each of the current Directors who served during 2014 attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he or she served. See “Board and Committee Information” beginning on page 13 for more information regarding Board Committees and Committee membership.

Executive Pay for Performance

The Company’s 2014 performance exceeded its goals in a number of key metrics, including Operating Earnings, Operating Earnings Per Share (Operating EPS), and Operating Return on Equity, excluding accumulated other comprehensive income (loss) (Operating ROE).

These performance measures should be read in conjunction with the discussion of “Company Financial Performance Goals and Results” on page 42 and in Appendix A to this Proxy Statement. These measures are not calculated under accounting principles generally accepted in the United States of America (GAAP); the definitions of these terms and reconciliations to the most directly comparable GAAP measures are included in Appendix A.

The Company also maintained its pay for performance practices, as illustrated below. A substantial portion of the Executive Group members’ Total Compensation for 2014 performance was variable and depended on performance. In addition, the ultimate value of long-term incentives depends on future Company performance and the value of Shares.

To align executive and shareholder interests, in determining Total Compensation for 2014 performance, and to encourage future contributions to performance, the Compensation Committee allocated a greater portion of the Executive Group members’ variable compensation to long-term stock-based incentives than it allocated to annual cash incentives.

For more information, see the Compensation Discussion and Analysis, which begins on page 32.

4	MetLife 2015 Proxy Statement

PROXY SUMMARY

Proposals to Change Each Supermajority Common Shareholder Vote Requirement in the Company’s Charter to a Majority Vote Requirement

The Board recommends that shareholders approve changing each supermajority common shareholder vote requirement in the Company’s Certificate of Incorporation (its Charter) to a requirement for an affirmative vote of a majority of outstanding Shares of the Company entitled to vote generally in the election of Directors (the Outstanding Shares).

Shareholder Action	Charter Requirement for Shareholder Vote
	Current	Proposed
Amend Portions of the Charter	75% of Outstanding Shares	Majority of Outstanding Shares
Amend the By-Laws	75% of Outstanding Shares	Majority of Outstanding Shares

In accordance with the current terms of the Charter, each amendment to the Charter will become effective only if at least 75% of the Outstanding Shares vote in favor of that amendment. See “Proposals 2(a) and 2(b) — Approval of Amendments to the Certificate of Incorporation to Change Each Supermajority Common Shareholder Vote Requirement to a Majority Vote Requirement” beginning on page 25 for more information on these proposals.

MetLife 2015 Proxy Statement	5

ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM ENDING AT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors recommends that you vote FOR the election of each of the Director nominees.

Director Nominees

The Company’s success and long-term value depend on the judgment, initiative and efforts of its Directors. As a Board, these individuals oversee MetLife’s business policies and strategies. They also oversee the Chief Executive Officer and the other most senior executives of the Company (Executive Officers or Executive Group) in their management of the Company’s business.

The Board of Directors currently has 13 members. One current member, Gen. John Keane, will retire from the Board as of the Annual Meeting.

Each of the Director nominees is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected; however, if for any reason a nominee should become unable to serve at or before the Annual

Meeting, the Board could reduce the size of the Board or nominate a replacement candidate for election. If you granted a proxy to vote your Shares, the individuals who have your proxy could use their discretion to vote for a replacement candidate nominated by the Board. The proxies will not have authority to vote for a greater number of nominees than the number of nominees named on the proxy card, and will accordingly not have authority to fill the vacancy resulting from the retirement of Gen. Keane.

Each of the Director nominees is also currently serving as a director of Metropolitan Life Insurance Company (MLIC), a direct, wholly-owned subsidiary of MetLife with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), in connection with the issuance of certain insurance products. The common stock of MLIC is not publicly traded.

6	MetLife 2015 Proxy Statement

ELECTION OF DIRECTORS

Cheryl W. Grisé age 62 Former Executive Vice President, Northeast Utilities	Carlos M. Gutierrez age 61 Co-Chair, The Albright Stonebridge Group

Professional Highlights:

•	Northeast Utilities, a public utility holding company engaged in the distribution of electricity and natural gas (1980 – 2007)
–	Executive Vice President (December 2005 – July 2007)
–	Chief Executive Officer of principal operating subsidiaries (September 2002 – January 2007)
–	President, Utility Group, Northeast Utilities Service Company (May 2001 – January 2007)
–	President, Utility Group (May 2001 – December 2005)
–	Senior Vice President, Secretary and General Counsel (1998 – 2001)

Other Professional and Leadership Experience:

•	Member, Board of Trustees, Kingswood-Oxford School
•	Trustee Emeritus, University of Connecticut Foundation
•	Senior Fellow, American Leadership Forum
•	Other public company directorships: Pall Corporation; PulteGroup, Inc.; ICF International

Education:

•	B.A., University of North Carolina at Chapel Hill
•	J.D., Thomas Jefferson School of Law
•	Executive Management Program, Yale University School of Organization and Management

Director since 2004

Ms. Grisé’s experience as the chief executive officer of a major enterprise subject to complex regulations has provided her with a substantive understanding of the challenges of managing a highly regulated company such as MetLife. With her executive experience and her experience as a general counsel and corporate secretary, Ms. Grisé brings a unique perspective on the Board’s responsibility for overseeing the management of a regulated enterprise and with respect to the effective functioning of the Company’s corporate governance structures.

Professional Highlights:

•	The Albright Stonebridge Group, a consulting firm (April 2013 – present)
–	Co-Chair (February 2014 – Present)
–	Vice Chair (April 2013 – February 2014)
•	Vice Chairman, Institutional Client Group, Citigroup Inc., a financial services corporation (January 2011 – February 2013)
•	Chairman and Founding Consultant of Global Political Strategies, a division of APCO Worldwide, Inc., a consulting firm (2010 – 2011)
•	Secretary of Commerce of the United States (February 2005 – January 2009)
•	Kellogg Company, a manufacturer of packaged food products
–	Chairman and Chief Executive Officer (2003 – 2005)
–	Chairman, President and Chief Executive Officer (2000 – 2003)
–	President and Chief Executive Officer (1999 – 2000)
–	President and Chief Operating Officer (1998 – 1999)
–	Various other positions (1975 – 1998)

Other Professional and Leadership Experience:

•	Chairman, Republicans for Immigration Reform, a political action committee
•	Member, Board of Directors, U.S.-Mexico Foundation
•	Chairman, Board of Trustees, Meridian International Center
•	Co-founder, TheDream.US
•	National Member, Board of Trustees, University of Miami
•	Member, Board of Directors, Viridis Learning, Inc.
•	Co-Chair, Regional Migration Study Group
•	Other public company directorships: Occidental Petroleum Corporation; Time Warner, Inc.
•	Prior public company directorships (past five years): Corning, Inc.; Lighting Science Group Corporation; United Technologies Corporation

Education:

•	Instituto Tecnologico y de Estudios Superiores de Monterrey, Business Administration Studies

Director since 2013

As Chairman and Chief Executive Officer of Kellogg, Secretary Gutierrez gained deep insight into the complex challenges of guiding a large enterprise in a competitive global economy. As Secretary of Commerce, he worked with government and business leaders to promote America’s economic interests. Secretary Gutierrez’s unique mix of experience gives him a valuable perspective and ability to oversee management’s efforts to grow and develop MetLife’s global business and its interactions with domestic and foreign governments and regulators.

MetLife 2015 Proxy Statement	7

ELECTION OF DIRECTORS

R. Glenn Hubbard, Ph.D. age 56 Dean and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University	Steven A. Kandarian age 63 Chairman of the Board, President and Chief Executive Officer, MetLife, Inc.

Professional Highlights:

•	Columbia University
–	Dean, Graduate School of Business (2004 – Present)
–	Russell L. Carson Professor of Economics and Finance, Graduate School of Business (1994 – Present)
–	Professor of Economics, Faculty of Arts and Sciences (1997 – Present)
•	Co-Chair, Committee on Capital Markets Regulation, an independent nonprofit research organization (2006 – Present)
•	Chairman, President’s Council of Economic Advisers, an agency within the Executive Office of the President of the United States (2001 – 2003)
•	Chairman of the Economic Policy Committee, Organization for Economic Cooperation and Development, an international economic and trade organization (2001 – 2003)
•	Deputy Assistant Secretary for Tax Policy, United States Department of the Treasury (1991 – 1993)

Other Professional and Leadership Experience:

•	Dr. Hubbard is a member of numerous professional and civic organizations, including:
–	Economic Advisory Panel, Federal Reserve Bank of New York
–	Council on Foreign Relations
–	Advisory Board of the National Center on Addiction and Substance Abuse
•	Other public company directorships: Automatic Data Processing, Inc.; BlackRock Closed-End Funds
•	Prior public company directorships (past five years): KKR Financial Holdings LLC

Education:

•	B.A. and B.S., University of Central Florida
•	Ph.D. and A.M., Harvard University

Director since 2007

As an economic policy advisor to the highest levels of government and financial regulatory bodies, Dr. Hubbard has an unparalleled understanding of current global economic conditions and emergent regulations and economic policies. This expertise is relevant to the Board’s understanding of how shifting economic conditions and developing regulations and economic policies will likely impact MetLife’s investments, businesses and operations worldwide.

Professional Highlights:

•	MetLife, Inc.
–	Chairman of the Board (January 2012 – Present)
–	President and Chief Executive Officer (May 2011 – Present)
–	Executive Vice President and Chief Investment Officer (April 2005 – April 2011)
•	Executive Director, Pension Benefit Guaranty Corporation, a United States government agency (2001 – 2004)
•	Founder and Managing Partner, Orion Partners, LP, a private equity firm (1993 – 2001)
•	Founder and President, Eagle Capital Holdings, where Mr. Kandarian formed a private merchant bank to sponsor equity investments in small and mid-sized businesses (1990 – 1993)
•	Managing Director, Lee Capital Holdings, a private equity firm (1984 – 1990)
•	Mr. Kandarian began his career at Rotan Mosle, Inc., an investment bank

Other Professional and Leadership Experience:

•	Member of:
–	Board of Directors, Damon Runyon Cancer Research Foundation
–	Board of Directors, Lincoln Center for the Performing Arts
–	Business Council
–	Business Roundtable
–	Financial Services Forum
–	Partnership for New York City
•	Vice Chairman, Insurance Regulatory Committee of the Institute of International Finance (IIF)

Education:

•	B.A., Clark University
•	J.D., Georgetown University Law Center
•	M.B.A., Harvard Business School

Director since 2011

Mr. Kandarian’s leadership and financial acumen, as well as his experience with the Company, including as President and Chief Executive Officer and his earlier responsibilities for Investments, Global Brand and Marketing Services, and enterprise-wide corporate strategy, have provided him with a deep understanding of the Company’s businesses and global operations and the Company’s strategic direction and leadership selection.

8	MetLife 2015 Proxy Statement

ELECTION OF DIRECTORS

Alfred F. Kelly, Jr. age 56 Former President, American Express Company	Edward J. Kelly, III age 61 Former Chairman, Institutional Clients Group, Citigroup Inc.

Professional Highlights:

•	Chairman of the Board, President and Chief Executive Officer, NY/NJ Super Bowl Host Company, a nonprofit fundraising and planning organization (April 2011 – August 2014)
•	American Express Company, a financial services corporation
–

President (July 2007 – April 2010), responsible for global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel, and risk and information management

–	Group President (2005 – 2007), responsible for several key businesses, including U.S. consumer and small business cards, U.S. customer service, and risk management
•	Head of Information Systems, White House (1985 – 1987), with oversight of the information processing functions for several government agencies that comprise the Executive Office of the President

Other Professional and Leadership Experience:

•	Chairman, Board of Directors, School of the Holy Child
•	Vice Chairman, Wall Street Charity Golf Classic (benefits the Cystic Fibrosis Foundation)
•	Member, Boards of Trustees, of:
–	New York-Presbyterian Hospital
–	St. Joseph’s Seminary and College
–	New York Catholic Foundation
•	Other public company directorships: Visa Inc.
•	Prior public company directorships (past five years): Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc.

Education:

•	B.A. and M.B.A., Iona College

Director since 2009

Through his roles as a senior executive of a global financial services business and as the head of information systems of the White House, Mr. Kelly brings significant experience in risk management and mitigation, marketing, information technology and data management, as well as a sophisticated understanding of the considerations of shareholder value creation. These experiences and expertise are relevant to the Board’s oversight of the Company’s design and approach to risk management.

Professional Highlights:

•	Citigroup Inc., a financial services corporation
–	Chairman, Institutional Clients Group (January 2011– July 2014)
–	Chairman, Global Banking (April 2010 – January 2011)
–	Vice Chairman (July 2009 – March 2010)
–	Chief Financial Officer (March 2009 – July 2009)
–	Head of Global Banking (September 2008 – March 2009)
–	President and Chief Executive Officer, Citi Alternative Investments (March 2008 – August 2008)
–	President, Citi Alternative investments (February 2008 – March 2008)
•	Managing Director, The Carlyle Group, an asset management firm (July 2007 – January 2008)
•	Executive and leadership positions at various organizations, including:
–	The PNC Financial Services Group, Inc., a financial services corporation (March 2007 – June 2007)
–	Mercantile Bankshares Corporation, a financial services corporation (March 2001 – March 2007)
–	J.P. Morgan Chase & Co. (and its predecessor company J.P. Morgan & Co. Incorporated), a financial services corporation (November 1994 – January 2001)
•	Partner, Davis Polk & Wardwell LLP, a law firm (January 1988 – October 1994)

Other Professional and Leadership Experience:

•	Senior Advisor, Corsair Capital, a private equity firm (October 2014 – present)
•	Member, Board of Directors, Securities Industry and Financial Markets Association, a financial industry trade association (January 2009 – April 2014)
•	Other public company directorships: CSX Corporation; XL Group plc
•	Prior public company directorships (past five years): Hartford Financial Services Group

Education:

•	A.B., Princeton University
•	J.D., University of Virginia School of Law

Director since 2015

Mr. Kelly’s extensive leadership experience as an executive in the financial services industry further strengthens the Board’s strong qualifications to oversee the execution of MetLife’s strategies in complex legal and regulatory environments. Mr. Kelly’s contributions to building the client-centric model and managing the global operations of a major financial institution give him a background directly relevant to MetLife’s challenges and initiatives. Further, Mr. Kelly’s deep knowledge of investments and financial products and services makes him a valuable asset to MetLife and its shareholders.

MetLife 2015 Proxy Statement	9

ELECTION OF DIRECTORS

William E. Kennard age 58 Former U.S. Ambassador to the European Union	James M. Kilts age 67 Founding Partner, Centerview Capital

Professional Highlights:

•	Co-Founder and Non-Executive Chairman, Velocitas Partners LLC, an asset management firm (November 2013 – Present)
•	Member of Operating Executive Board, Staple Street Capital, a private equity firm (November 2013 – Present)
•	United States Ambassador to the European Union (December 2009 – August 2013)
•	Managing Director, The Carlyle Group, an asset management firm (May 2001 – December 2009)
•	United States Federal Communications Commission (December 1993 – January 2001)
–	Chairman (November 1997 – January 2001)
–	General Counsel (December 1993 – November 1997)
•	Partner, Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper), a law firm (April 1984 – December 1993)

Other Professional and Leadership Experience:

•	Member of:
–	U.S. Department of State Foreign Policy Advisory Board
–	Board of Directors, Center for a New American Security
–	Board of Directors, International African American Museum
•	Trustee, Yale Corporation
•	Other public company directorships: Duke Energy Corporation; AT&T Inc.; Ford Motor Company

Education:

•	B.A., Phi Beta Kappa, Stanford University
•	J.D., Yale Law School

Director since 2013

Mr. Kennard’s career has given him public policy and global investment expertise. As United States Ambassador to the European Union, Mr. Kennard worked to promote transatlantic trade and investment and reduce regulatory barriers to commerce. In his years of public service, Mr. Kennard advanced access of underserved populations to technology. Mr. Kennard’s extensive regulatory and international experience enhances the Board’s ability to oversee MetLife’s strategies.

Professional Highlights:

•	Founding Partner, Centerview Capital, a private equity firm (October 2006 – Present)
•	Vice Chairman, Board of Directors, The Procter & Gamble Company, a consumer products company (October 2005 – October 2006)
•	The Gillette Company, a consumer products company
–	Chairman of the Board (January 2001 – October 2005)
–	Chief Executive Officer (February 2001 – October 2005)
–	President (November 2003 – October 2005)
•

President and Chief Executive Officer, Nabisco Group Holdings Corp.; President and Chief Executive Officer, Nabisco Holdings Corp. and Nabisco Inc., manufacturer and marketer of packaged food products (January 1998 – December 2000)

•	Executive Vice President, Worldwide Food, Philip Morris, a manufacturer and marketer of packaged food products (1994 – 1997)
•	Various positions, Kraft, a manufacturer and marketer of packaged food products (through 1994), including:
–	President, Kraft USA and Oscar Mayer
–	Senior Vice President, Strategy and Development
–	President, Kraft Limited in Canada
–	Senior Vice President, Kraft International

Other Professional and Leadership Experience:

•	Member of:
–	Board of Overseers, Weill Cornell Medical College
–	Board of Trustees, Knox College
–	Board of Trustees, University of Chicago
–	Board of Directors, Cato Institute
•	Founder and Member, Steering Committee, Kilts Center for Marketing, University of Chicago Booth School of Business
•	Other public company directorships: Pfizer, Inc.; Non-Executive Director of Nielsen N.V.
•	Prior public company directorships (past five years): The New York Times Company; MeadWestvaco Corporation

Education:

•	B.A., Knox College
•	M.B.A., University of Chicago

Director since 2005

As a founding partner of a private equity firm and as a senior executive of several major consumer product companies with global sales and operations, Mr. Kilts brings an in-depth understanding of the business challenges and opportunities of diversified global enterprises and the related financial, risk management, talent management and shareholder value creation considerations. These experiences and knowledge are relevant to the Board’s oversight of the management of MetLife.

10	MetLife 2015 Proxy Statement

ELECTION OF DIRECTORS

Catherine R. Kinney age 63 Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.	Denise M. Morrison age 61 President and Chief Executive Officer, Campbell Soup Company

Professional Highlights:

•	NYSE Euronext, a provider of financial services including securities exchange and clearing operations
–	Served in Paris, France, with responsibility for overseeing the global listing program, marketing and branding (July 2007 – March 2009)
–	President and Co-Chief Operating Officer, New York Stock Exchange, Inc. (merged with Euronext in 2008 to form NYSE Euronext) (2002 – 2008)
–

Ms. Kinney joined the New York Stock Exchange in 1974 and held management positions in several divisions, with responsibility for all client relationships (1996 – 2007), trading floor operations and technology (1987 – 1996), and regulation (2002 – 2004)

Other Professional and Leadership Experience:

•	Chair, Board of Trustees, Catholic Charities of the Archdiocese of New York
•	Member of:
–	Board of Directors, Sharegift USA
–	Economic Club of New York
•	Other public company directorships: NetSuite, Inc.; MSCI Inc.; QTS Realty Trust, Inc.

Education:

•	B.A., magna cum laude, Iona College
•	Advanced Management Program, Harvard Graduate School of Business
•	Honorary Degrees: Georgetown University; Fordham University; Rosemont College

Director since 2009

Ms. Kinney’s experience as a senior executive and chief operating officer of a multinational, regulated entity, her key role in transforming the New York Stock Exchange (NYSE) to a publicly held company, and her leadership in developing and establishing the NYSE corporate governance standards for its listed companies (including MetLife) demonstrate her knowledge of and experience with issues of corporate development, transformation and governance. These qualities are relevant to ensuring that the Board establishes and maintains effective governance structures appropriate for a global provider of insurance and financial products and services.

Professional Highlights:

•	Campbell Soup Company, a food and beverage company (2003 – Present)
–	President and Chief Executive Officer (August 2011 – Present)
–	Executive Vice President and Chief Operating Officer (October 2010 – July 2011)
–	President, North America Soup, Sauces and Beverages (October 2007 – September 2010)
–	President, Campbell USA (June 2005 – September 2007)
–	President, Global Sales and Chief Customer Officer (April 2003 – May 2005)
•	Kraft Foods, Inc., a food and beverage company (1995 – 2003)
–

Various leadership roles, including: Executive Vice President and General Manager, Kraft Snacks (2001 – 2003); Executive Vice President and General Manager, Kraft Confections (2001); Senior Vice President and General Manager, Nabisco Down the Street (2000); Senior Vice President, Nabisco Sales and Integrated Logistics (1998 – 2000)

•	Various senior marketing and sales positions, Nestlé USA, Inc., a food and beverage company (1984 – 1995)
•	Various trade and business development positions, PepsiCo, Inc., a food and beverage company (1982 – 1984)
•	The Procter & Gamble Company, a consumer products company (1975 – 1982)

Other Professional and Leadership Experience:

•	Member of President Barack Obama’s Export Council
•	Member, Boards of Directors, of:
–	Consumer Goods Forum (Vice Co-Chair)
–	Catalyst, Inc., a nonprofit organization that strives to expand opportunities for women in business
–	Grocery Manufacturers Association
•	Other public company directorships: Campbell Soup Company
•	Prior public company directorships (past five years): The Goodyear Tire & Rubber Company

Education:

•	B.S., Boston College

Director since 2014

Ms. Morrison has a long and distinguished track record of building strong businesses and growing iconic brands. Her experience as chief executive officer of a global company provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning. Ms. Morrison’s strong commitment to corporate social responsibility and civic engagement make her a valuable resource for MetLife and its shareholders.

MetLife 2015 Proxy Statement	11

ELECTION OF DIRECTORS

Kenton J. Sicchitano age 70 Former Global Managing Director, PricewaterhouseCoopers LLP	Lulu C. Wang age 70 Founder and Chief Executive Officer, Tupelo Capital Management LLC

Professional Highlights:

•	PricewaterhouseCoopers LLP, a provider of audit and assurance, tax and consulting services (1970 – 2001)
–

Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, becoming a Partner in 1979. He held a variety of global leadership positions, including Global Managing Partner of Audit and Business Advisory Services and Global Managing Partner responsible for Audit and Business Advisory, Tax and Legal, and Financial Advisory Services.

Other Professional and Leadership Experience:

•	Director and Chair of the Finance Committee, New England Deaconess Hospital
•	Trustee, New England Aquarium
•	President, Harvard Business School Association of Boston
•	Director, Harvard Alumni Association and Harvard Business School Alumni Association
•	Other public company directorships: PerkinElmer, Inc.; Analog Devices, Inc.

Education:

•	B.A., Harvard College
•	M.B.A., Harvard Business School

Director since 2003

Mr. Sicchitano’s experience as a managing partner in a global advisory services firm has provided him with an understanding of the challenges and opportunities of managing a global business enterprise. His oversight of the firm’s audit practices and its Audit/Assurance, Business Advisory and Tax Services gave him broad knowledge of accounting and tax issues. This experience and knowledge are relevant to the Board’s oversight of the management of MetLife, a global insurance and financial services firm.

Professional Highlights:

•	Founder and Chief Executive Officer, Tupelo Capital Management LLC, an investment management firm (1997 – Present)
•	Director and Executive Vice President, Jennison Associates Capital Corporation, an investment management firm (1988 – 1997)
•	Senior Vice President and Managing Director, Equitable Capital Management, an investment management firm (1978 – 1988)

Other Professional and Leadership Experience:

•	Consulting Director, New York Community Trust
•	Member of:
–	Board of Overseers, Columbia Business School
–	Board of Trustees, Metropolitan Museum of Art
–	Board of Trustees, Rockefeller University
–	Board of Trustees, Asia Society
•	Trustee Emerita, Wellesley College
•	Trustee Emerita, WNYC Public Radio

Education:

•	B.A., Wellesley College
•	M.B.A., Columbia Business School

Director since 2008

Ms. Wang’s extensive experience in investment management and financial services, her knowledge and understanding of global capital markets, particularly in Asia, and her service on the boards and investment committees of major educational and civic organizations have given her a perspective that is particularly relevant to the Board’s oversight of the management of the Company and its investments, as well as a deep understanding of the importance of MetLife’s and MetLife Foundation’s contributions to community institutions.

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CORPORATE GOVERNANCE

Corporate Governance

The Board of Directors recognizes the importance of effective corporate governance in fulfilling its responsibilities to shareholders. This section describes some of MetLife’s key governance practices.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters, including:

•	Director qualifications, independence and responsibilities;

•	the identification of candidates for Board positions;

•	management succession;

•	Director access to management and outside advisors, including certain restrictions on the retention by Directors of an outside advisor that is otherwise engaged by the Company for another purpose;

•	Director compensation;

•	Director stock ownership guidelines;

•	the appointment of a Lead Director by the Independent Directors;

•	Director orientation and continuing education; and

•	Annual evaluation of the Board’s performance.

The Corporate Governance Guidelines and the Company’s By-Laws provide for a majority voting standard in uncontested Director elections.

A printable version of the Corporate Governance Guidelines is available on MetLife’s website at www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

Board and Committee Information

Composition and Independence of the Board of Directors. The Board currently consists of 13 Directors, 12 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the NYSE Corporate Governance Standards. An Independent Director for Audit and Compensation Committee purposes meets additional requirements under the NYSE Corporate Governance Standards and Rules

10A-3 and 10C-1, as applicable, under the Exchange Act.

The Board of Directors has adopted categorical standards to assist it in making determinations regarding Director independence. The Independent Directors satisfy all applicable categorical standards. The categorical standards are included in the Corporate Governance Guidelines of the Company, which are available on MetLife’s website at www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

The Board has affirmatively determined that all of the Directors, other than Steven A. Kandarian, the Company’s Chairman of the Board, President and Chief Executive Officer, are Independent Directors. The Board affirmatively determined in 2014 that each of Kurt M. Campbell and Hugh B. Price, who served as Directors during portions of 2014, was an Independent Director.

Board Leadership Structure. After careful consideration, in 2006, the Board of Directors determined that the preferred leadership structure for MetLife would be a Chairman of the Board who also is the Company’s Chief Executive Officer, and a separate empowered Lead Director who also is an Independent Director. The successful partnership between the executive Chairman of the Board and the independent Lead Director has provided strong, independent oversight of management and demonstrates that this leadership structure continues to be the most appropriate and effective model for the Company.

Mr. Kandarian, as the Company’s Chief Executive Officer, is responsible for the day-to-day operations of the Company and for setting its strategic business direction. In the performance of his responsibilities, both in his role as Chief Executive Officer and in his prior role as Chief Investment Officer with oversight of MetLife’s enterprise-wide corporate strategy, he has demonstrated a deep understanding of the Company’s business, opportunities and challenges, and the capabilities and talents of the senior leadership team — all of which he brings to bear in the performance of his responsibilities as Chairman of the Board.

Cheryl W. Grisé, the Company’s independent Lead Director, was appointed as Lead Director by the Company’s Independent Directors, as provided by the

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Company’s Corporate Governance Guidelines. Pursuant to the Guidelines, her responsibilities as Lead Director include:

•	presiding at executive sessions of the Board of Directors;

•	conferring with the Chairman of the Board and Chief Executive Officer about Board meeting schedules, agendas and information to be provided to the Directors;

•	conferring with the Chairman of the Board and Chief Executive Officer on issues of corporate importance that may involve action by the Board;

•	participating in the Compensation Committee’s annual performance evaluation of the Chairman of the Board and Chief Executive Officer; and

•

in the event of the incapacity of the Chairman of the Board and Chief Executive Officer, directing the Secretary of the Company to take all necessary and appropriate action to call a special meeting of the Board as specified in the By-Laws to consider the action to be taken under the circumstances.

Having an independent Lead Director and an executive Chairman of the Board helps ensure that the Directors are provided with appropriate information about the Company’s businesses and operations and have direct access to senior management, which enables them to effectively oversee the management of the Company and perform their roles and responsibilities as Directors of a complex, highly regulated, global enterprise.

Executive Sessions of Independent Directors. At each regularly scheduled meeting of the Board of Directors, the Independent Directors of the Company meet in executive session without management present. The Lead Director presides at the executive sessions of the Independent Directors.

Director Nomination Process. Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Governance and Corporate Responsibility Committee would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance, accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•

Commitment to the Company’s Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a global leader in business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•

Reputation and Integrity. Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•

Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of marketing and finance, sound business judgment, and an appropriate educational background.

In recommending candidates for election as Directors, the Governance and Corporate Responsibility Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the New York Stock Exchange Corporate Governance Standards, the ability of candidates to enhance the perspective and experience of the Board as a whole, and such other criteria as shall be established from time to time by the Board of Directors.

Potential candidates for nomination as Directors are identified by the Governance and Corporate Responsibility Committee and the Board of Directors through a variety of means, including search firms, Board members, Executive Officers and shareholders. Potential candidates for nomination as Director provide information about their qualifications and participate in interviews conducted by individual Board members.

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Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.

The Governance and Corporate Responsibility Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance and Corporate Responsibility Committee, MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary, not later than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at MetLife’s 2016 annual meeting of shareholders must be received by the Corporate Secretary of MetLife, Inc. no later than December 30, 2015 or such other date as may be announced by the Company in accordance with the Company’s By-Laws.

The Governance and Corporate Responsibility Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders.

The shareholder’s recommendation must set forth all the information regarding the recommended candidate that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and related regulations, and must include the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. The recommendation must also be accompanied by a completed disclosure questionnaire on a form posted on the Company’s website. In addition, the shareholder’s recommendation must include: (i) the name and address of, and class and number of shares of the Company’s securities owned beneficially and of record by, the recommending shareholder and any other person on whose behalf the shareholder is acting or with whom the shareholder is acting in concert; (ii) a description of all arrangements or understandings between any shareholder and the person being recommended and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder; (iii) satisfactory evidence that each shareholder is a beneficial owner, or a representation that the shareholder is a holder of record, of the

Company’s stock entitled to vote at the meeting, and a representation that the shareholder intends to appear in person or by a qualified representative at the meeting to propose the nomination; and (iv) if the recommending shareholder intends to solicit proxies, a statement to that effect.

Oversight of Risk Management by the Board of Directors. The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for overseeing the design and implementation of the Company’s approach to risk management.

In performing its risk management oversight functions, the Board oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its shareholders or that such strategies will motivate management to take excessive risks.

The Board of Directors also oversees the development and implementation of processes and procedures to mitigate the risk of failing to ensure the orderly succession of the Chief Executive Officer and the senior executives of the Company. The Board believes that the continuing development of the Company’s managerial leadership is critically important to its success. The Board, in coordination with the Governance and Corporate Responsibility Committee, periodically reviews the skills, experience, and development plans of the Company’s senior leaders who may ultimately be candidates for senior executive positions. The Directors meet regularly with senior leaders in the context of Board business, giving them an opportunity to assess the qualifications of these individuals. In addition, the Board plans for executive succession to ensure that the Company will have managerial talent available to replace current executives when that becomes necessary.

The Board of Directors has allocated its oversight of risk management among the Board as a whole and to the Committees of the Board, which meet regularly and report back to the full Board. All Committees play significant roles in risk oversight.

The Finance and Risk Committee has broad oversight responsibilities for the Company’s risk management. Annually, the Committee reviews, and recommends for Board approval, the Company’s Enterprise Risk Appetite Statement, which establishes quantitative and qualitative risk appetite measures and risk exposure

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CORPORATE GOVERNANCE

considerations and guidelines, and the Company’s Capital Policy and Liquidity Risk Management Policy. The Committee reviews the Company’s assessment and management of material risks, including its performance against applicable policies and procedures and related benchmarks and target metrics. The Committee oversees the Company’s financial policies and strategies, capital planning and adequacy, certain capital actions, mergers and acquisitions projects, and other financial matters. The Committee coordinates its oversight with the efforts of the Chief Risk Officer (who oversees and coordinates risk assessment and mitigation enterprise-wide) and other members of management. It also coordinates its oversight of management with the Chairs of the other Board Committees.

In addition to the Finance and Risk Committee’s oversight of the Company’s material risks, the Audit Committee, the Compensation Committee, the Governance and Corporate Responsibility Committee and the Investment Committee also exercise direct oversight of aspects of the Company’s enterprise risk management. Specifically,

•

The Audit Committee reviews with management, the internal auditor and the independent auditor, the Company’s system of internal control over financial reporting that is relied upon to provide reasonable assurance of the integrity of the Company’s financial statements.

•	The Compensation Committee is responsible for reviewing the Company’s compensation practices and overseeing risk management with respect to the Company’s compensation arrangements.

•

The Governance and Corporate Responsibility Committee, in coordination with the Board, reviews the Company’s proposed succession and development plans for executive officers. It reviews the Company’s ethics and compliance programs and its sales practices to mitigate the risk of non-compliance, customer and regulatory complaints and other reputational risks. It also oversees the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interest of the Company.

•

The Investment Committee oversees the management and mitigation of risks associated with the investment portfolios of MetLife and of the consolidated MetLife enterprise, including credit risk; interest rate risk; portfolio allocation and diversification risk; derivatives risk; counterparty risk; duration mismatch risk; and compliance with insurance laws and regulations that govern insurance company investments.

For further discussion of the Committees’ responsibilities, see “Board Committees,” “Audit Committee,” “Compensation Committee,” “Finance and Risk Committee,” “Governance and Corporate Responsibility Committee” and “Investment Committee” below.

Throughout the year, the Board and its Committees receive reports from the Chief Risk Officer and other senior management on enterprise risk management and specific risk topics. In particular, the Finance and Risk Committee reviews reports from the Chief Risk Officer and other senior management of the steps taken to measure, monitor and manage risk exposure in the enterprise. At each regularly scheduled meeting of the Finance and Risk Committee, the Chief Risk Officer meets in executive session of the independent Committee members without the Company’s Executive Officers to further discuss enterprise risk management.

Board Membership. For information about the current membership of the Board and the Board Committees, see the Proxy Summary on page 3. In addition to the memberships noted in the Proxy Summary, Gen. John Keane, who will retire from the Board as of the Annual Meeting, serves on the Audit Committee and the Governance and Corporate Responsibility Committee.

Board Meetings and Director Attendance. In 2014, the Board held seven meetings and the Board Committees of MetLife held a total of 34 meetings. All of the current Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the MetLife Committees on which they served during 2014.

Board Committees. MetLife’s Board of Directors has designated six standing Board Committees: Audit; Compensation; Executive; Finance and Risk; Governance and Corporate Responsibility; and Investment. The Board of Directors has delegated authority to the Committees, as described in their charters, to assist the Board in overseeing the management of the Company.

All Committees, other than the Executive Committee, are chaired by and consist entirely of Independent Directors. The Committees perform essential functions on behalf of the Board. The Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each Committee are defined in its charter and summarized below.

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The charters for the Audit, the Compensation, and the Governance and Corporate Responsibility Committees incorporate the requirements of the Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on MetLife’s website at www.metlife.com/corporategovernance.

Audit Committee. The Audit Committee oversees:

•	the Company’s accounting and financial reporting processes and the audits of its financial statements;

•	the adequacy of the Company’s internal control over financial reporting;

•	the integrity of its financial statements;

•	the qualifications and independence of the independent auditor;

•	the appointment, retention, performance and compensation of the independent auditor and the performance of the internal audit function; and

•	the Company’s compliance with legal and regulatory requirements.

The Audit Committee periodically discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management, including risks relating to MetLife information security systems. The Audit Committee meets at least six times a year, and meets regularly in executive session separately with management and with the Company’s internal and external auditors. The Audit Committee met 13 times in 2014. The Audit Committee’s activities during 2014 with respect to the oversight of the independent auditor are described in more detail in “Proposal 3 — Ratification of Appointment of the Independent Auditor” beginning on page 27. The Audit Committee Charter provides a more detailed description of the role and responsibilities of the Audit Committee.

Independence, Financial Literacy and Audit Committee Financial Experts. All six members of the Audit Committee, including Gen. John Keane, who will retire from the Board as of the Annual Meeting, are Independent Directors who meet the additional independence requirements of the NYSE Corporate Governance Standards and Rule 10A-3 under the Exchange Act and are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has determined that the following three members of the Audit Committee qualify as “audit committee financial experts,” as such term is defined by the SEC: Kenton J. Sicchitano (Chair), Alfred F. Kelly, Jr., and Edward J. Kelly, III.

Compensation Committee.

The Role and Responsibilities of the Compensation Committee. The Compensation Committee:

•	assists the Board in fulfilling its responsibility to oversee the development and administration of compensation programs for the Company’s executives and other employees of the MetLife enterprise;

•

approves the goals and objectives relevant to the Chief Executive Officer’s Total Compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s Total Compensation level based on such evaluation;

•

reviews, and recommends for approval by the Board, the Total Compensation of each person who is an “executive officer” of the Company under the Exchange Act and related regulations or an “officer” of the Company under Section 16 of the Exchange Act and related regulations, as well as the Company’s Chief Risk Officer, including their base salaries, annual incentive compensation, and long-term equity-based incentive compensation;

•

oversees the management and mitigation of risks associated with the development and administration of the Company’s compensation programs, including efforts to ensure that the Company’s incentive plans do not encourage or reward excessive risk taking; and

•

reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K), and, based on this review and discussion, (1) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement, and (2) issues the Compensation Committee Report for inclusion in the Proxy Statement. The 2014 Compensation Committee Report appears on page 31 of this Proxy Statement.

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. Under its charter, the Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officers of the Company any portion of its duties and responsibilities, if it believes such delegation is in the best interests of the Company and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards. Management’s

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CORPORATE GOVERNANCE

delegated authority does not include granting salary increases or incentive compensation to any Executive Officer, to any officer subject to the reporting requirements under Section 16 of the Exchange Act, or to the Company’s Chief Risk Officer. The Compensation Committee met eight times in 2014.

The Company’s processes for consideration and determination of executive compensation, and the central role of the Compensation Committee in those processes, are further described in the Compensation Discussion and Analysis beginning on page 32.

Executive Compensation Advisors. The Compensation Committee has sole authority to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor to the committee. It is not required to implement or act consistently with the advice or recommendations of any advisor, but retains discretion to act according to its own judgment. The Compensation Committee may retain or obtain the advice of an advisor only after taking into consideration factors related to that person’s independence from management that it determines are relevant, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the New York Stock Exchange, unless the retention of the advisor is exempt from this requirement under NYSE rules. The Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains. The Company is obligated to provide appropriate funding for reasonable compensation of any such advisor, as determined by the Compensation Committee.

To assist the Compensation Committee in carrying out its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. Meridian has provided the Compensation Committee with competitive market compensation data and overall market trends about executive compensation, has advised the Compensation Committee about the overall design and implementation of MetLife’s executive compensation programs, including decisions made under the programs, and has advised the Committee about regulatory, governance and accounting developments that may affect the Company’s executive compensation programs.

The Compensation Committee believes that its compensation consultant must be able to provide it with candid, direct, independent and objective advice.

In order to promote the objectivity, independence, and candor of Meridian’s advice:

•	Meridian reports directly to the Committee about executive compensation matters;

•	Meridian meets with the Committee in executive sessions that are not attended by any of the Company’s Executive Officers;

•	Meridian has direct access to the Chair and members of the Committee between meetings; and

•	the Committee has not directed Meridian to perform its services in any particular manner or under any particular method.

To help ensure that the Committee continues to receive independent and objective advice, the Company’s Corporate Governance Guidelines provide that any consultant retained by the Compensation Committee on executive compensation matters should not be retained to provide any other services to the Company. Meridian did not provide any such other services in 2014.

In addition, Meridian has provided the Compensation Committee with information regarding its relationship with MetLife and Meridian’s independence from management. This included information covering factors the Compensation Committee is required under NYSE rules to take into consideration before selecting an advisor. The Compensation Committee did not find that Meridian’s work raised any conflict of interest.

For information about the key factors that the Compensation Committee considers in determining the compensation of the members of the Executive Group, as well as the role of the Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer in setting such compensation, see the Compensation Discussion and Analysis beginning on page 32. Also see the Compensation Discussion and Analysis for information about compensation paid to the persons listed in the Summary Compensation Table on page 52.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2014, no Executive Officer of MetLife served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity where one of the executive officers is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.

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CORPORATE GOVERNANCE

Executive Committee. The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Executive Committee did not meet in 2014.

Finance and Risk Committee. The Finance and Risk Committee oversees the Company’s financial policies and strategies; its capital structure, plans and policies, including capital adequacy, dividend policies and share repurchases; its proposals on certain capital actions and other financial matters; its assessment and management of material risks; and in consultation with the Compensation Committee, the appointment, retention and performance of the Chief Risk Officer. The Finance and Risk Committee has in the past engaged and is likely from time to time in the future to engage external consultants to assess the alignment of the Company’s risk models and practices to industry best practices.

Specifically, the Finance and Risk Committee:

•	reviews the Company’s key financial, risk and business metrics;

•

reviews and monitors all aspects of the Company’s capital plan, actions and policies (including the guiding principles used to evaluate all proposed capital actions), targets and structure (including the monitoring of capital adequacy and of compliance with the Company’s capital plan);

•	consistent with the Company’s capital plan, safety and soundness principles and applicable law, reviews proposals and reports concerning certain capital actions and other financial matters; and

•	reviews policies, practices and procedures regarding risk assessment and management.

The Finance and Risk Committee met six times in 2014. For further discussion of the Finance and Risk Committee’s responsibilities for oversight of risk management, see “Oversight of Risk Management by the Board of Directors” beginning on page 15.

Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee assists the Board of Directors in identifying individuals qualified to become members of the Company’s Board, consistent with the criteria established by the Board; proposing candidates to be nominated for election as Directors at annual or special meetings of shareholders or to be elected by the Board to fill any vacancies on the Board; developing and recommending to the Board of Directors for adoption corporate governance guidelines applicable to the Company; and reviewing proposed succession plans for the Chief Executive Officer and succession and development plans for the Company’s executive officers, and making recommendations to the Board of Directors with respect to such plans. It also oversees the Company’s compliance responsibilities and activities, including its legislative and regulatory initiatives, sales practices and ethics and compliance programs, as well as the Company’s policies concerning its corporate citizenship programs.

Each year, the Governance and Corporate Responsibility Committee oversees a robust Board evaluation. The Committee solicits comments from Directors on the Board’s and its Committees’ performance, including the adequacy of the time allocated to Board and Committee business, the quality of materials provided by management, and the quality of the presentations. Directors are also invited to recommend topics for the Board to consider at future meetings. The Committee reports these results to the full Board. The Board completes its evaluation through a discussion in executive session without any management present.

The Governance and Corporate Responsibility Committee also oversees the management and mitigation of risks related to failure to comply with required or appropriate corporate governance standards.

The Governance and Corporate Responsibility Committee also is responsible for reviewing the compensation and benefits of the Company’s non-employee Directors and recommending any changes to the Board. During 2014, Meridian provided the Board with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. The Committee recommended, and the non-management members of the Board of Directors approved, the increase in the stock ownership guidelines for non-management directors from three to four times the cash component of the annual retainer. The Committee did not make any other changes to Non-Management Director compensation in 2014.

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CORPORATE GOVERNANCE

The Governance and Corporate Responsibility Committee Charter provides a more detailed description of the role and responsibilities of the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee met seven times in 2014.

Investment Committee. The Investment Committee oversees the management of investment activities of MetLife and, on a consolidated basis, of MetLife and all of its direct and indirect subsidiaries. In performing its oversight responsibilities, the Committee reviews reports from the investment officers on (i) the investment activities and performance of the investment portfolios of MetLife and its subsidiaries and (ii) the conformity of investment activities with the

Investment Committee’s general authorizations and investment guidelines. The Investment Committee also oversees the management and mitigation of risks associated with the investment portfolios of MetLife and its subsidiaries.

The Board of Directors formed MetLife’s Investment Committee on December 9, 2014, and it met for the first time in 2015. Prior to that time, the Investment Committee of the Board of Directors of MLIC oversaw the investment portfolios of MetLife and its subsidiaries at the request of the MetLife Board of Directors. During 2014, each of the members of the Investment Committee served on the Investment Committee of the Board of Directors of MLIC. The MLIC Investment Committee met six times in 2014.

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CORPORATE GOVERNANCE

Director Compensation in 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Kurt M. Campbell	$0	$0	$299	$299
Cheryl W. Grisé	$180,000	$130,010	$1,619	$311,629
Carlos M. Gutierrez	$130,000	$130,010	$1,619	$261,629
R. Glenn Hubbard	$155,000	$130,010	$6,619	$291,629
John M. Keane	$130,000	$130,010	$1,619	$261,629
Alfred F. Kelly, Jr.	$155,000	$130,010	$6,619	$291,629
William E. Kennard	$130,000	$130,010	$6,619	$266,629
James M. Kilts	$155,000	$130,010	$6,619	$291,629
Catherine R. Kinney	$130,000	$130,010	$4,119	$264,129
Denise M. Morrison (1)	$151,429	$151,481	$1,487	$304,397
Hugh B. Price	$0	$0	$2,889	$2,889
Kenton J. Sicchitano	$155,000	$130,010	$4,119	$289,129
Lulu C. Wang	$130,000	$130,010	$1,619	$261,629

(1)	Ms. Morrison was appointed to the Board of Directors in 2014 before that year’s Annual Meeting. As a result, the Company paid Ms. Morrison a prorated annual retainer fee for the period of anticipated service in 2014 until the 2014 Annual Meeting. Approximately 50% of the retainer, or $21,471, was paid through the grant of 425 Shares at a grant date fair value of per Share of $50.52, the closing price of a Share on the NYSE on the grant date. The rest of the retainer was paid in $21,429 cash. For directors who were members of the Board of Directors in 2013, the retainer fee for the portion of 2014 prior to the 2014 Annual Meeting was paid in 2013.

The Non-Management Directors included in the 2014 Director Compensation table, and the discussion below pertaining to the table, are limited to those who served as Directors during the year. Ms. Morrison was first elected to the Board of Directors during 2014. Mr. Campbell resigned from the Board of Directors prior to the Company’s 2014 Annual Meeting. Mr. Price retired from the Board of Directors as of the Company’s 2014 Annual Meeting.

Fees Earned or Paid in Cash and Stock Awards. The Non-Management Directors’ annual retainer fees are reported under “Fees Earned or Paid in Cash” and “Stock Awards” in the Director Compensation table.

After the Company’s 2014 Annual Meeting, each active Non-Management Director was paid an annual retainer of $260,000 in advance for services through the 2015 Annual Meeting. Approximately 50% of the retainer, or $130,010, was paid through the grant of 2,505 Shares at a grant date fair value per share of $51.90, the closing price of a Share on the NYSE on the grant date. The rest of the retainer was paid in $130,000 cash.

In addition, the Company paid an annual cash retainer fee of $25,000 in 2014 to each Non-Management Director who served as Chair of a Board Committee (Ms. Grisé, Mr. Kelly, Mr. Kilts, and Mr. Sicchitano) and the Non-Management Director who served as Chair of the Investment Committee of MLIC (Mr. Hubbard). The Company also paid an annual cash retainer of $25,000 in 2014 to its Lead Director (Ms. Grisé).

The MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (2005 Director Stock Plan), which was approved by the Company’s shareholders in 2004, authorized the Company to issue Shares in payment of Director retainer fees. The dollar amounts reported under “Stock Awards” represent the grant date fair value of such Share awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The grant date fair value represents the number of Shares granted multiplied by the closing price of the Shares on the NYSE on the grant date. Share awards granted to the Non-Management Directors as part of their annual retainer vest and become payable immediately upon their grant. As a result, no Share awards were outstanding for any of the Non-Management Directors as of December 31, 2014. None of the Non-

MetLife 2015 Proxy Statement	21

CORPORATE GOVERNANCE

Management Directors had any outstanding and unexercised Stock Options as of December 31, 2014.

A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or Shares (and any imputed reinvested dividends on those deferred Shares) until a later date or until after he or she ceases to serve as a Director.

All Other Compensation. The Non-Management Directors’ 2014 benefits, gift programs, and reportable perquisites and other personal benefits are included under “All Other Compensation” in the Director Compensation table.

Life Insurance Programs. MetLife paid $1,584 in premiums for each Non-Management Director who joined the Board on or after January 1, 2003, and who served the entirety of 2014, to receive $200,000 of group life insurance coverage during 2014. The Company incurred a pro rata portion of that cost to provide coverage to Mr. Campbell ($264) and Ms. Morrison ($1,452) for the portion of 2014 during which each served as a Director.

Non-Management Directors who joined the Board prior to January 1, 2003 receive $200,000 of individual life insurance coverage under policies then in existence. Until his retirement, Mr. Price was the only Non-Management Director eligible for this program. MetLife paid a program administration fee of $1,538 for Mr. Price’s coverage.

Business Travel Insurance Program. MetLife provided each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. MetLife’s per Director cost for this coverage in 2014 was $35.

Charitable and Matching Gifts Programs. The MetLife Foundation provided up to $5,000 in matching contributions for each Non-Management Director’s contributions to colleges and universities in 2014 under a matching gift program for employees and Non-Management Directors. The foundation contributed $5,000 to match contributions made by each of Mr. Hubbard, Mr. Kelly, Mr. Kennard, and Mr. Kilts in 2014. It also contributed $2,500 to match contributions made by each of Ms. Kinney and Mr. Sicchitano in 2014.

In addition, the foundation provided a matching contribution of $2,500 for contributions that each of Ms. Kinney and Mr. Sicchitano made in 2013. Because these contributions related to the directors’ 2013 contributions, they are not reported on the table above. They were not reported in the Company’s 2014 Proxy Statement because the process for matching the contributions did not begin until after that Proxy Statement was filed.

In addition, Mr. Price participates in a charitable gift program for Non-Management Directors elected to the Board of MLIC prior to October 1, 1999. Under that program, Non-Management Directors may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from MLIC in the name of the Director following the Director’s death. The proportionate share of a service fee paid by MLIC in 2014 to administer the program attributable to Mr. Price was $1,316. The premiums for the insurance policies under the program were paid in full prior to 2014.

Perquisites and Other Personal Benefits. The Company paid for personal expenses of certain Non-Management Directors or their guests in connection with Company business conferences or other events in 2014. For each Non-Management Director for whom such expenses were paid, the aggregate amount paid by the Company in 2014 was less than $10,000, and as a result is not reported.

Compensation of Mr. Kandarian. Mr. Kandarian was compensated as an employee in 2014, and received no compensation in his capacity as a member of the Board of Directors. For information about compensation for Mr. Kandarian in 2014, see the Summary Compensation Table on page 52 and the accompanying discussion.

Director Stock Ownership Guidelines; Anti-Hedging Policy; Restrictions on Pledging

During 2014, the Board of Directors increased its expectations of each director’s Share ownership. Under the stock ownership guidelines established by the Board of Directors, each Non-Management Director is now expected to own stock-based holdings equal in value to at least four times the cash component of the Non-Management Director’s annual retainer. The previous guideline was three times the cash component of the retainer.

Each Non-Management Director is expected to achieve this new level of ownership by December 31 of the year in which the fourth anniversary of his or her election to the Board occurs. As of December 31, 2014, each Non-Management Director who had served beyond the fourth anniversary of his or her election to the Board had met these guidelines.

22	MetLife 2015 Proxy Statement

CORPORATE GOVERNANCE

Pursuant to the Company’s Insider Trading Policy, Directors may not engage in short sales, hedging, or trading in put and call options with respect to the Company’s securities. Directors’ pledging of Company securities are also subject to restrictions under the Insider Trading Policy, as further discussed in the Compensation Discussion and Analysis beginning on page  32. No serving Director pledged any Company equity securities during 2014.

Director Retirement Policy

The retirement policy adopted by the Board of Directors provides that no Director may stand for election as a Board member after he or she reaches the age of 72, and that a Director may continue to serve until the annual meeting coincident with or immediately following his or her 72nd birthday. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities. The Director’s retirement policy is set forth in the Company’s Corporate Governance Guidelines.

Director Indemnity Plan

The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company. In addition, the Company’s Director Indemnity Plan affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.

Procedures for Reviewing Related Person Transactions

The Company has established written procedures for the review, approval or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related person transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.

Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report related person transactions in writing to the Company. The Governance and Corporate Responsibility Committee reviews, approves or ratifies related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance and Corporate Responsibility Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies related person transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance and Corporate Responsibility Committee for review, approval or ratification if he believes that such referral would be appropriate.

The Governance and Corporate Responsibility Committee or the Chief Executive Officer will approve a related person transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company, and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.

MetLife 2015 Proxy Statement	23

CORPORATE GOVERNANCE

Related Person Transactions

Executive Officers. A Company affiliate employs a sibling of Maria R. Morris, Executive Vice President and member of the Executive Group for 2014. Ms. Morris’ sibling earned compensation of approximately $218,291 for 2014.

The employee is not an Executive Group member, does not report directly to any member of the Executive Group and does not report indirectly to the Executive Group member to whom the employee is related. The employee participates in compensation and benefit arrangements generally applicable to similarly-situated employees.

Codes of Conduct

Financial Management Code of Professional Conduct. The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

Directors’ Code of Business Conduct and Ethics and Code of Conduct for MetLife Employees. The Company has adopted the Directors’ Code of Business Conduct and Ethics, which is applicable to all members of the Company’s Board of Directors including the Chief Executive Officer, and the Code of Conduct, which applies to all employees of the Company and its affiliates, including the Executive Officers of the Company. Current, printable versions of the Directors’ Code and the Code of Conduct for MetLife employees are available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

24	MetLife 2015 Proxy Statement

APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

PROPOSALS 2(a) AND 2(b) — APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO CHANGE EACH SUPERMAJORITY COMMON SHAREHOLDER VOTE REQUIREMENT TO A MAJORITY VOTE REQUIREMENT

The Board of Directors recommends that you vote FOR the approval of amendments to the Certificate of Incorporation to change each supermajority common shareholder vote requirement to a majority vote requirement.

MetLife’s Certificate of Incorporation, as amended to date (Certificate of Incorporation or Charter), provides that certain provisions of the Charter may be amended only by the affirmative vote of at least three-quarters of the then outstanding Shares of MetLife entitled to vote generally in the election of Directors (Outstanding Shares). The Charter also provides that shareholders may amend the Company’s Amended and Restated By-Laws (By-Laws) by the affirmative vote of at least three-quarters of the Outstanding Shares.

The Board of Directors reviews the Company’s corporate governance practices on a continuing basis. In light of evolving practices and shareholder input, the Board has determined that it is in the best interests of the Company to amend the Charter to change each of the supermajority Share vote requirements to a requirement for an affirmative vote of a majority of Outstanding Shares. The majority voting requirements will give shareholders enhanced flexibility to change the Company’s governing documents, while ensuring that fundamental changes made by shareholders will be acceptable to the holders of a majority of Shares. The Board of Directors will retain the ability to amend the By-Laws.

The proposed amendments may, if adopted, make it easier for one or more shareholders to change the Company’s corporate governance and, therefore, make it more difficult for the Board of Directors to protect shareholders’ interests, e.g., if they are presented with an acquisition proposal that undervalues the Company. Nevertheless, there are other actions that the Board of Directors can take to protect shareholders’ interests on such occasions.

The Board of Directors is proposing these amendments for the reasons described above. It does not otherwise have any current plans to amend the By-Laws or any of the Charter provisions described below that currently require a supermajority vote, or to take or propose to take any action contemplated by such provisions. The proposed amendments do not affect the voting rights of the Company’s preferred stock. The general description of provisions of our Charter and By-Laws and the proposed amendments set forth below are qualified in their entirety by reference to the text of Appendices B and C.

The Board recommends that the shareholders vote to approve each of the two proposals.

Proposal 2(a): Change Each Supermajority Common Shareholder Vote Requirement for Amendments to the Certificate of Incorporation to a Majority Vote Requirement

Article IX of the Charter currently requires the affirmative vote of at least three-quarters of the Outstanding Shares to amend certain Charter provisions. These are:

•	Article IV, Section 5 – Shareholder rights plans;

•

Article VI – Board of Directors; management of the Company (which includes provisions relating to the Board of Directors and management of the business of the Company and the MetLife Policyholder Trust, the removal of Directors, the filling of Directorship vacancies, advance notice of nominations for the election of Directors, and Board and shareholder authority to amend the By-Laws);

•	Article VII – Liability of Directors;

•	Article VIII – No shareholder actions by written consent; and

•	Article IX – Amendment of the Charter

If the shareholders approve Proposal 2(a), then Article IX of the Charter will allow shareholders to amend the provisions of the Charter described above by an affirmative vote of a majority of the Outstanding Shares. Appendix B shows the proposed changes to Article IX of the Charter.

MetLife 2015 Proxy Statement	25

APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

Proposal 2(b): Change the Supermajority Vote Requirement for Shareholders to Amend the By-Laws to a Majority Vote Requirement

Article VI, Section 3(f) of the Charter currently provides that the shareholders can amend the By-Laws by affirmative vote of at least three-quarters of the Outstanding Shares. If the shareholders approve Proposal 2(b), then Article VI, Section 3(f) of the Charter will allow the shareholders to amend the By-Laws by an affirmative vote of a majority of Outstanding Shares. Appendix C shows the proposed changes to Article VI, Section 3(f) of the Charter.

In addition, if the shareholders vote to approve Proposal 2(b), the By-Laws will be automatically amended to conform to the provisions of the Charter, effective at the same time the Charter changes. Currently, Section 10.01(b) of the By-Laws provides that the shareholders can amend the By-Laws by affirmative vote of three-quarters or more of the Outstanding Shares. The Board of Directors has amended the By-Laws, contingent and effective upon a filing of a certificate of amendment of Article VI, Section 3(f) of the Charter with the Secretary of State of Delaware in accordance with Proposal 2(b). If the amendment becomes effective, the By-Laws will allow shareholders to amend the By-Laws by affirmative vote of a majority of Outstanding Shares. Appendix D shows the proposed changes to the By-Laws.

Thus, if the amendments to the Charter are approved by shareholders, all of the supermajority voting requirements in the Charter and By-Laws that are applicable to Shares will be replaced with an affirmative vote of a majority of Outstanding Shares standard.

Votes Required to Approve; Effectiveness

Shareholders will vote on Proposals 2(a) and 2(b) separately, and the approval of each proposal is not conditioned on the approval of the other proposal. Approvals of Proposals 2(a) and 2(b) will each require the affirmative vote of the holders as of the record date of at least three-quarters of the Outstanding Shares. Abstentions and failures to vote will have the same effect as votes cast against the approval of Proposal 2(a) or Proposal 2(b). Charter amendments, if approved, will not be effective until the Company files certificates of amendment with the Secretary of State of Delaware following the Annual Meeting. If shareholders do not approve Proposal 2(a) or Proposal 2(b), the related current voting requirement will remain in place.

The Board of Directors recommends, on the basis of the foregoing, that you vote FOR the approval of each of these proposals to amend the Charter.

26	MetLife 2015 Proxy Statement

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2015.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2015. Deloitte’s long-term knowledge of MetLife and the MetLife group of companies, combined with its insurance industry expertise and global presence, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.

The appointment of Deloitte by the Audit Committee is being presented to the shareholders for ratification. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its decision and may continue to retain Deloitte. If the shareholders ratify the appointment, the Audit Committee continues to have the authority to and may change such appointment at any time during the year. The Audit Committee will make its determination regarding such retention or change in light of the best interests of MetLife and its shareholders.

In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•

Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the global reach of the Deloitte network of member firms and its alignment with MetLife’s worldwide business activities;

•	the key members of the engagement team, including the lead audit partner, for the audit of the Company’s financial statements;

•	Deloitte’s performance during its engagement for the fiscal year ended December 31, 2014;

•	the quality of Deloitte’s communications with the Audit Committee regarding the conduct of the audit, and with management with respect to issues identified in the audit, and the consistency of such communications with applicable auditing standards;

•	Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

Deloitte has served as independent auditor of the Company since 1999, and as auditor of affiliates of the Company for more than 75 years. Under current legal requirements, the lead or concurring auditor partner for the Company may not serve in that role for more than five consecutive fiscal years, and the Audit Committee ensures the regular rotation of the audit engagement team partners as required by law. The Chair of the Audit Committee is actively involved in the selection process for the lead and concurring partners.

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor. Any pre-approval of services between Audit Committee meetings must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee is responsible for approving fees for the audit and for any audit-related, tax or other permitted non-audit services. If the audit, audit-related, tax and other permitted non-audit fees for a particular period or service exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees.

Representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

MetLife 2015 Proxy Statement	27

INDEPENDENT AUDITOR’S FEES FOR 2014 AND 2013

Independent Auditor’s Fees for 2014 and 2013

The table below presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2014 and 2013. All fees shown in the table were related to services that were approved by the Audit Committee.

The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

•	operations of the Company’s subsidiaries in multiple, global jurisdictions (approximately 40 during 2014);

•	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions;

•	the operating insurance companies’ responsibility for preparing audited financial statements; and

•	the applicability of SEC reporting requirements to several of the Company’s operating insurance subsidiaries, which are SEC registrants.

	2014	2013
	($ in millions)
Audit Fees (1)	$71.4	$70.2
Audit-Related Fees (2)	$7.0	$8.1
Tax Fees (3)	$3.1	$4.3
All Other Fees (4)	$0.3	$0.8

(1)	Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. In 2014, Deloitte issued over 250 audit reports.

(2)	Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with proposed or consummated acquisitions and divestitures, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(3)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of advisory services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities. In 2014, tax compliance and tax preparation fees total $1.3 million and tax advisory fees total $1.8 million and in 2013, tax compliance and preparation fees total $2.9 million and tax advisory fees total $1.4 million.

(4)	Fees for other types of permitted services, including employee benefit advisory services, risk consulting services, financial advisory services and valuation services.

28	MetLife 2015 Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

The Audit Committee currently consists of five independent Directors who satisfy the audit committee independence standards of the SEC and the NYSE. The Audit Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting processes and audits of the Company’s financial statements, the adequacy of the Company’s internal control over financial reporting and the appointment, retention, performance and compensation of the Company’s independent auditor. For more information on the Audit Committee and its qualifications and responsibilities, see “Corporate Governance — Board and Committee Information — Oversight of Risk Management by the Board of Directors” beginning on page 15, “Corporate Governance — Board and Committee Information — Audit Committee” on page 17, and the Audit Committee Charter on the Company’s website at www.metlife.com/corporategovernance.

Management is responsible for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit Committees (AU 380), Statement on Auditing Standards No. 114, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.

During 2014, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In doing so, management utilized the criteria established in the Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting and met in executive session separately with the internal and the independent auditor to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting. The Audit Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2014 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the 2014 Form 10-K). The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and with Deloitte MetLife’s audited consolidated financial statements for the year ended December 31, 2014 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 26, 2015 regarding the 2014 audited consolidated financial statements included in the 2014 Form 10-K. The Deloitte report states that MetLife’s 2014 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2014 and 2013 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. In reliance upon the reviews and discussions with management and Deloitte described in this Audit Committee Report, and the Board of Directors’ receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2014 audited consolidated financial statements be included in the 2014 Form 10-K.

Respectfully,

Kenton J. Sicchitano, Chair

Cheryl W. Grisé

John M. Keane

Alfred F. Kelly, Jr.

Catherine R. Kinney

MetLife 2015 Proxy Statement	29

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 4 — ADVISORY VOTE TO APPROVE THE COMPENSATION

PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that you vote FOR this proposal: “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to endorse or not endorse the Company’s executive compensation programs and policies and the resulting compensation for the individuals listed in the Summary Compensation Table on page 52 (the Named Executive Officers), as described in this Proxy Statement.

The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards.

The Board has approved an annual frequency for shareholder votes to approve executive officer compensation. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2016 Annual Meeting. The Company also anticipates that, unless the Board determines otherwise, management will next ask shareholders in 2017 to vote on their preference for the frequency of such votes.

The Compensation Committee and Board of Directors believe that the Company’s compensation programs and policies, and the compensation of the Named Executive Officers, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. See the Compensation Discussion and Analysis, beginning on page 32. Accordingly, the Board of Directors recommends that you vote FOR this proposal.

30	MetLife 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

This report is furnished by the Compensation Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is set forth on pages 32 through 51 of the Company’s 2015 Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the 2015 Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended

(the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Respectfully,

James M. Kilts, Chair

Cheryl W. Grisé

Alfred F. Kelly, Jr.

Denise M. Morrison

Kenton J. Sicchitano

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

32	MetLife 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program for the Named Executive Officers and the rest of the Executive Group, who comprise the Executive Officers of the Company. It also describes the key factors that the Compensation Committee considered in determining the compensation of the members of the Executive Group.

Executive Summary and Overview

Highlights of 2014 Business Results

In 2014, under the leadership of Chief Executive Officer Steven A. Kandarian, the Company generated results that exceeded both its Business Plan goals and its 2013 results in key measures such as Operating Earnings and Operating Earnings Per Share, and that exceeded its Business Plan goal for Operating Return on Equity. For more details, see page 42. The Company achieved key elements of its multi-year strategy in 2014 by shifting toward less capital-intensive products and completing pre-tax net expense savings of $600 million. The Company also completed a $1 billion Share repurchase program announced mid-year.

2014 Compensation Highlights

MetLife maintained its commitment to its pay for performance philosophy in 2014.

The Compensation Committee’s decisions on the Named Executive Officers’ compensation reflected the Committee’s view of the Company’s performance and each executive’s performance relative to his goals and other challenges and opportunities that arose in 2014.

Under the leadership of Mr. Kandarian and his Executive Group, the Company had a strong year of performance on strategic and operational matters and solid financial performance, consistent with an aggressive Business Plan and in the face of strong regulatory headwinds. MetLife’s achievements in 2014 include:

•	Improved customer centricity, meeting Net Promoter Score targets at 20 critical customer touch points across our businesses in six key markets.

•	Expanded the Global Employee Benefits business through local employee benefit revenue as well as multinational and expatriate sales.

•	Grew emerging markets earnings notably year-over-year.

•	Exceeded cost savings initiatives through consolidating operations and real estate, prudent expense management, and streamlining processes.
•	Strengthened relationships with the investor community through conferences, meetings, and Company-hosted events.

•	Reduced variable annuity sales, as planned, to shift toward less capital-intensive products.

•	Enhanced enterprise succession bench strength and goals, fostering diversity and inclusion.

Based on these and other accomplishments, some individual executive annual incentives increased over last year, some decreased, and some stayed the same. The rationale for individual incentive decisions is covered starting on page 43.

MetLife continued to emphasize variable performance-based compensation over fixed or guaranteed pay. The Company’s Chief Executive Officer was paid 92% of his Total Compensation for 2014 performance in a form that was variable rather than fixed. The Chief Executive Officer’s long-term stock-based incentive compensation was 67% of his total incentive compensation for 2014, based on MetLife’s compensation valuation methodology. The Compensation Committee allocated 85% of all other Executive Group members’ Total Compensation for 2014 to a variable form, and 60% of all their incentive compensation to stock-based long-term awards. MetLife determines the number of Performance Shares, Performance Units, Restricted Stock Units, and Restricted Units in each award by dividing the portion of the value attributable to the award by the Share closing price on the grant date, and the number of Stock Options in the award by dividing the portion of the value attributable to the award by one-third of the Share closing price on the grant date. If, however, the Share closing price on the grant date is outside a 15% range (higher or lower) of the average Share closing price for the year to date, MetLife uses that average closing price instead of the closing price on the grant date. Regardless, the exercise price of Stock Options is the closing price on the grant date.

The Company determined the total amount of 2014 annual incentive compensation to management and other administrative employees in light of Operating Earnings (excluding variable investment income in excess of 10% higher than target) compared to its Business Plan goal. For 2014, the Company exceeded its Business Plan goal by 1.1%, producing an above-target performance factor for purposes of determining the maximum amount available for annual incentive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s long-term performance, including changes to the price of Shares, has a significant impact on the Named Executive Officers’ compensation. For example, the performance factor for the 2011-2013 Performance Shares (paid out in 2014) was 80%, based on the Company’s three-calendar year performance relative to a group of competitors. The total shareholder return on Shares, including change in Share price and imputed reinvested dividends (TSR) for the performance period, was 27.9%.

Key Features of MetLife’s Executive Compensation Program

MetLife’s compensation program has a number of features that promote the Company’s success, including:

✓	paying for performance: most compensation is variable and dependent on achievement of business results.

✓	aligning executives’ interests with those of shareholders: most incentive compensation is stock-based, and executives are expected to meet stock ownership guidelines.

✓

encouraging long-term decision-making: Stock Options and Restricted Stock Units vest over three years, Stock Options may normally be exercised over 10 years, and the ultimate value of Performance Shares is determined by the Company’s performance over three years.

✓

rewarding achievement of the Company’s business goals: amounts available for annual incentive awards are based on Company performance compared to its Business Plan; individual awards take account of individual executive performance relative to individual goals.

✓

avoiding incentives to take excessive risk: the Company does not make formulaic awards as part of its normal program, uses Operating Earnings (which excludes net investment gains and losses and net derivative gains and losses) as a key performance indicator, and uses multiple-year performance to determine the ultimate value of stock-based awards.

The Company’s compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company:

×

does not offer a supplemental executive retirement plan that provides benefits under a different formula than the pension plan applicable to most U.S.-based employees, or that adds to years of service or includes long-term incentive compensation in the benefits formula.

×	does not provide excessive perquisites.

×	does not allow repricing or replacing of Stock Options or stock appreciation rights without prior shareholder approval.

×	does not provide any “single trigger” change-in-control severance pay or any severance pay beyond two times average pay.

×

does not provide for “single trigger” vesting of stock-based awards upon a change-in-control without the opportunity for the Company or a successor to substitute alternative awards that remain subject to vesting.

×

does not provide for any excise tax payment or tax gross-up for change-in-control related payments, or for tax gross-up for any perquisites or benefits, other than in connection with relocation or other transitionary arrangements when an Executive Group member begins employment.

×	does not allow executives, or other associates, to engage in short sales, hedging, or trading in put and call options with respect to the Company’s securities.

×	restricts directors and employees, including executives, in how they may pledge MetLife securities.

Risk Management

MetLife’s compensation program aligns with Company strategies and has a number of features that contribute to prudent decision making and avoid providing executives with an incentive to take excessive risks.

One important feature of MetLife’s program is its use of Operating Earnings as a metric in incentive programs. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. This removes incentives not to hedge exposures to various risks inherent in a number of products or to disrupt the risk balance in MetLife’s investment portfolio by harvesting capital gains for the sole purpose of enhancing incentive compensation. It also removes incentives to use derivatives for speculative purposes, a practice that the Company prohibits. In addition, the Company uses three-year overlapping performance periods and vesting for long-term incentive compensation, so that time horizons for compensation reflect the extended time horizons for the results of many business decisions.

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COMPENSATION DISCUSSION AND ANALYSIS

Other features of MetLife’s program, such as Share ownership requirements and a performance-based compensation recoupment policy, ensure that executives’ interests are aligned with those of shareholders. Through policies such as these, the Company encourages prudent risk-taking to the long-term benefit of shareholders, including the executives.

Management has reviewed the employee incentive compensation programs to ensure that, in design and operation and taking into account all of the risk management processes in place, they do not encourage excessive risk taking. In doing so, it followed principles provided by the Company’s Chief Risk Officer regarding performance measures, performance periods, payment determination processes, management controls, and other aspects of the arrangements. As a result of this review and his own assessment of the programs, the Company’s Chief Risk Officer has concluded that risks arising from the compensation policies and practices for employees of the Company and its affiliates are not reasonably likely to have a material adverse effect on the Company as a whole, in light of the features of those policies and practices and the controls in place to limit and manage risk. The Chief Risk Officer discussed his analysis with the Compensation Committee in 2014.

2014 Say-on-Pay Vote and Shareholder Engagement In 2014, 97% of the Company’s shareholders voted to approve the Company’s executive compensation programs and policies and the resulting compensation described in the 2014 Proxy Statement (based on Shares voted). Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Compensation Committee considered the vote to be an endorsement of the Company’s executive compensation programs and policies, and took into account that support in reviewing those programs and policies. The Company has also discussed the vote, along with aspects of its executive compensation and corporate governance practices, with a number of shareholders to gain a deeper understanding of their perspectives.

Compensation Philosophy and Objectives

MetLife’s executive compensation program is designed to:

•	provide competitive Total Compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the Company’s compensation plans with its short- and long-term business strategies;

•	align the financial interests of the Company’s executives with those of its shareholders through stock-based incentives and stock ownership requirements; and

•	reinforce the Company’s pay for performance culture by making a significant portion of Total Compensation variable, and differentiating awards based on Company and individual performance.

Overview of Compensation Program

MetLife uses a competitive total compensation structure that consists of base salary, annual incentive awards and stock-based long-term incentive award opportunities. The Compensation Committee considers and recommends the amount of each of these three elements together. It submits its recommendations for the Company’s Chief Executive Officer for approval by the Independent Directors, and for each of the other Executive Group members for approval by the Board of Directors. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of only these three elements. Items such as sign-on payments and others that are not determined under the Company’s general executive compensation practices are approved by the Compensation Committee, but are generally not included in descriptions of Total Compensation.

The Committee’s Total Compensation decisions are driven by performance. Each Executive Group member’s Total Compensation reflects the Compensation Committee’s assessment of the Company’s and the executive’s performance as well as competitive market data based on peer compensation comparisons. Decisions on the award or payment amount of one element of Total Compensation impact the decisions on the amount of other elements. The Compensation Committee’s Total Compensation approach means that it does not structure particular elements of Total Compensation to relate to separate individual goals or performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee allocates a greater portion of the Executive Group members’ Total Compensation to variable components that depend on performance or the value of Shares rather than a fixed component. It also allocates a greater portion of the Executive Group members’ variable compensation to stock-based long-term incentives than it allocates to annual cash incentives. Given this mix of pay and other features of MetLife’s compensation programs, Executive Group members’ interests are aligned with those of shareholders. Further, the Company’s Share ownership guidelines are designed to align executives’ interests with those of shareholders and reinforce the focus on long-term shareholder value.

The Compensation Committee also reviews other compensation and benefit programs, such as retirement benefits and potential payments that would be made if an Executive Group member’s employment were to end. Benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. As a result, decisions about those benefits do not vary based on decisions about an Executive Group member’s base salary or annual or stock-based awards.

The Compensation Committee’s independent executive compensation consultant, Meridian, assisted the Committee in its design and review of the Company’s compensation program. For more information on the role of Meridian regarding the Company’s executive compensation program, see “Corporate Governance —Board and Committee Information — Compensation Committee” beginning on page 17.

Generally, the forms of compensation and benefits provided to Executive Group members in the United States are similar to those provided to other U.S.-based officer-level employees. None of the Executive Group members based in the United States is a party to any agreement with the Company that governs the executive’s employment.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Compensation Comparisons

The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation structure using data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (the Comparator Group).

The Committee chose the members of the Comparator Group based on the size of the firms relative to MetLife and the extent of their global presence, or their similarity to MetLife in the importance of investment and risk management to their business, or both. It reviews the composition of the Comparator Group from time to time to ensure that the group remains an appropriate comparison for the Company. The Compensation Committee last changed the group in 2012 in order to better reflect the Company’s competitors for executive talent and MetLife’s size, global scope and complexity. The resulting Comparator Group consists of the 18 financial services companies listed below.

Comparator Group Company	Revenues (1), (3)	Total Assets (1), (4)	Market Capitalization (2), (4)
Aegon N.V. (5), (8)	$41,131	$488,168	$19,905
Aflac Incorporated	$23,939	$121,307	$30,689
The Allstate Corporation	$34,507	$123,520	$24,489
American Express Company (6)	$32,974	$153,375	$96,537
AXA S.A. (5), (8)	$125,924	$1,044,857	$67,322
Bank of America Corporation (6)	$88,942	$2,102,273	$164,915
Citigroup Inc. (6)	$76,366	$1,880,382	$157,854
The Hartford Financial Services Group, Inc.	$26,236	$277,884	$16,423
HSBC Holdings plc (5), (6)	$68,330	$2,671,318	$124,730
ING Groep N.V. (5), (6), (7), (8)	$38,788	$1,485,711	$53,479
JPMorgan Chase & Co. (6)	$96,606	$2,415,689	$219,657
Manulife Financial Corporation (5), (9)	$17,552	$482,810	$36,410
Morgan Stanley (6)	$32,417	$832,702	$60,991
Prudential Financial, Inc.	$41,461	$731,781	$42,703
Sun Life Financial Inc. (5), (9)	$13,042	$187,559	$21,479
The Travelers Companies, Inc.	$26,191	$103,812	$32,006
U.S. Bancorp (6)	$19,378	$364,021	$73,719
Wells Fargo & Company (6)	$83,780	$1,527,015	$238,675
MetLife	$68,199	$885,296	$60,500
50th Percentile	$36,648	$609,975	$57,235
75th Percentile	$74,357	$1,516,689	$117,682
MetLife, Inc. Percentile of Comparator Group Companies	71st	60th	53rd

(1)	Source (other than AXA S.A.): 2013 Annual Reports on Forms 10-K, 20-F, or 40-F as applicable. Source for AXA S.A.: 2013 Annual Report.

(2)	Source: Bloomberg.

(3)	Amounts in millions for fiscal year ended December 31, 2013.

(4)	Amounts in millions as of December 31, 2013.

(5)	Amounts reported under International Financial Reporting Standards. All other companies’ information reported under GAAP.

(6)	For these companies with banking operations, revenues are shown net of the interest expense associated with deposits, short-term borrowings, trading account liabilities, long-term debt, etc. This is consistent with the presentation in each company’s financial statements.

(7)	Total income reported in place of revenues.

(8)	Amounts converted from Euros at €1 = U.S.$1.38, the exchange rate as of December 31, 2013.

(9)	Amounts converted from Canadian dollars at CAD1 = U.S.$0.94, the exchange rate as of December 31, 2013.

MetLife 2015 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

In determining the Executive Group member’s Total Compensation for 2014, the Compensation Committee considered the increasingly global nature of the Company’s business, the size of the Company’s assets, revenue, and market capitalization relative to its peers, the challenges the Executive Group faces, and the Committee’s expectations for the Company’s performance. MetLife’s competitive compensation philosophy is generally to provide Total Compensation around the size-adjusted median for like positions at Comparator Group companies, taking into account MetLife’s assets, revenue, and market capitalization relative to other companies in the Comparator Group. As a result, the Compensation Committee considered an Executive Group member’s Total Compensation to be competitive if it fell within a reasonable range of that size-adjusted median. Total Compensation for individual Executive Group members may vary based on individual factors such as experience, retention considerations, contributions to performance, and performance results. The Compensation Committee’s primary focus was on Total Compensation. It did, however, review individual elements of the executives’ Total Compensation in comparison to available Comparator Group data. For 2014 performance, each Named Executive Officer’s Total Compensation fell between 80% and 120% of the point representing the size-adjusted median for his position, with the exception of Mr. Hele who fell slightly above based primarily on his strong performance.

Determining Total Compensation for 2014 Performance

In determining executive compensation for performance year 2014, the Compensation Committee considered the Executive Group’s performance both as a whole and individually. The Committee also reviewed reports and analyses on competitive compensation for comparable positions at peer companies and in the broader market where the Company competes for executive talent. In the case of the Executive Group members beyond the Chief Executive Officer, Mr. Kandarian recommended to the Compensation Committee compensation actions for each individual reflecting his assessment of the executive’s performance, as well as his and the Compensation Committee’s review of competitive compensation data. In each case, Mr. Kandarian and the Compensation Committee considered the executive’s performance, future potential and retention needs, and fit within the executive talent market, aligned with MetLife’s compensation philosophy and objectives.

The process for determining Total Compensation is described further below.

Process for Determining Chief Executive Officer Compensation. Early in 2014, Mr. Kandarian and the Compensation Committee established goals and objectives that were designed to drive Company performance. For a description of these goals, see “Annual Incentive Awards” beginning on page 40.

In early 2015, the Compensation Committee approved and recommended Mr. Kandarian’s Total Compensation for 2014, including annual and stock-based long-term incentives, to the Independent Directors for their approval. The Committee’s Total Compensation recommendations for 2014 reflected its assessment of MetLife’s and Mr. Kandarian’s performance against goals.

Mr. Kandarian’s compensation is higher than other Executive Group members due to Mr. Kandarian’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

Process for Determining Compensation of Other Executive Group Members. Early in 2014, Mr. Kandarian and each Executive Group member agreed on the respective executive’s goals for 2014. In early 2015, Mr. Kandarian provided to the Compensation Committee an assessment of each of the Executive Group members’ performance during 2014 relative to their goals and the additional business challenges and opportunities that arose during the year. He also recommended to the Committee Total Compensation amounts for each Executive Group member, other than himself, taking into account performance during the year, retention considerations, and available competitive data and compensation opportunities for each position. The Committee reviewed these recommendations. It approved and endorsed the components of each Executive Group member’s Total Compensation for the Board of Directors’ approval.

The Executive Vice President and Chief Human Resources Officer of the Company provided the Compensation Committee with advice and recommendations on the form and overall level of executive compensation, and provided guidance and information to Mr. Kandarian to assist him in making

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COMPENSATION DISCUSSION AND ANALYSIS

recommendations to the Compensation Committee of Total Compensation amounts for each Executive Group member, other than himself. He also provided guidance to the Committee on the Committee’s general administration of the programs and plans in which Executive Group members, as well as other employees, participate.

Other than as described above, no Executive Group member played a role in determining the compensation of any of the other Executive Group members. No Executive Group member took part in the Board’s consideration of his or her own compensation.

Components of Compensation and Benefits

The primary components of the Company’s regular executive compensation and benefits program play various strategic roles:

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COMPENSATION DISCUSSION AND ANALYSIS

The primary components of the Company’s executive compensation and benefits program are further discussed below.

Base Salary

The base salaries earned by the Named Executive Officers in 2014 are reported in the Summary Compensation Table on page 52. The Compensation Committee approved base salary increases for Mr. Kandarian of $100,000, Mr. Hele of $50,000, Mr. Wheeler of $25,000, and Mr. Townsend of the equivalent of $50,000. Each was effective April 1, 2014. The increases were approved in light of their levels of responsibility, their performance, and the competitive market.

Annual Incentive Awards

The MetLife Annual Variable Incentive Plan (AVIP) provides eligible employees, including the Executive Group members, the opportunity to earn annual cash incentive awards. For awards for 2014 performance, which will be paid in 2015, AVIP was administered as a Cash-Based Awards program under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan. The 2014 AVIP awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 52.

Determining the Amount Available for Awards. Each year, the Compensation Committee approves the maximum aggregate amount available for AVIP awards to all covered employees. Substantially all administrative (non-sales) employees around the world, approximately 34,200 employees for 2014, are covered.

Late in 2013, the Compensation Committee determined that the amount available for 2014 AVIP awards would be determined in a similar manner as it had been for 2013. This approach uses an AVIP Performance Factor, based on the Company’s Operating Earnings compared to the Company’s 2014 Business Plan, multiplied by the total annual incentive compensation planning targets for all covered employees, subject to the Compensation Committee’s assessment of overall performance and other relevant factors. The calculation has the following features:

•	Operating Earnings is adjusted to eliminate the impact (if any) of variable investment income on an after-tax basis that was higher or lower than the Business Plan goal by 10% or more.

•

For each 1% deviation in Operating Earnings within 3% above or below Business Plan, the AVIP Performance Factor moves 1% (up or down). For each 1% deviation outside of that 3% corridor, the Performance Factor moves 2.5% up or down, to a minimum funding level of 50% or maximum funding level of 150%.

•	The AVIP Performance Factor is zero – and no funds are generated for AVIP awards – if the Operating Earnings is less than 50% of the Business Plan Goal.

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COMPENSATION DISCUSSION AND ANALYSIS

This formula avoids providing employees with an incentive to take excessive risk through several of its features. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. The exclusion of after-tax variable investment income outside the 10% range higher or lower than the Business Plan goal also avoids providing rewards or penalties for volatile investment returns. As a result, the formula does not provide an incentive to take excessive risk in the Company’s investment portfolio. Nor is the formula an unlimited function of revenues. Rather, the formula caps the amount that can be generated for AVIP awards, and is a function of financial measures that account for the Company’s costs and liabilities.

The Company’s adjusted Operating Earnings produced the AVIP Performance Factor and resulting amount available for all AVIP and annual incentive compensation awards shown below.

($ in millions)
Calculation of 2014 AVIP Performance Factor and Total Amount Available for Awards
Operating Earnings (1)	$6,677
Less excess or shortfall of variable investment income, to the extent more than 10% higher or lower than the Business Plan target	$(124)

Result is adjusted Operating Earnings	$6,553
Business Plan Operating Earnings Goal	$6,480
Adjusted Operating Earnings as a percentage of Business Plan Operating Earnings goal	101.1%
Performance Factor component attributable to meeting Business Plan goal results in 100% Performance Factor	100%
Performance Factor component attributable to first 3% of performance over Business Plan goal; each 1% over goal adds 1% to Performance Factor	1.1%

Total is AVIP Performance Factor	101.1%
Total target-performance planning amount of all employees’ AVIP (the AVIP Planning Target)	$492
Total amount available for all AVIP equals AVIP Performance Factor times AVIP Planning Target	$497

(1)	The amount of Operating Earnings used for this purpose excluded a charge of $117 million, net of income tax, recorded in the fourth quarter to increase the Company’s reserves for asbestos litigation. The Compensation Committee chose to exercise its discretion to exclude this charge because it relates to alleged activities in the 1920’s through the 1950’s and does not relate to the Company’s current operations or the consequences of any current management decisions. Rather, this charge reflects the fact that the frequency and severity claims relating to asbestos have increased.

MLIC is named as a defendant in asbestos litigation. MLIC has never engaged in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. Nor has MLIC issued liability or workers’ compensation insurance to companies in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. The lawsuits principally have focused on allegations with respect to certain research, publication and other activities during the period from the 1920’s through approximately the 1950’s and allege that MLIC learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. MLIC believes that it should not have legal liability in these cases. The outcome of most asbestos litigation matters, however, is uncertain.

Performance Goals and Results. The Compensation Committee determined the Executive Group members’ 2014 AVIP awards in consideration of the Company’s key financial performance goals and results. The Committee also considered aspects of each executive’s performance in light of their objectives, which aligned with the Company’s strategic goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Company Financial Performance Goals and Results. The Executive Group members’ key shared financial performance goals for 2014 are below, each as set forth in the Business Plan. Under the leadership of Mr. Kandarian and the Executive Group, the Company achieved the results in 2014 compared below to its 2014 Business Plan and its 2013 results and Business Plan:

	2014	2014 Business Plan	2013 (1)	2013 As Reported in the 2014 Proxy Statement	2013 Business Plan
Operating Earnings ($ in millions)	$6,560	$6,480	$6,261	$6,287	$5,710
Operating EPS	$5.74	$5.65	$5.61	$5.63	$5.13
Operating ROE (excluding AOCI) (2), (3)	11.6%	11.3%	11.9%	12.0%	10.7%
Operating Expense Ratio	23.9%	24.5%	24.3%	24.3%	24.0%
Book Value Per Share (excluding AOCI) (2), (4)	$52.44	$52.50	$48.49	$48.49	$50.17

(1)	After the Company’s 2014 Proxy Statement was filed, the Company’s 2013 results were revised to reflect the 2014 sale of MetLife Assurance Limited, a Company affiliate that conducted a United Kingdom pension closeout business. The Company is presenting these updated and current amounts here to provide better comparability to the Company’s 2014 results.

(2)	The Company has continued to expand its business outside of the U.S., thereby continuing to increase its exposure to foreign currency fluctuations. In order to enhance the understanding of its performance in light of such expansion, the Company has developed an additional method of calculating Operating ROE that included the impact of foreign currency translation adjustments (FCTA) in both components of the ratio (Operating Earnings and equity). The original method of calculating Operating ROE excluded all components of accumulated other comprehensive income (loss) (AOCI), including FCTA; the new method refines the calculations by excluding AOCI other than FCTA. FCTA can have a positive or negative impact on these results depending on the strength of the U.S. dollar compared to other currencies. Reflecting FCTA in both components of the ratio mitigates volatility attributable to foreign currency fluctuations. Further, the Company developed an additional method of calculating Book Value Per Share to have a consistent approach with the equity component of the Operating ROE ratio. Under these new methods, Operating ROE, excluding AOCI other than FCTA is 12.0% and 12.2% for the years ended December 31, 2014 and 2013, respectively and Book Value Per Share, excluding AOCI other than FCTA is $49.53 and $47.01 for the years ended December 31, 2014 and 2013, respectively. The 2014 Business Plan figures revised under the new method are 11.8% for Operating ROE, excluding AOCI other than FCTA and $50.85 for Book Value Per Share, excluding AOCI other than FCTA.

(3)	The 2014 Business Plan was built using economic and market assumptions at the end of 2013 using external economists’ consensus and MetLife forecasts for 2014. This includes equity markets, interest rates, foreign currency rates and other variables that impact results. In addition, the regulatory environment is considered when building the Business Plan including risk assumptions and capital actions. The 2014 Business Plan Operating ROE goal and Operating ROE 2014 results were lower than the 2013 results, in part because 2014 equity markets were not as favorable as they were 2013, and because the U.S. dollar was stronger against most foreign currencies in 2014 than it was in 2013. In addition, growth in stockholders’ equity contributed to the decrease in Operating ROE from 2013 to 2014.

(4)	The 2014 Book Value per Share, excluding AOCI (Book Value Per Share) of $52.44 is below the 2014 Business Plan goal of $52.50 due to the increase in the quarterly Share dividend from 27.5 cents per Share to 35 cents per Share in the second quarter of 2014, which had the impact of lowering Book Value Per Share. The Business Plan did not include an increase to the Share dividend. Excluding the impact of the Share dividend, the 2014 result would have been above the Business Plan goal.

These performance measures should be read in conjunction with Appendix A to this Proxy Statement, which includes definitions of these terms and, where applicable, reconciliations to the most directly comparable measures that are based on GAAP. The most directly comparable GAAP measures for Operating Earnings and Operating EPS are net income (loss) available to MetLife’s common shareholders and net income (loss) available to MetLife’s common shareholders per diluted common share. MetLife’s common stockholders’ equity, excluding AOCI should not be viewed as a substitute for total MetLife’s stockholders’ equity calculated in accordance with GAAP.

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COMPENSATION DISCUSSION AND ANALYSIS

Aspects of Individual Performance. Key aspects of each of the Named Executive Officers’ performance relative to their objectives are described below.

Steven A. Kandarian, Chief Executive Officer

Under Mr. Kandarian’s leadership, the Company had a strong year of financial, strategic and operational performance consistent with an aggressive plan and in the face of strong regulatory headwinds.

Financial Performance:

The Company:

•	generated 2014 Operating Earnings of $6.6 billion, up 5% over 2013, reflecting growth in every region;

•	grew Operating EPS at a compound annual rate of 9.6% from 2011 through 2014;

•	produced full-year 2014 Operating ROE (excluding AOCI) of 11.6% or higher for the second year in a row; and

•	exceeded gross cash savings objectives for the year.

Strategic Performance:

•

MetLife enhanced Customer Centricity, meeting Net Promoter Score targets at 20 critical customer touch points across our businesses in six key markets, and demonstrating improvement across 53 million customer interactions.

•	The Global Employee Benefits business grew through local employee benefit revenue as well as multinational and expatriate sales.

•	Emerging markets earnings growth increased notably year-over-year.

•	Variable Annuity sales were reduced as planned, to shift toward less capital-intensive products.

External Stakeholders:

•	Mr. Kandarian clearly communicated MetLife’s value proposition through participation in conferences, investor meetings, and Company-hosted investor events such as Investor Day and the Outlook Call.

Internal Talent:

•	MetLife enhanced its enterprise succession bench strength and goals and fostered diversity and inclusion.

In assessing Mr. Kandarian’s compensation, the Compensation Committee considered Mr. Kandarian’s performance against goals for 2014, as well as a competitive assessment of compensation relative to peers and the Company’s established compensation philosophy. The Compensation Committee’s recommendations were approved by the full Board including the independent members. His annual cash incentive award for 2014 as reported in the Summary Compensation Table on page 52 is the same as for 2013, reflecting a strong year of operational performance for the Company, consistent with plan. The Compensation Committee believes Mr. Kandarian’s Total Compensation is appropriately aligned with the Company’s targeted competitive position.

In the case of the Named Executive Officers beyond the Chief Executive Officer, Mr. Kandarian recommended to the Compensation Committee compensation actions for each individual reflecting his assessment of the executive’s performance, as well as his and the Compensation Committee’s review of competitive compensation data.

John C. R. Hele, Chief Financial Officer

Under Mr. Hele’s leadership, the Company delivered another year of solid financial performance.

•	MetLife maintained key capital adequacy ratios based on current regulations above minimum targets and exceeded free cash flow goals.

•

The Company exceeded its cost savings goals for 2014. Mr. Hele’s organization successfully aligned pricing, capital management and reporting to support strategy implementation balanced with sound risk management principles.

•

He played a leading role with our global investor community, including meetings with shareholders, as well as dozens of investor firms representing more than half of outstanding shares, to clearly communicate MetLife’s value proposition.

•

Mr. Hele was recognized as Institutional Investor Magazine’s Best Chief Financial Officer in U.S. Insurance (#1 buy-side); further, his Investor Relations organization was recognized as Best Investor Relations in U.S. Insurance (#2 buy-side, #1 sell-side).

Mr. Hele was appointed Executive Vice President and Chief Financial Officer in September 2012. In addition to reviewing performance against goals and market data, Mr. Kandarian and the Committee considered how successfully Mr. Hele has mastered his role since joining MetLife as Chief Financial Officer in 2012. His annual cash incentive award for 2014 as reported in the Summary Compensation Table reflects an increase over 2013, in recognition of his strong performance, demonstrated personal and professional growth, and appropriate competitive positioning.

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COMPENSATION DISCUSSION AND ANALYSIS

William J. Wheeler, President, Americas

Under Mr. Wheeler’s leadership, the Americas business overall achieved its business plan for Operating Earnings, Operating ROE, and Operating premiums, fees and other revenues.

•	Total Operating Earnings for the Americas were up 7% (8% on a constant currency basis) over 2013, driven by strong results across the region.

•

Mr. Wheeler’s organization attained several important goals around enhancing customer centricity by increasing Net Promoter Score on several key touch points, and improving the timeliness and quality of responses to customers.

•	The Retail business successfully executed against its strategic plan, nearing completion of consolidating operations in Charlotte, North Carolina, including solid progress on talent management.

•	Americas achieved sales growth in emerging markets in Latin America.

The Americas business, while delivering solid performance against its plan for 2014, had very strong results in 2013. As a result, Mr. Wheeler’s annual cash incentive award for 2014 is lower than his 2013 award. This 2014 award provides meaningful recognition of these solid 2014 results and maintains market competitiveness.

Martin J. Lippert, Executive Vice President,

Global Technology & Operations

Under Mr. Lippert’s leadership, Global Technology & Operations exceeded goals across all cost savings initiatives through consolidating operations and real estate, prudent expense management, and streamlining processes.

•	Global Technology & Operations delivered on top business initiatives to create a differentiated customer experience and increase operating leverage around the world.

•	Mr. Lippert’s team delivered global platforms, including one to support the Investments organization in nearly 50 countries.

•	Global Technology & Operations created the company’s first large-scale technology hub in Raleigh, North Carolina.

Mr. Lippert was named head of Global Technology & Operations in September 2011. In addition to reviewing performance against goals and market data, Mr. Kandarian and the Compensation Committee considered how successfully Mr. Lippert has evolved in his role since joining MetLife in 2011. His annual cash incentive for 2014 is higher than 2013 reflecting strong progress across his area of responsibility, demonstrated personal and professional growth, and appropriate competitive positioning.

Christopher G. Townsend, President, Asia

Under Mr. Townsend’s leadership, the region increased Operating Earnings by 4% (8% on a constant currency basis) over 2013, driven by growth across Asia, primarily in Japan and Korea.

•	The Asia region expanded its reach by successfully launching operations in Vietnam and establishing a joint venture in Malaysia.

•	Mr. Townsend sponsored the development of a Digital, Data Analytics and Innovation Center to build differentiation across Asia and on a global basis.

•	Mr. Townsend led a successful Investor Day in Tokyo.

Mr. Townsend became President of the Asia region in 2012. In determining Mr. Townsend’s compensation, Mr. Kandarian and the Compensation Committee reviewed his performance along with a review of competitive compensation data. His annual cash incentive for 2014 is slightly higher than 2013 reflecting solid performance against plan, and appropriate competitive positioning.

Stock-Based Long-Term Incentive Awards

The Company awards Stock Options, Performance Shares, and Restricted Stock Units (and, in some cases with respect to Executive Group members outside the United States, cash-payable equivalents). It determines the amount of such awards as part of MetLife’s Total Compensation program.

Stock Options. The Company grants Stock Options with an exercise price equal to the closing price of Shares on the grant date. The ultimate value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options becomes exercisable on each of the first three anniversaries of the date of grant.

Restricted Stock Units. Restricted Stock Units are units that may become payable in Shares at the end of a predetermined vesting period. Awards generally vest and pay out in thirds on each of the first three anniversaries of the grant date, assuming that the Company meets goals set for purposes related to Section 162(m) of the United States Internal Revenue Code (Section 162(m)) (see “Tax Considerations” on page 51).

From time to time, the Company grants Restricted Stock Units that vest and pay out on the third or later anniversary of their grant date. It does so in order to encourage a candidate to begin employment with MetLife (especially where the candidate would forfeit long-term compensation awards from another employer by doing so) or as a means of reinforcing its retention efforts, particularly in cases of exceptional performance, skills, or talent.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Shares. Performance Shares are units that may become payable in Shares at the end of a three-year performance period, depending on Company performance, and assuming that goals set for Section 162(m) are met.

Performance Share Awards in 2013 and later. The Compensation Committee has approved performance guidelines for awards made in 2014 based on the Company’s annual Operating ROE compared to its business plan goals and TSR compared to a custom group of competitors. Each of these two factors is measured with respect to the three-year performance period beginning in 2014 and each is weighted equally. The guidelines, and the Compensation Committee’s discretion to adjust them, are subject to the satisfaction of the applicable Section 162(m) goals and the overall limit of 175% as the maximum performance factor.

The guidelines to determine the Operating ROE component of the Performance Factor are:

	Annual Operating ROE Performance as a Percentage of Business Plan Goal	Performance Factor
Below Threshold	0-79%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	120%	175%
Above Maximum	121%+	175%

With respect to the TSR component of the Performance Factor, the Compensation Committee intends to assess the Company’s performance on a global basis against competitors around the world. As a result, it intends to use a group of competitors that is somewhat more globally diverse than the Comparator Group it uses for peer Total Compensation purposes.

For awards made in 2013 and later, the Compensation Committee plans to use the TSR of the following companies in comparison to the Company’s TSR:

•	Aegon N.V.

•	Aflac Incorporated

•	AIA Group Limited

•	Allianz SE

•	The Allstate Corporation

•	American International Group, Inc.

•	Assicurazioni Generali S.p.A.

•	Aviva PLC

•	AXA S.A.

•	The Dai-ichi Life Insurance Company, Limited

•	The Hartford Financial Services Group Inc.
•	Legal & General Group PLC

•	Lincoln National Corporation

•	Manulife Financial Corporation

•	Ping An Insurance (Group) Company of China, Ltd.

•	Principal Financial Group, Inc.

•	Prudential Financial, Inc.

•	Prudential plc

•	The Travelers Companies, Inc.

•	Unum Group

•	Zurich Financial Services AG

MetLife 2015 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

The guidelines to determine the TSR component of the Performance Factor are:

	TSR Performance as a Percentile of Peers	Performance Factor
Below Threshold	0-24th %ile	0%
Threshold	25th %ile	25%
Target	50th %ile	100%
Maximum	87.5th %ile	175%
Above Maximum	87.5th-99th %ile	175%

If the Company’s TSR for the performance period is zero or negative, the Committee may cap the entire performance factor at target.

The Compensation Committee has retained discretion to adjust these guidelines, or to consider other factors, should it find that it is appropriate to do so. Other factors may include significant unplanned acquisitions or dispositions, unplanned tax, accounting, and presentation changes, unplanned restructuring or reorganization costs, and others the Compensation Committee finds appropriate.

Performance Share Awards in 2012 and Earlier. For the payout for awards made in 2012 and earlier, Company performance was (and, for awards yet to be paid out, will be) compared to the Fortune 500® companies included in the Standard & Poor’s Insurance Index, excluding Berkshire Hathaway Inc. (Insurance Index Comparators). The Insurance Index Comparators were chosen to measure MetLife’s relative performance because insurance is the predominant portion of the Company’s overall business mix. The final number of Performance Shares paid for such awards is to be determined by the Company’s performance in TSR and change in annual net Operating EPS (as defined by the Company for each year) compared to the other Insurance Index Comparators. The amount paid can be as low as zero and as high as twice the number of Performance Shares granted. For awards made in 2009 through 2012, if the Company did not produce a positive TSR for the performance period, the number of Shares to be paid out, if any, would have been, or will be, reduced by 25%.

In 2010, Standard & Poor’s added Berkshire Hathaway Inc. (BHI) to its insurance index. The Compensation Committee excluded BHI from the Insurance Index Comparators beginning with Performance Share awards for the 2011-2013 performance period. Given the size of BHI, and the diversity of its business outside of insurance and financial services, the Committee determined that excluding BHI from the Insurance

Index Comparators for future awards would maintain an appropriate peer comparison. Without this change, BHI would comprise a disproportionate part of the Insurance Index Comparators.

The Performance Shares for the 2012-2014 performance period will become payable later in 2015. They are not yet payable because not all of the information on Insurance Index Comparators that is necessary to determine the number of Performance Shares is available.

The Performance Shares for the 2011-2013 performance period became payable during 2014. MetLife’s performance relative to the Insurance Index Comparators for that period produced a performance factor of 80%. That performance factor was applied to all vested Performance Share awards to produce the number of Final Performance Shares payable.

For more information about these payments, see the table entitled “Option Exercises and Stock Vested in 2014” on page 63.

Phantom Stock-Based Awards. The Company makes cash-settled stock-based awards (Phantom Awards) to employees outside the United States, if they are more appropriate in light of tax and other regulatory circumstances than stock-payable awards.

•

Each Unit Option represents the right to receive a cash payment equal to the closing price of a Share on the surrender date chosen by the employee, less the closing price on the grant date. One-third of each award of Unit Options becomes exercisable on each of the first three anniversaries of the date of grant.

•

Performance Units are units that, if they vest, are multiplied by the same performance factor used for Performance Shares for the applicable period to produce a number of final Performance Units, each of which is payable in cash equal to the closing price of a Share on or around the payment date. Payout of Performance Units is contingent on achievement of goals set for Section 162(m) purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

•

Restricted Units are units that vest on the same schedules as Restricted Stock Units and, if they vest, each is paid in cash equal to the closing price of a Share on or around the payment date. Payout of Restricted Units that vest and pay out in thirds on each of the first three anniversaries of the grant date is contingent on achievement of goals set for Section 162(m) purposes.

Vesting. For grants made through 2014, stock-based long-term incentive awards are normally forfeited if the executive leaves the Company voluntarily before the end of the applicable performance period or vesting period and is not Retirement Eligible or (except for Phantom Awards) Bridge Eligible. An employee is considered Retirement Eligible when the employee meets any one of the age and service combinations defined in the Metropolitan Life Retirement Plan for the United States Employees (the Retirement Plan) to begin payout of certain benefits immediately upon separation from service (or, for the Phantom Awards, meets equivalent age and service criteria). See “Pension Program for U.S.-Based Executives” beginning on page 48 for more information about the Retirement Plan. Bridge Eligibility is available to employees based on a combination of age and service who have a final separation agreement under a particular severance plan. Bridge Eligible employees are eligible for post-retirement medical benefits despite not being Retirement Eligible.

For grants made in 2015, the Company will use a simpler approach. Employees who have a combined age and MetLife employment of 65 or more, with at least 5 years of MetLife employment, will retain their awards following the end of their employment.

For information about the specific grants of stock-based long-term incentive awards to the Named Executive Officers in 2014, see the table entitled “Grants of Plan-Based Awards in 2014” on page 58.

Share Ownership

To further align management’s interests with the interests of shareholders, the Company has established minimum Share ownership guidelines for officers at the Senior Vice President level and above, including the Executive Group members. The Company expects each person covered by the guidelines to own Shares equal in value to a multiple of annual base salary rate depending on position. The Company imposes no formal deadline to reach the expected ownership level. However, the Company expects each person covered by the guidelines to retain all net Shares acquired from compensation awards until the individual meets the guidelines.

Employees may count toward these guidelines the value of Shares they or their immediate family members own directly or in trust. They may also count Shares held in the Company’s savings and investment program, Shares deferred under the Company’s nonqualified deferred compensation program and deferred cash compensation or auxiliary benefits measured in Share value.

The Share ownership of the Named Executive Officers is reported below as of February 27, 2015:

Name	Guideline	Ownership
Steven A. Kandarian	7	7.7
John C. R. Hele	4	0.4
William J. Wheeler	4	20.5
Martin J. Lippert	4	1.6
Christopher G. Townsend	3	0

Each of these executives has complied with the requirement to retain any net Shares acquired from compensation awards until meeting the guideline. Mr. Lippert joined the Company in 2011, and Mr. Hele and Mr. Townsend joined the Company in 2012; each has significant outstanding awards payable in Shares (or Share equivalents) that align his interests with those of shareholders.

Equity Award Timing Practices

The Compensation Committee grants stock-based long-term incentive awards to the Executive Group members at its regularly scheduled meeting in February of each year. The amount of each grant is made with consideration of the Total Compensation for each Executive Group member, including annual cash incentive awards and any base salary increases. The

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COMPENSATION DISCUSSION AND ANALYSIS

exercise price of Stock Options or Unit Options is the closing price of a Share on the grant day. On the rare occasions when the Committee grants awards in connection with the hiring or change in responsibilities of an Executive Group member, or in order to encourage the executive to become or remain employed, it does so coincident with (or shortly after) the hiring, change in responsibilities, or other related changes. The Company has never granted, and has no plans to grant, any stock-based awards to current or new employees in coordination with the release of non-public information about the Company or any other company. The Chief Executive Officer does not have any authority to grant Share-based awards of any kind to any Executive Group members, the Chief Accounting Officer, the Chief Risk Officer, or Directors of the Company.

Performance-Based Compensation Recoupment Policy

The Company’s performance-based compensation recoupment policy applies to all employees of the Company and its affiliates. The policy applies when an employee engages in or contributes to fraudulent or other wrongful conduct that causes financial or reputational harm to the Company or its affiliates. Under those circumstances, the policy provides that the Company (and its affiliates or subsidiaries) may seek the recovery of performance-based compensation (including gains from sale of securities) purportedly earned by or paid to the employee during or after the period of the misconduct. The policy is part of the terms of all performance-based compensation granted or paid by the Company and its affiliates. It does not limit the Company or any of its affiliates in enforcing any other rights or remedies they may have. The policy reinforces the Company’s intent to consider recovering performance-based compensation under the circumstances it covers.

Policy Prohibiting Hedging Company Securities

The Company prohibits all employees, including the Executive Group members, from engaging in short sales, hedging, and trading in put and call options, with respect to the Company’s securities.

Policy Restricting Pledging Company Securities

The Company restricts directors and employees in how they may pledge MetLife securities to prevent a misalignment of interests with Company shareholders or the appearance of such a misalignment. Directors and employees:

•	may not pledge Shares necessary to meet Share ownership guidelines;

•	may not pledge Shares while aware of any non-public information that is material to Shares; and

•	may not pledge MetLife securities in connection with a non-recourse loan, i.e., one in which the borrower’s liability is limited to the forfeiture of the securities.

In addition, the Company expects all Directors and employees who pledge MetLife securities to maintain adequate resources to repay the loan, aside from any MetLife securities, in order to avoid the foreclosure or sale of the MetLife securities. No serving Executive Group member pledged any Company equity securities during 2014.

Retirement and Other Benefits

MetLife recognizes the importance of providing comprehensive, cost-effective employee benefits to attract, retain and motivate talented associates. The Company reviews its benefits program from time to time and makes adjustments to the design of the program to meet these objectives and to remain competitive with other employers.

Pension Program for U.S.-Based Executives

The Company sponsors a pension program in which all eligible U.S. employees, including the Executive Group members employed in the U.S., participate after one year of service. The program includes the Retirement Plan and the MetLife Auxiliary Pension Plan (Auxiliary Pension Plan), an unfunded nonqualified plan.

The program rewards employees for the length of their service and, indirectly, for their job performance, because the amount of benefits increases with the length of employees’ service with the Company and the salary and annual incentive awards they earn. Benefits under the Company’s pension program are determined under two separate benefit formulas. For any given period of time, an employee’s benefit is determined under one or the other formula. In no event do benefits accrue for the same period under both formulas. The Traditional Formula is based on length of service and final average compensation. The Personal Retirement Account Formula is based on monthly contributions for each employee based on the employee’s compensation, plus interest.

The Auxiliary Pension Plan does not provide any pension benefits for any Executive Group members,

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COMPENSATION DISCUSSION AND ANALYSIS

other than those that would apply under the (qualified) Retirement Plan if U.S. tax limits on accruals did not apply. The same final average compensation formula is used for Traditional Formula pension benefits in both plans, for benefits accrued in 2010 and later.

For additional information about pension benefits for the Named Executive Officers, see the table entitled “Pension Benefits at 2014 Fiscal Year-End” on page 64.

Mr. Townsend did not participate in a defined benefit pension plan in 2014.

Mandatory Provident Fund Applicable to Mr. Townsend

Mr. Townsend participates in the Mandatory Provident Fund program for employees in Hong Kong. Applicable law requires employees to contribute a fixed portion of their eligible earnings to the program. An employer contribution at a rate based on the employee’s length of service is also made, as required by law. The program allows employees to make additional contributions from their earnings, with employer matching contributions on a limited basis. Employees choose from among a number of funds in which to invest contributions. The employer contributions vest over time through ten years of service. Because the rate and vesting of employer contributions are based on length of service, the program encourages employees to remain with the Company.

Savings and Investment Program

The Company sponsors a savings and investment program for U.S. employees in which each Executive Group member employed in the U.S. is eligible to participate. The program includes the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (Savings and Investment Plan), a tax-qualified defined contribution plan that includes pre-tax deferrals under Internal Revenue Code Section 401(k), and the Metropolitan Life Auxiliary Savings and Investment Plan (Auxiliary Savings and Investment Plan), an unfunded nonqualified deferred compensation plan.

Employee contributions to the Savings and Investment Plan may be made on a pre-tax 401(k), Roth 401(k) or after-tax basis. The Company also provides a contribution to employees after one year of service in order to encourage and reward such savings. The Auxiliary Savings and Investment Plan provides additional Company contributions to employees who elect to contribute to the Savings and Investment Plan and who have compensation beyond Internal Revenue Code limits. Company contributions for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 52. Because the Auxiliary Savings and Investment Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2014, are reported in the table entitled “Nonqualified Deferred Compensation at 2014 Fiscal Year-End” on page 67.

Nonqualified Deferred Compensation Program for U.S.-Based Executives

The Company sponsors a nonqualified deferred compensation program for officer-level employees in the U.S., including the Executive Group members employed in the U.S. Participants may choose from a range of simulated investments, according to which the value of their deferrals may go up or down. See the table entitled “Nonqualified Deferred Compensation at 2014 Fiscal Year-End” on page 67 for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

Employees choose in advance the amount they want to defer, the date on which they want payment of their deferred compensation to begin, and whether they want to receive payment in a lump sum or in up to 15 annual payments. The continued deferral of income taxation and pre-tax simulated investment earnings through the employee’s chosen payment dates encourage employees to remain with the Company.

Perquisites

The Company provides its Executive Group members with limited perquisites.

•

The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. While the Chief Executive Officer may occasionally use the Company’s aircraft for personal travel, Company policy does not require him to use the Company’s aircraft for all personal and business travel.

•	To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to U.S.-based executives for commuting and personal use.

•	For recordkeeping and administrative convenience of the Company, the Company pays certain other costs,

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COMPENSATION DISCUSSION AND ANALYSIS

such as those for travel and meals for family members accompanying Executive Group members on business functions.

•

The Company holds events to facilitate and strengthen its relationship with customers, potential customers, and other business partners, such as events at MetLife Stadium. The Company occasionally allows employees, including the Executive Group members, and their family members, personal use of its facilities at MetLife Stadium, to the extent space at such events is available or the facilities are not in use for business purposes.

•

The Company provides benefits to Mr. Townsend in connection with his overseas assignment that are common and typical for senior management in such circumstances, such as a subsidy of children’s education expenses, tax return preparation assistance, security services during periods of local civil unrest, and benefits related to housing.

Aside from any business travel tax equalization, each Executive Group member is responsible for any personal income taxes due as a result of receiving these benefits.

The incremental cost of perquisites provided to the Named Executive Officers in respect of 2014 is included in the “All Other Compensation” column of the Summary Compensation Table on page 52, if the total cost of those perquisites for that executive exceeded $10,000.

Sign-On Payments

From time to time, the Company offers newly-hired Executive Group members sign-on payments and/or relocation benefits in order to encourage them to come to MetLife. On such occasions, the Company typically either delays the date the payment is earned and paid or requires repayment if the executive leaves MetLife before the first or later anniversary of beginning employment.

Business Travel Income Tax Equalization

As executives of a global insurance and employee benefits enterprise, MetLife Executive Group members are engaged in international business travel. Some executives are required by the demands of their roles to travel to jurisdictions that impose additional taxes on them beyond what they owe in their home jurisdiction. Providing such executives with “income tax equalization” to their home jurisdiction, by paying or reimbursing the executive for any excess income taxes the executive owes in other jurisdictions as a result of business travel, is a prevalent business practice. Doing so allows the executive to engage in business travel that is necessary to lead MetLife’s business efforts and perform job responsibilities without being financially penalized. It also prevents the additional personal income tax liability from being a disincentive to engage with associates, customers, or others outside of the executive’s home jurisdiction. In such cases, no taxes the executive owes as a result of travel taken solely for personal purposes are covered by these equalization arrangements. MetLife has established such arrangements only with Executive Group members who are based outside the United States. Mr. Townsend entered into such an agreement in 2013.

Severance Pay and Related Benefits

If the employment of an Executive Group member employed in the U.S. ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program generally provides employees with severance pay, outplacement services and other benefits. Employees terminated for cause, as defined under the program, are not eligible. The amount of severance pay reflects the employees’ salary grade, base salary rate and length of service, with longer-service employees receiving greater payments and benefits than shorter-service employees given the same salary grade and base salary. Employees who are not Retirement Eligible or Bridge Eligible and who receive severance pay also receive a pro rata cash payment in consideration of their unvested Performance Shares and Performance Units. The Company also may enter into severance agreements that can differ from the general terms of the program, where business circumstances warrant.

Change-in-Control Arrangements

The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. None of the Executive Group members is entitled to any excise tax gross-up either on severance pay or on any other benefits payable in connection with a change-in-control of the Company.

Executive Severance Plan

The Company established the MetLife Executive Severance Plan (Executive Severance Plan) in 2007 to apply to all Executive Group members and replace individual change-in-control agreements.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determined the terms of the plan based on its judgment of what is necessary to maximize shareholder value should a change-in-control occur. The Company designed the elements of its change-in-control definition to include circumstances where effective control over the Company would be captured by interests that differ substantially from those of the broad shareholder base the Company now has, without impinging on the Company’s flexibility to engage in transactions that are unlikely to involve such a transformation. An Executive Group member who receives benefits under the Executive Severance Plan would not also be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.

The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, the Plan provides for severance pay and related benefits only if the executive’s employment also ends under certain circumstances.

Additional Change-in-Control Arrangements

The Company’s stock-based long-term agreements also include change-in-control arrangements. Under these arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Only if such substitution does not occur would the awards vest immediately upon a change-in-control.

For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End” beginning on page 72.

Tax Considerations

Section 162(m) of the United States Internal Revenue Code limits the deductibility of compensation paid to certain executives, but exempts certain “performance-based” compensation from those limits. For 2014, the Compensation Committee established limits and performance goals in order for AVIP awards to the Company’s Executive Group members to be eligible for this exemption. As part of the Section 162(m) goal-setting process for 2014, the Committee set the maximum amount that any Executive Group member could be paid as $10 million. See “Non-Equity Incentive Plan Awards” on page 58 for more information about the individual maximums set for 2014 AVIP awards. The Company has also designed Performance Shares, Stock Options and (with respect to awards to Executive Group members in 2013 and 2014) Restricted Stock Units with the intention of making them eligible for the “performance-based compensation” exemption from Section 162(m) limits. However, the Committee reserves the right to grant compensation that does not meet Section 162(m) requirements if it determines it is appropriate to do so.

Accounting Considerations

Performance Shares granted in 2012 and earlier, Stock Options, and Restricted Stock Units qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant. The Compensation Committee approved guidelines to determine the performance factor applicable to Performance Shares granted in 2013 and later, and retained discretion to adjust them, or to consider other factors, should it find that it is appropriate to do so. As a result, these awards qualify for expense reporting on a liability, or variable, basis. Phantom Awards also qualify for expense reporting on a liability basis because they are paid in cash.

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SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven A. Kandarian	2014	$ 1,325,000	$ 0	$ 6,027,795	$ 1,806,120	$ 5,000,000	$ 709,963	$ 294,924	$ 15,163,802
Chairman of the	2013	$ 1,212,500	$ 0	$ 5,854,539	$ 1,729,089	$ 5,000,000	$ 578,929	$ 239,281	$ 14,614,338
Board,	2012	$ 1,066,667	$ 0	$ 3,897,031	$ 3,760,313	$ 4,200,000	$ 431,984	$ 313,016	$ 13,669,011
President and Chief Executive Officer

John C. R. Hele	2014	$ 637,500	$ 0	$ 1,870,695	$ 560,409	$ 2,200,000	$ 213,406	$ 75,123	$ 5,557,133
Chief Financial Officer (1)	2013	$ 600,000	$ 0	$ 585,460	$ 172,911	$ 1,500,000	$ 9,332	$ 19,397	$ 2,887,100
	2012	$ 195,769	$ 450,000	$ 1,027,795	$ 967,105	$ 450,000	$ 0	$ 0	$ 3,090,669
William J. Wheeler	2014	$ 768,750	$ 0	$ 2,251,763	$ 674,562	$ 2,000,000	$ 766,086	$ 194,345	$ 6,655,506
President, Americas (2)	2013	$ 750,000	$ 0	$ 2,122,270	$ 626,795	$ 3,250,000	$ 82,514	$ 124,430	$ 6,956,009
	2012	$ 750,000	$ 0	$ 1,503,586	$ 1,450,836	$ 1,750,000	$ 587,801	$ 148,692	$ 6,190,915
Martin J. Lippert	2014	$ 625,000	$ 0	$ 1,732,125	$ 518,903	$ 2,200,000	$ 245,080	$ 0	$ 5,321,108
Executive Vice President, Global Technology & Operations	2013	$ 618,750	$ 0	$ 1,756,381	$ 518,723	$ 1,750,000	$ 189,823	$ 0	$ 4,833,677

Christopher G. Townsend	2014 2013	$ 537,532 $ 500,000	$ 200,010 $ 200,268	$ 1,039,275 $ 951,349	$ 311,345 $ 280,973	$ 951,838 $ 901,393	$ 0 $ 0	$ 646,096 $ 475,696	$ 3,686,096 $ 3,309,679
President, Asia (3)

(1)	Mr. Hele was paid a sign-on bonus in 2012, which is presented in the Bonus column. If Mr. Hele had left MetLife before the first anniversary of beginning employment, he would have owed repayment on a pro rata basis.

Mr. Hele began employment in 2012 and had no increase in present value of accumulated benefits as of December 31, 2012, which is presented in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. Mr. Hele was eligible for pension benefits under the applicable pension plan when he had one year of service.

(2)	The present value of Mr. Wheeler’s pension benefits is determined assuming that the Company will pay benefits beginning when Mr. Wheeler reaches age 62. The Company uses a combination of interest rates and bond yields to determine the discount rate to calculate the present value of those benefits. The change in present value of Mr. Wheeler’s pension benefit from year to year varies largely according to changes in the discount rate, and is presented in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column.

(3)	Mr. Townsend was paid a sign-on bonus in each of 2013 and 2014 on the first two anniversaries of the date his employment began, which in presented in the Bonus column.

Mr. Townsend did not participate in a defined benefit pension plan in 2013 or 2014, which is reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column.

The amount of tax equalization benefits is a component of the amount disclosed in the All Other Compensation column for Mr. Townsend for 2013. The amount reported for tax equalization benefits for 2013 in the Company’s 2014 Proxy Statement was $427,940. That amount was based on an estimate of such benefits, as the amount could not be determined due to differences between various jurisdictions’ tax years and the Company’s fiscal year. The amount of the benefit has now been determined to have been $207,509. This amount is reflected in the All Other Compensation and Total columns for Mr. Townsend for 2013 in this table. Accordingly, the amounts disclosed in the All Other Compensation and Total columns for Mr. Townsend for 2013 in this table are different from the amounts in such columns in the Summary Compensation Table in the Company’s 2014 Proxy Statement.

Amounts for Mr. Townsend in this table that were denominated, accrued, earned, or paid in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.1290322. Amounts reported for 2013 have been adjusted from amounts reported in the Company’s 2014 Proxy Statement, as applicable, to reflect this exchange rate.

52	MetLife 2015 Proxy Statement

SUMMARY COMPENSATION TABLE

Basis for the information in the Summary Compensation Table

The amounts reported in the table above for 2014 include several elements that were not yet paid to the Named Executive Officers in 2014. The table includes items such as salary and cash incentive compensation that have been earned. It also includes the grant date fair value of Share-based long-term incentive awards granted in 2014 which may never become payable or may ultimately have a value that differs substantially from the values reported in this table. The table also includes changes in the value of pension benefits from prior year-end to year-end 2014 which will become payable only after the Named Executive Officer ends employment. The items and amounts reported in the table above for 2013 and 2012 bear a similar relationship to performance and amounts paid or payable in those years.

In addition, the amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation structure and philosophy, and include elements that do not relate to 2014 performance. For additional information, see the Compensation Discussion and Analysis beginning on page 32.

The Company is required to include compensation in the Summary Compensation Table for years prior to 2014 to the extent that it was disclosed in any of its prior Proxy Statements. Mr. Lippert and Mr. Townsend were not Named Executive Officers in the Company’s 2012 Proxy Statement. As a result, their respective compensation for 2012 is not reported in the table above.

The amounts in each of the columns of the Summary Compensation Table are further discussed below.

Salary

The amount reported in the Salary column is the amount of base salary earned by each Named Executive Officer in that year.

For the relationship of each Named Executive Officer’s 2014 base salary earnings to that officer’s 2014 Total Compensation, see “Executive Pay for Performance” in the Proxy Summary on page 4.

Stock Awards

Performance Shares and Performance Units. Performance Share awards were made pursuant to the MetLife, Inc. 2005 Stock and Incentive Plan (the 2005

Stock and Incentive Plan). Performance Unit awards were made pursuant to the MetLife, Inc. Performance Unit Incentive Compensation Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End” beginning on page 72.

Performance Shares are paid in Shares. Performance Units are paid in cash using the price of Shares.

On February 25, 2014, the Compensation Committee granted Performance Units to Mr. Townsend and Performance Shares to each other Named Executive Officer. The Performance Shares and Performance Units granted in 2014 are payable after the end of the three-year performance period from January 1, 2014 to December 31, 2016. In order for these Performance Shares and Performance Units to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for those awards to become payable, the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses), either for the third year of the performance period or for the performance period as a whole, or (2) positive TSR either for the third year of the performance period or for the performance period as a whole.

If any of the above income or TSR goals are met, the number of Shares or Units payable at the end of the performance period is calculated by multiplying the number of Performance Shares by a performance factor (from 0% to 175%). The performance factor is to be determined by the Compensation Committee in consideration of the Company’s annual Operating ROE compared to its three-year business plan and TSR during the performance period compared to the Company’s peers.

For a further discussion of the performance goals applicable to the Performance Share and Performance Unit awards in 2014, see the Compensation Discussion and Analysis beginning on page 32. For a discussion

MetLife 2015 Proxy Statement	53

SUMMARY COMPENSATION TABLE

of the 2013 and 2012 Performance Share and Performance Unit awards, see the Company’s 2014 and 2013 Proxy Statements, respectively.

Restricted Stock Unit and Restricted Unit Awards. Restricted Stock Unit awards were made pursuant to the 2005 Stock and Incentive Plan. Restricted Unit awards were made pursuant to the MetLife, Inc. Restricted Unit Incentive Compensation Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End” beginning on page 72.

Restricted Stock Units are paid in Shares. Restricted Units are paid in cash using the price of Shares.

On February 25, 2014, the Compensation Committee granted Restricted Units to Mr. Townsend and Restricted Stock Units to each other Named Executive Officer. One-third of each Restricted Stock Unit and Restricted Unit award vests and becomes payable on each of the first three anniversaries of the grant date. In order for these awards to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for those awards to become payable, the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses), either for the third year of the performance period or for the performance period as a whole, or (2) positive TSR either for the third year of the performance period or for the performance period as a whole.

For a discussion of the 2013 Restricted Stock Unit and Restricted Unit awards, see the Company’s 2014 Proxy Statement.

Method for Determining Amounts Reported. The amounts reported in this column for Performance Shares and Performance Units were calculated by multiplying the number of shares or units by their respective grant date fair value:

•	$46.19 for February 25, 2014.

•	$32.20 for February 26, 2013.

•	$31.34 for September 4, 2012.

•	$35.63 for February 28, 2012.

The amounts reported in this column for Restricted Stock Units and Restricted Units were calculated by multiplying the number of units by their respective grant date fair value:

•	$46.19 for February 25, 2014.

•	$32.20 for February 26, 2013.

Those amounts represent the aggregate grant date fair value of the awards under ASC 718 consistent with the estimate of aggregate compensation cost to be recognized over the service period. For Performance Shares and Performance Units, the amounts are based on target performance, which is a total performance factor of 100%. This is the “probable outcome” of the performance conditions to which those awards are subject, determined under ASC 718. The grant date fair values of the Performance Shares and Performance Units granted in 2014 and 2013 assuming the highest level of performance conditions would be 1.75 times the amounts reported in this column, as the same grant date fair value per share would be used but the total performance factor used would be 175%. For 2014 Performance Share and Performance Unit awards, that would produce the following hypothetical Grant Date Fair Values:

Executive	Hypothetical Grant Date Fair Value of 2014 Performance Shares and Performance Units at Maximum Performance Level
Steven A. Kandarian	$ 7,032,428
John C. R. Hele	$ 2,182,478
William J. Wheeler	$ 2,627,056
Martin J. Lippert	$ 2,020,813
Christopher G. Townsend	$ 1,212,488

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SUMMARY COMPENSATION TABLE

The grant date fair values of the Performance Shares and Performance Units granted in 2012 assuming the highest level of performance conditions would be double the amounts reported in the Stock Awards column of the Summary Compensation Table, as the same grant date fair value per share would be used but the total performance factor used would be 200%.

For a description of the assumptions made in determining the expenses of Share awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2014, 2013, and 2012 Forms 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award for this reason was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column.

Option Awards

Stock Option awards were made pursuant to the 2005 Stock and Incentive Plan. No monetary consideration was paid by a Named Executive Officer for any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End” beginning on page 72.

On February 25, 2014, the Compensation Committee granted Stock Options to each Named Executive Officer. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date: $50.53. The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of the grant date, and expire on the day before the tenth anniversary of that grant date.

For a discussion of the 2013 and 2012 Stock Options, see the Company’s 2014 and 2013 Proxy Statements, respectively.

Method for Determining Amounts Reported. The amounts reported in this column were calculated by multiplying the number of Stock Options by a grant date fair value per option of:

•	$13.84 for February 25, 2014.

•	$9.51 for February 26, 2013.

•	$9.83 for September 4, 2012.
•	$11.46 for February 28, 2012.

Those amounts represent the aggregate grant date fair value of the Stock Options granted in each year under ASC 718, consistent with the estimate of aggregate compensation cost to be recognized over the service period.

For a description of the assumptions made in determining the expenses of Stock Option awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2014, 2013, and 2012 Forms 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column. In each case, the grant date of the awards was the date that the Compensation Committee approved the awards.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column for each Named Executive Officer include the 2014 AVIP awards made in February 2015 by the Compensation Committee to each of the Named Executive Officers, which are based on 2014 performance. The AVIP awards are payable in cash by March 15, 2015. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis. For a description of the maximum award formula that applied to the awards for tax deductibility purposes, see the table entitled “Grants of Plan-Based Awards in 2014” on page 58.

Amounts reported in this column for 2013 and 2012 are AVIP awards with a similar relationship to performance in those years. The basis of these awards to the Named Executive Officers who appear in the Company’s 2014 and 2013 Proxy Statements, respectively, is discussed further in those Proxy Statements.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2014 represent any aggregate increase during 2014 in the present value of accumulated pension benefits for each of the Named Executive

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SUMMARY COMPENSATION TABLE

Officers who participates in a defined benefit pension plan. The increase in the present value of these benefits reflects additional service in 2014, base salary compensation earned in 2014 (reflecting any increases in base salary rate), annual incentive awards payable in March 2014 for 2013 performance, and, in the case of Mr. Wheeler, the impact of changes in the discount rates used to value those benefits. The U.S.-based Named Executive Officers participate in the same retirement program that applies to other administrative employees in the U.S. For a description of pension benefits, including the formula for determining benefits, see the table entitled “Pension Benefits at 2014 Fiscal Year-End” on page 64.

None of the Named Executive Officers’ earnings on their nonqualified deferred compensation in 2014, 2013, or 2012 were above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see the table entitled “Nonqualified Deferred Compensation at 2014 Fiscal Year-End” on page 67.

All Other Compensation

The amounts reported in this column for 2014 include all other items of compensation:

Executive	Employer Savings and Investment Program and Mandatory Provident Fund Contributions	Perquisites and Other Personal Benefits	Life Insurance Above Standard Formula	Health Insurance Above Standard Formula	Tax Equalization Benefits	Total
Steven A. Kandarian	$253,000	$41,924	$0	$0	$0	$294,924
John C. R. Hele	$64,125	$10,998	$0	$0	$0	$75,123
William J. Wheeler	$160,750	$27,314	$6,281	$0	$0	$194,345
Martin J. Lippert (1)	$0	$0	$0	$0	$0	$0
Christopher G. Townsend (2)	$32,250	$306,813	$1,532	$21,000	$284,501	$646,096

(1)	Mr. Lippert’s aggregate amount of perquisites and other personal benefits in 2014 was less than $10,000 and is therefore reported at $0.
(2)	Amounts for Mr. Townsend that were denominated, accrued, earned, or paid in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.1290322

Employer Savings and Investment Program and Mandatory Provident Fund Contributions. U.S. based eligible employees may make contributions to the Savings and Investment Plan, which is a tax-qualified 401(k) plan. Employer matching contributions are also made to that plan. In 2014, matching contributions to that plan of $10,400 were made for Mr. Kandarian and Mr. Wheeler, and $7,800 for Mr. Hele.

Employer contributions are made to the Auxiliary Savings and Investment Plan due to U.S. Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the Savings and Investment Plan.

Employer contributions are also made to the Mandatory Provident Fund, in which Mr. Townsend and other eligible employees in Hong Kong participate. These contributions match contributions made by employees up to limits determined under that fund.

The amount of contributions for each Named Executive Officer, other than those made to the Savings and Investment Plan, is also reflected in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 67.

Perquisites and Other Personal Benefits. The Company’s aggregate incremental cost to provide perquisites or other personal benefits to each Named Executive Officer in 2014 (other than for Mr. Lippert) is included in the “All Other Compensation” column for 2014.

Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully

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SUMMARY COMPENSATION TABLE

reimbursed the Company are not perquisites or personal benefits. Each type of perquisite or other personal benefit is discussed below.

Personal Car Service. These amounts include the cost paid by the Company for car service provided by vendors for personal travel. Where the Company used its own vehicles, the cost of tolls, fuel, and driver overtime compensation is included.

Personal Company Aircraft Use. These amounts include the variable costs for personal use of aircraft that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The Company does not require the Chief Executive Officer to use the Company’s aircraft for all personal and business travel.

Personal Conference, Event, and Travel. These amounts include the costs incurred by the Company for personal items for the Named Executive Officer at a Company business conference or meeting, at MetLife Stadium or at other events, and for personal guests of the Named Executive Officer at such events. Costs for personal security on certain business trips outside the United States, and costs paid to a vendor to make personal travel reservations for the Named Executive Officers or their family members, are also included.

Overseas Assignment Benefits. The Company provided Mr. Townsend, in connection with his assignment in Hong Kong, $115,067 in housing, $100,049 in subsidy of children’s education, $41,602 in personal security services during local civil unrest and tax preparation services of $38,000. The Company’s incremental costs to provide these items are included in the table above. For this purpose, amounts paid or accrued in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.1290322.

Life Insurance Coverage Above Standard Formula. In 2003, the Company discontinued its split-dollar life insurance programs in which a small group of senior officers and some other employees and agents participated. Former participants in those programs were given the opportunity to continue to receive group life insurance coverage at the levels that were provided under the program. The amounts shown in the table above for Mr. Wheeler reflect the additional cost to the Company in 2014 to provide group life insurance coverage at those former levels over and above the cost for the standard group life coverage.

Employees in Hong Kong, including Mr. Townsend, are provided life insurance at levels that vary based on compensation grade level. The cost of providing such coverage to Mr. Townsend in 2014 is reflected in the table above.

Health Insurance Above Standard Formula. Employees in Hong Kong, including Mr. Townsend, are provided health benefits at levels that vary based on compensation grade level. The cost of providing such benefits to Mr. Townsend in 2014 is reflected in the table above.

Tax Equalization Benefits. The Company will pay any income taxes Mr. Townsend owes as a result of 2014 travel on Company business in excess of what he would have owed had he provided the services in his home jurisdiction. The amount reflected in the table above is an estimate of such taxes, as Mr. Townsend’s precise liability has not yet been determined. The estimate is based on extensive travel to multiple jurisdictions in Asia and elsewhere in furtherance of MetLife’s business. For further information, see “Business Travel Income Tax Equalization” on page 50.

MetLife 2015 Proxy Statement	57

GRANTS OF PLAN-BASED AWARDS IN 2014

Grants of Plan-Based Awards in 2014

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares or Units Underlying Options (#)	Exercise Price of Options ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven A. Kandarian	December 9, 2013	$ 10,000,000
	February 25, 2014		21,750	87,000	152,250				$4,018,530
	February 25, 2014					43,500			$2,009,265
	February 25, 2014						130,500	$ 50.53	$1,806,120
John C. R. Hele	December 9, 2013	$ 10,000,000
	February 25, 2014		6,750	27,000	47,250				$1,247,130
	February 25, 2014					13,500			$ 623,565
	February 25, 2014						40,492	$ 50.53	$ 560,409
William J. Wheeler	December 9, 2013	$ 10,000,000
	February 25, 2014		8,125	32,500	56,875				$1,501,175
	February 25, 2014					16,250			$ 750,588
	February 25, 2014						48,740	$ 50.53	$ 674,562
Martin J. Lippert	December 9, 2013	$ 10,000,000
	February 25, 2014		6,250	25,000	43,750				$1,154,750
	February 25, 2014					12,500			$ 577,375
	February 25, 2014						37,493	$ 50.53	$ 518,903
Christopher G. Townsend	December 9, 2013	$ 10,000,000
	February 25, 2014		3,750	15,000	26,250				$ 692,850
	February 25, 2014					7,500			$ 346,425
	February 25, 2014						22,496	$ 50.53	$ 311,345

Non-Equity Incentive Plan Awards

In December, 2013, the Compensation Committee made each Named Executive Officer eligible for an AVIP award for 2014 performance of up to $10 million, if the Company attained either of two Section 162(m) performance goals in 2014. Those goals were: (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses); or (2) positive TSR. These goals were established for the purpose of making AVIP awards to certain of the Company’s executives for 2014 eligible for the “performance-based” exemption from the limits on tax deductibility under Section 162(m). This limit is labeled “maximum” in this table. No amounts were established as minimum or target awards.

The amounts of the 2014 AVIP awards paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the

Summary Compensation Table on page 52. The factors and analysis of results considered by the Compensation Committee in determining the 2014 AVIP awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

The amounts in these columns reflect a range of potential payouts for Performance Shares or Performance Units granted to each Named Executive Officer in 2014. In each case, it is also possible that no payout will be made.

If the 25% threshold performance factor in the guidelines approved by the Compensation Committee applies, each Named Executive Officer would receive the number of Performance Shares (or Performance Units) reflected in the Threshold column of this table. If the target performance factor applies, each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in

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GRANTS OF PLAN-BASED AWARDS IN 2014

the Target column of the table. The maximum performance factor of 175% is reflected in the Maximum column of the table.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 52.

All Other Stock Awards

The amounts in these columns reflect the potential payout for Restricted Stock Units or Restricted Units granted to each Named Executive Officer in 2014. In each case, it is also possible that no payout will be made.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 52.

All Other Option Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 52.

MetLife 2015 Proxy Statement	59

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

Outstanding Equity Awards at 2014 Fiscal Year-End

This table presents information about:

•	Stock Options granted to the Named Executive Officers that were outstanding on December 31, 2014 because they had not been exercised or forfeited as of that date.

•	Performance Shares and Performance Units granted to the Named Executive Officers that were outstanding on December 31, 2014 because they had not vested or become payable as of that date (except for the Performance Shares for the performance period of January 1, 2012 to December 31, 2014, which vested on December 31, 2014, but for which the amounts payable are not yet known).

•	Restricted Stock Units and Restricted Units granted to the Named Executive Officers that were outstanding on December 31, 2014 because they had not vested or become payable as of that date.

The awards reported in this table include awards granted in 2014, which are also reported in the Summary Compensation Table on page 52 and the table entitled “Grants of Plan-Based Awards in 2014” on page 58.

	Option Awards (1), (2), (3)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4) (#)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7) ($)
Steven A. Kandarian	17,500	0	$50.12	February 27, 2016
	45,000	0	$62.80	February 26, 2017
	43,500	0	$60.51	February 25, 2018
	106,800	0	$23.30	February 23, 2019
	53,400	0	$23.30	February 23, 2019
	76,000	0	$34.84	February 22, 2020
	80,000	0	$45.79	February 22, 2021
	150,000	0	$44.59	March 20, 2021
	218,750	109,375	$38.29	February 27, 2022
	60,606	121,212	$34.86	February 25, 2023
	0	130,500	$50.53	February 24, 2024
					83,904	$4,538,367	583,121	$ 31,541,015
John C. R. Hele	65,590	32,793	$34.00	September 3, 2022
	6,060	12,122	$34.86	February 25, 2023
	0	40,492	$50.53	February 24, 2024
					17,541	$ 948,793	134,052	$ 7,250,873
William J. Wheeler	35,000	0	$38.47	April 14, 2015
	45,000	0	$50.12	February 27, 2016
	50,000	0	$62.80	February 26, 2017
	46,500	0	$60.51	February 25, 2018
	130,000	0	$23.30	February 23, 2019
	65,000	0	$23.30	February 23, 2019
	84,000	0	$34.84	February 22, 2020
	85,000	0	$45.79	February 22, 2021
	112,500	0	$44.59	March 20, 2021
	84,400	42,200	$38.29	February 27, 2022
	21,969	43,940	$34.86	February 25, 2023
	0	48,740	$50.53	February 24, 2024
					30,897	$1,671,219	218,168	$ 11,800,707

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option Awards (1), (2), (3)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4) (#)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (7) ($)
Martin J. Lippert	37,500	0	$ 29.50	September 5, 2021
	21,868	10,932	$ 38.29	February 27, 2022
	18,181	36,364	$ 34.86	February 25, 2023
	0	37,493	$ 50.53	February 24, 2024
					24,622	$1,331,804	129,287	$ 6,993,134
Christopher G. Townsend	29,578	14,787	$ 30.43	July 31, 2022
	9,848	19,697	$ 34.86	February 25, 2023
	0	22,496	$ 50.53	February 24, 2024
					14,066	$ 760,830	90,298	$ 4,884,219

(1)	Each of these Option Awards is a Stock Option. Each has an expiration date that is the day before the tenth anniversary of its grant date. Except as described in note 2 to this table, each of the Stock Options for each Named Executive Officer will become exercisable at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date, subject to conditions.

(2)	Mr. Kandarian’s and Mr. Wheeler’s Stock Options that expire on March 20, 2021 became exercisable on the third anniversary of their grant date, subject to conditions.

(3)	Portions of Mr. Kandarian’s outstanding Stock Options have been effectively transferred other than for value under a domestic relations order: 19,125 of those expiring in 2017 and 11,310 of those expiring in 2018.

(4)	Each of these Stock Awards are Restricted Stock Units, except for Mr. Townsend’s Stock Awards which are Restricted Units.

(5)	The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Restricted Stock Units and Restricted Units reflected in the column entitled “Number of Shares or Units of Stock That Have Not Vested” multiplied by the closing price of a Share on December 31, 2014, the last business day of that year.

(6)	This column reflects outstanding Performance Shares and (for Mr. Townsend) Performance Units for the following performance periods for each Named Executive Officer:

	2012-2014	2013-2015	2014-2016
Steven A. Kandarian	109,375	121,212	87,000
John C. R. Hele	32,795	12,121	27,000
William J. Wheeler	42,200	43,939	32,500
Martin J. Lippert	10,950	36,364	25,000
Christopher G. Townsend	14,789	19,697	15,000

None of these Performance Shares and Performance Units has been paid. If they are paid, the amount that is paid may be different than the amounts reflected in this table. Under the terms of the awards, the number of Shares (or their equivalent in cash) that will be paid, if any, will be determined using a performance factor based upon a three-year performance period.

The number of Performance Shares or Performance Units in this column for each Named Executive Officer is the maximum amount that could become payable. The amounts have been determined by (1) multiplying the

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

aggregate Performance Shares or Performance Units awarded to each Named Executive Officer for the 2012-2014 performance period described above by a hypothetical performance factor of 200%; and (2) multiplying the aggregate Performance Shares or Performance Units granted to each Named Executive Officer for the 2013-2015 and 2014-2016 performance periods described above by a hypothetical performance factor of 175%. In each case, this hypothetical performance factor is the maximum performance factor that could be applied to the awards. The maximum performance factor has been used because it was not possible to determine the Company’s performance in 2014, 2015, or 2016 in comparison to the performance of other Insurance Index Comparators at the time this Proxy Statement was filed. See the Summary Compensation Table on page 52 for a description of the terms of the Performance Share and Performance Unit awards.

In each case, the Performance Shares and Performance Units vest on December 31 of the final calendar year of the performance period, subject to conditions. As a result, none of the Performance Shares and Performance Units reflected in this column has vested, with the exception of the Performance Shares or Performance Units for the performance period of 2012-2014. The final number of Performance Shares payable for the 2012-2014 period is not yet known, and will be determined by the Company’s performance in comparison to the performance of the Insurance Index Comparators over the three-year performance period and be payable in the second quarter of 2015. The amount that is payable may be different than the amounts reflected in this table.

(7)	The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Performance Shares and Performance Units reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of a Share on December 31, 2014, the last business day of that year.

62	MetLife 2015 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2014

Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven A. Kandarian	0	$ 0	82,202	$4,352,534
John C. R. Hele	0	$ 0	2,020	$100,939
William J. Wheeler	0	$ 0	60,363	$3,225,847
Martin J. Lippert	0	$ 0	28,560	$1,532,768
Christopher G. Townsend	0	$ 0	3,282	$164,002

Option Awards

None of the Named Executive Officers exercised any Stock Options or Unit Options in 2014. The exercise of Stock Options that had been effectively transferred by a Named Executive Officer other than for value under a domestic relations order are excluded.

Stock Awards

These amounts include payouts of Restricted Stock Units and Restricted Units that vested in 2014. The value realized on vesting was determined using the closing price of a Share on the vesting date. None of the Named Executive Officers had the opportunity to defer the Shares payable for these awards.

These amounts also include payouts of Performance Shares and Performance Units for the 2011-2013 performance period, which vested on December 31, 2013. The value realized on vesting was determined using the closing price of Shares on the last business day of 2013.

The number of Shares payable for this award was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, which was 80%. This factor was the total of the Operating EPS Performance Factor and the TSR Performance Factor, each of which could have been as low as 0% and as high as 100%, and each with a target performance factor of 50%.

The factor based on the Company’s Operating EPS growth was above target, at 55%. This was the average percentage determined by the Company’s year-over-year change in Operating EPS relative to other Standard and Poor’s Insurance Index comparators for each of the three years of the performance period:

Year	Company Performance	Performance Factor
2011	above 75th percentile	100%
2012	61st percentile	66%
2013	below 25th percentile	0%

The factor based on the Company’s TSR was below target, at 25%. This was determined by comparing the Company’s performance relative to that of other Standard & Poor’s Insurance Index Comparators with respect to TSR for the performance period. The TSR of the Insurance Index Comparators, less MetLife’s TSR, was 25%. That result produced a performance factor of 25%.

Each Named Executive Officer who had a Performance Share award for the 2011-2013 performance period had the opportunity to defer the Shares payable for that award. Mr. Wheeler deferred all of the Shares payable to him for his award.

The Performance Shares for the 2012-2014 performance period have vested, but the actual amounts payable are not yet known and are not reflected in this table. See the table entitled “Outstanding Equity Awards at 2014 Fiscal Year-End” on page 60 for more information about the Named Executive Officers’ Performance Shares for this performance period. The amounts payable for the 2012-2014 performance period will be reflected in the table entitled “Option Exercises and Stock Vested in 2015” in the Company’s 2016 Proxy Statement.

MetLife 2015 Proxy Statement	63

PENSION BENEFITS AT 2014 FISCAL YEAR-END

Pension Benefits at 2014 Fiscal Year-End

Name (1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Steven A. Kandarian	Retirement Plan	9.750	$ 154,676
	Auxiliary Pension Plan	9.750	$ 2,320,273
John C. R. Hele	Retirement Plan	2.333	$ 30,433
	Auxiliary Pension Plan	2.333	$ 192,305
William J. Wheeler	Retirement Plan	17.250	$ 469,047
	Auxiliary Pension Plan	17.250	$ 3,130,453
Martin J. Lippert	Retirement Plan	3.333	$ 51,915
	Auxiliary Pension Plan	3.333	$ 392,502

(1)	Mr. Townsend did not participate in a defined benefit pension plan in 2014.

Pension Benefits for U.S.-Based Executives

The U.S.-based Named Executive Officers are eligible to participate in the Retirement Plan and the Auxiliary Pension Plan. Eligible employees qualify for pension benefits after one year of service and become vested in their benefits after three years of service.

Pension Plans. Pension benefits are paid under two separate plans, primarily due to tax requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for eligible employees on the United States payroll. The U.S. Internal Revenue Code imposes limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Pension Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to Company property.

Determination of Benefits. An employee’s benefit is calculated under either one or a combination of two different formulas, only one of which applies to any given period of service. Mr. Wheeler’s benefit will be determined using the Traditional Formula for service prior to 2003 and the Personal Retirement Account Formula for service in 2003 and later. Each other U.S.-based Named Executive Officer’s respective benefit will be determined exclusively under the Personal Retirement Account Formula. Mr. Wheeler had sufficient service as of year-end 2014 to be fully vested in both his Traditional Formula benefit and Personal Retirement Account Formula benefit. Mr. Kandarian and Mr. Lippert had sufficient service as of year-end 2014 to be fully vested in his Personal Retirement Account Formula benefit.

The Personal Retirement Account Formula is based on amounts contributed or credited for each participant based on the participant’s eligible compensation, plus interest. All employees hired (or rehired) on or after January 1, 2002 accrue benefits for 2002 and later under the Personal Retirement Account Formula. Under the Personal Retirement Account Formula, an employee is credited each month with an amount equal to 5% of eligible compensation up to the Social Security wage base (for 2014, $117,000), plus 10% of eligible compensation in excess of that wage base. In addition, amounts credited to each employee earn interest at an approximation of the U.S. government’s 30-year Treasury securities rate.

The Traditional Formula is based on length of service and final average compensation. The Traditional Formula is used to calculate benefits for Mr. Wheeler’s service before 2003. Employees hired before 2002 who remained employed throughout 2002 accrued benefits for 2002 under the Traditional Formula. These employees, including Mr. Wheeler, were given the opportunity to continue accruing their pension benefits under the Traditional Formula for service in 2003 and later or to begin accruing benefits for 2003 and later under the Personal Retirement Account Formula. Mr. Wheeler elected to begin accruing benefits for 2003 and later under the Personal Retirement Account Formula.

Mr. Wheeler’s annual benefit under the Traditional Formula was determined and frozen at the end of 2002 and represents approximately one-fifth of his total benefit value. This frozen annual benefit is calculated

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PENSION BENEFITS AT 2014 FISCAL YEAR-END

by multiplying Mr. Wheeler’s years of service through 2002 by the sum of (1) 1.1% of his final average compensation up to the average Social Security wage base over the past 35 years, and (2) 1.7% of his employee’s final average compensation in excess of the average Social Security wage base over the past 35 years. Mr. Wheeler’s final average compensation was calculated by determining the consecutive five-year period (within the period from Mr. Wheeler’s date of hire through 2002) during which his eligible compensation (including base salary and eligible annual incentive awards) produced the highest average annual compensation.

For pension benefit purposes, the 2009 annual incentive awards, which were paid outside of AVIP, are considered on the same basis as AVIP awards.

Form of Payment of Benefits. Whether an employee’s pension benefit is determined under the Traditional Formula or (except with respect to amounts accrued under the Auxiliary Pension Plan during or after 2005) the Personal Retirement Account Formula, the employee may choose to receive the benefit as a life annuity, life annuity with term certain, contingent survivor annuity, or first-to-die annuity. Amounts accrued during or after 2005 under the Auxiliary Pension Plan that are determined by the Personal Retirement Account Formula are paid in a lump sum. Employees may choose a lump sum payout of any of the rest of their vested benefits under the Personal Retirement Account Formula at termination of their employment or later. The Named Executive Officer participants could also have selected, no later than December 31, 2008 and subject to the approval of the Compensation Committee or its designee, the timing and form of the Traditional Formula benefit payment under the Auxiliary Pension Plan, including a lump sum payment. The actuarial value of all forms of payment is substantially equivalent.

Retirement Eligibility. Normal Retirement Eligibility applies at age 65 with at least one year of service. An employee is eligible for early Retirement Eligibility beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal Retirement Eligibility at age 65 and at least one year of service.

The Traditional Formula benefit may not be paid to employees before they become Retirement Eligible. Early retirement payments for Traditional Formula participants are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age at the time payments begin and years of service at the end of employment. If an employee has 20 years of service or more and is Retirement Eligible, the factors range from 72% at age 55 to 100% at age 62. If an employee does not have 20 years of service at the end of employment, the factors range from 54.8% at age 55 to 100% at age 65.

However, attaining Retirement Eligibility does not affect Personal Retirement Account benefits. Personal Retirement Account participants qualify to be paid their full vested benefit when their employment ends. Because Personal Retirement Account benefits are based on total amounts credited for the employee and not final average compensation, those benefits are not reduced for any early retirement.

Attaining Retirement Eligibility also affects whether an employee retains stock-based long-term incentive awards granted in 2014 or earlier. See the text accompanying the table entitled “Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End” on page 72 for a discussion of these effects as of 2014 year-end.

Of the Named Executive Officers based in the U.S., only Mr. Kandarian was Retirement Eligible during 2014.

Section 409A Requirements. Amounts that were vested in the Auxiliary Pension Plan after 2004 are subject to the requirements of U.S. Internal Revenue Code Section 409A (Section 409A). Participants had the opportunity in 2008 to choose their form of payment (including a lump sum) for their accrued benefit, so long as they did not begin receiving payments in the year of the election. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.

Present Value Calculation Assumptions. The present value of each Named Executive Officer participant’s accumulated pension benefits is reported in the table above using certain assumptions. In the case of each Named Executive Officer with a benefit determined in part under the Traditional Formula, the assumptions used in the determination of present value as of December 31, 2014 include assumed retirement at the

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PENSION BENEFITS AT 2014 FISCAL YEAR-END

earliest date the executive could retire with full pension benefits. This was the earlier of the date the executive reached at least age 62 with at least 20 years of service, or the normal retirement date (age 65). Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. For a discussion of the assumptions made regarding this valuation, see Notes 1 and 16 to the Consolidated Financial Statements in the 2014 Form 10-K.

In the case of each Named Executive Officer with a benefit determined exclusively under the Personal Retirement Account Formula, the present value of his benefit as of December 31, 2014 is equal to his Personal Retirement Account balance. Of those Named Executive Officers, only Mr. Kandarian and Mr. Lippert were vested in such benefit as of that date. Vested Personal Retirement Account balances may be paid in full upon termination of employment at any time.

66	MetLife 2015 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION AT 2014 FISCAL YEAR-END

Nonqualified Deferred Compensation at 2014 Fiscal Year-End

Name (1)	Plan Name	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (3) ($)	Aggregate Earnings in Last FY (4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (5) ($)
Steven A. Kandarian	Leadership Plan	$0	$0	$191,448	$ 0	$6,995,647
	Auxiliary SIP	$0	$242,600	$23,647	$ 0	$921,704
John C. R. Hele	Auxiliary SIP	$0	$56,325	$4,068	$ 0	$60,393
William J. Wheeler	Leadership Plan	$2,608,842	$0	$567,690	$ 0	$14,564,695
	Auxiliary SIP	$0	$150,350	$26,587	$ 0	$1,013,129
Christopher G. Townsend (6)	Mandatory Provident Fund	$2,161	$32,250	$(305)	$ 0	$74,653

(1)	Mr. Lippert did not participate in a nonqualified deferred compensation plan in 2014.

(2)	The amount in this column for Mr. Wheeler reflects payout of Performance Shares for the 2011-2013 performance period less amounts withheld under tax rules or otherwise not deferred. The full payout amount is included in the table entitled “Option Exercises and Stock Vested in 2014” on page 63. The amounts reported in this column do not appear in the Summary Compensation Table. The amount in this column for Mr. Townsend reflects Mr. Townsend’s Relevant Income and salary payments that were credited as contributions to the Mandatory Provident Fund. These amounts were reported as salary in the Summary Compensation Table for 2013. No employee contributions are made under the Auxiliary SIP.

(3)	Amounts in this column are reported as components of Employer Savings and Investment Program and Mandatory Provident Fund Contributions for 2014 in the “All Other Compensation” column of the Summary Compensation Table on page 52.

(4)	None of the amounts in this column are reported for 2014 in the Summary Compensation Table. See the text pertaining to the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of that table beginning on page 55.

(5)	A portion of the amounts reported in this column is attributable to Employer Savings and Investment Program and Mandatory Provident Fund Contributions. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s previous Proxy Statements (beginning in 2007) for Named Executive Officers who appeared in those Proxy Statements: $659,117 for Mr. Kandarian, $3,750 for Mr. Hele, $674,399 for Mr. Wheeler and $30,225 for Mr. Townsend.

(6)	Amounts for Mr. Townsend that were denominated, accrued, earned, or paid in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.1290322.

Deferred Compensation Program for U.S.-Based Employees

The Company’s nonqualified deferred compensation program offers savings opportunities to the U.S.-based Named Executive Officers, as well as hundreds of other eligible employees.

The program for U.S.-based employees includes the MetLife Leadership Deferred Compensation Plan, or Leadership Plan. Under the Leadership Plan, employees may elect to defer receipt of their base salary and incentive compensation. Income taxation on such compensation is delayed until the employee receives payment. Amounts deferred under the Leadership Plan are subject to the requirements of Section 409A.

Employees also receive Company contributions under the Auxiliary Savings and Investment Plan. In the table above, the Auxiliary Savings and Investment Plan is referred to as the Auxiliary SIP.

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NONQUALIFIED DEFERRED COMPENSATION AT 2014 FISCAL YEAR-END

Leadership Plan. Under the Leadership Plan, Named Executive Officers based in the U.S. may elect to defer receipt of up to 75% of their base salary, all of their AVIP awards, and any payouts for Performance Share awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.

Payments that would have been made in Shares, but are deferred, remain payable in Shares. This includes deferred payments from Performance Shares, Restricted Stock Units, and the Share payments under the Long Term Performance Compensation Plan formerly maintained by the Company. Cash awards under the Long Term Performance Compensation Plan that were irrevocably deferred in the form of Shares are also payable in Shares. All other deferred compensation is payable in cash.

Participants may elect to receive compensation they have deferred at a specified date before, upon or after retirement. In addition, participants may elect to receive payments in a single lump sum or in up to 15 annual installments. However, MetLife pays out the deferred compensation in a single lump sum when the employee leaves MetLife, except under certain circumstances. With respect to compensation that would otherwise have been paid in 2014 and earlier but is instead deferred, the employee’s choice of form and timing of payment is honored if the employee becomes Retirement Eligible or Bridge Eligible. With respect to compensation that would have been paid in 2015 but was instead deferred, the employee’s choice of form and timing of payment is honored if the employee has completed five or more years of service or is at least age 60 when employment ends. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

The Company offers a number of simulated investments under the Leadership Plan. Participants may generally choose the simulated investments for their deferred cash compensation at the time they elect to defer compensation, and may change the simulated investment selections for their existing account balances up to six times each calendar year. The table below reflects the simulated investment returns for 2014 on each of the alternatives offered under the Leadership Plan. The MetLife Deferred Shares Fund is available exclusively for deferred Shares. The MetLife Common Stock Fund is available for deferred cash compensation. Each of these two funds reflects changes in value of Shares plus the value of imputed reinvested dividends.

Simulated Investment	2014 Return
Auxiliary Fixed Income Fund	2.81%
Lord Abbett Bond Debenture Fund	5.12%
Oakmark Fund	11.51%
Small Cap Equity Fund	3.92%
Oakmark International Fund	(5.14)%
S&P 500© Index	13.69%
Russell 2000© Index	4.89%
MSCI EAFE© Index	(4.90)%
Barclays U.S. Aggregate Bond Index	5.97%
BofA Merrill Lynch U.S. High Yield Index	2.50%
MSCI Emerging Markets Index	(2.19)%
MetLife Deferred Shares Fund	2.81%
MetLife Common Stock Fund	2.81%

Each simulated investment was available for the entirety of 2014.

68	MetLife 2015 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION AT 2014 FISCAL YEAR-END

Auxiliary Savings and Investment Plan. Eligible U.S.-based Named Executive Officers and other eligible U.S.-based employees who elected to contribute a portion of their eligible compensation under the tax-qualified Savings and Investment Plan in 2014 received a Company contribution of their eligible compensation in that plan in 2014:

Employee Contribution (as a percentage of eligible compensation)	Company Contribution (as a percentage of eligible compensation)
3%	3.0%
4%	3.5%
5% or more	4.0%

The employee’s eligible compensation under the Savings and Investment Plan includes base salary and eligible annual incentive awards.

The U.S. Internal Revenue Code limits compensation that is eligible for employer contributions under the Savings and Investment Plan. In 2014, the Company could not make contributions based on compensation over $260,000. Named Executive Officers and other eligible employees who elected to participate in the Savings and Investment Plan during 2014 were credited with a percentage of their eligible compensation beyond that limit. The Company contribution was determined using the same employee contribution rate as applied under the Savings and Investment Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Savings and Investment Plan.

Employees receive their Auxiliary Savings and Investment Plan balances in a lump sum or in up to 15 annual installments, in either case beginning one year after termination of employment. Employees may elect during their employment to instead delay their payment, or the beginning of their annual payments, up to 10 years after termination of employment.

Amounts in the Auxiliary Savings and Investment Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Participants may change the time and form of their payments after 2008, but the election must be made during employment, is not effective until 12 months after it is made, and must delay the start of benefit payments by at least five years. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Savings and Investment Plan accounts. These simulated investments were identical to the core funds offered under the Savings and Investment Plan in 2014, except that the rate set for the fixed income fund available under the Auxiliary Savings and Investment Plan cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set. Employees may change the simulated investments for new Company contributions to their Auxiliary Savings and Investment Plan accounts at any time.

Employees could change the simulated investments for their existing Auxiliary Savings and Investment Plan accounts up to four times a month in 2014. Beginning in 2010, employees could not allocate more than 10% of their existing Auxiliary Savings and Investment Plan account balances to the MetLife Company Stock Fund (except for any account balance already in the MetLife Company Stock Fund as of January 1, 2010), and could not allocate more than 10% of future contributions to that fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to the expiration of pre-established holding periods.

MetLife 2015 Proxy Statement	69

NONQUALIFIED DEFERRED COMPENSATION AT 2014 FISCAL YEAR-END

The table below reflects the simulated investment returns for 2014 on each of the alternatives offered under the Auxiliary Savings and Investment Plan.

Simulated Investment	2014 Return
Auxiliary Fixed Income Fund	2.81%
Bond Index Fund	5.94%
Balanced Index Fund	9.79%
Large Cap Equity Index Fund	13.61%
Large Cap Value Index Fund	13.30%
Large Cap Growth Index Fund	12.94%
Mid Cap Equity Index Fund	9.68%
Small Cap Equity Fund	3.92%
International Equity Fund	(2.42)%
MetLife Company Stock Fund	2.65%

The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than Shares.

Each simulated investment was available for the entirety of 2014.

Mandatory Provident Fund Applicable to Mr. Townsend

Under the Mandatory Provident Fund available to employees in Hong Kong, including Mr. Townsend, eligible employees must defer 5% of their Relevant Income, subject a limit. Prior to June 1, 2014, this limit was $162.50 per month; since that time, the limit has been $195 per month. Relevant Income refers to wages, salary, leave pay, commission, bonus, gratuity, perquisite, or allowance paid by the employer.

The monthly employer contribution is based on the employee’s years of service: 6% of salary if the employee has less than five years of service, then increasing by 2% at five years of service and by 2% for every five years of completed service thereafter, up to a maximum of 12%. An employee may make additional, voluntary contributions of between 1% and 5% of monthly salary. If the employee does so, additional employer matching contributions equal to the employee’s contributions up to 2% of monthly salary will also be made.

The matching contribution vests at 10% per year of completed service and is completely vested at ten years of service. An employee who voluntarily leaves employment or is lawfully dismissed from employment loses unvested matching contributions.

Payments of the employee’s account are generally made in a single lump sum when the employee leaves employment after age 60 or at age 65. If an employee leaves employment before age 60, the employee’s mandatory contributions, and the contributions the employer made to match those contributions, generally remain in the program and may be transferred to another employer’s Mandatory Provident Fund. When an employee leaves employment, regardless of age, the employee receives the employee’s voluntary contributions and the vested contributions the employer made to match those contributions.

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NONQUALIFIED DEFERRED COMPENSATION AT 2014 FISCAL YEAR-END

The program offers a number of funds from among which participants may choose to invest some or all of their accounts. Participants may generally change the investments for their new contributions at any time. The table below reflects the investment returns for 2014 on each of the funds offered under the program.

Constituent Fund	2014 Returns
Manulife MPF 2015 Retirement Fund	(0.03)%
Manulife MPF 2020 Retirement Fund	0.06%
Manulife MPF 2025 Retirement Fund	0.33%
Manulife MPF 2030 Retirement Fund	0.26%
Manulife MPF 2035 Retirement Fund	0.40%
Manulife MPF 2040 Retirement Fund	0.39%
Manulife MPF 2045 Retirement Fund	0.46%
Manulife MPF Aggressive Fund	0.38%
Manulife MPF China Value Fund	3.13%
Manulife MPF Conservative Fund	0.22%
Manulife MPF European Equity Fund	(5.95)%
Manulife MPF Fidelity Growth Fund	1.03%
Manulife MPF Fidelity Stable Growth Fund	0.98%
Manulife MPF Growth Fund	0.49%
Manulife MPF Hang Seng Index Tracking Fund	4.46%
Manulife MPF Healthcare Fund	17.69%
Manulife MPF Hong Kong Bond Fund	3.43%
Manulife MPF Hong Kong Equity Fund	3.77%
Manulife MPF International Bond Fund	1.25%
Manulife MPF International Equity Fund	1.72%
Manulife MPF Japan Equity Fund	(0.01)%
Manulife MPF North American Equity Fund	6.61%
Manulife MPF Pacific Asia Bond Fund	3.32%
Manulife MPF Pacific Asia Equity Fund	0.30%
Manulife MPF RMB Bond Fund	0.16%
Manulife MPF Stable Fund	1.59%

Each investment was available for the entirety of 2014.

MetLife 2015 Proxy Statement	71

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL AT 2014 FISCAL YEAR-END

Potential Payments upon Termination or Change-in-Control at 2014 Fiscal Year-End

The table and accompanying narrative below reflect estimated additional payments or benefits that would have been earned or accrued, or that would have vested or been paid out earlier than normal, had any Named Executive Officer been terminated from employment or had a change-in-control of the Company occurred on the last business day of 2014 (the Trigger Date). The table reflects hypothetical payments and benefits. None of the payments or benefits has actually been made. The table and accompanying narrative also do not include payments or benefits under arrangements available on the same basis generally to all salaried employees in the jurisdiction in which the Named Executive Officer is employed. The Named Executive Officers’ pension benefits and nonqualified deferred compensation are described in the tables entitled “Pension Benefits at 2014 Fiscal Year-End” on page 64 and “Nonqualified Deferred Compensation at 2014 Fiscal Year-End” on page 67, respectively.

	Voluntary Resignation	Death		Qualifying Termination (No Change-in-Control)			Change-in-Control (Assuming No Alternative Award)		Qualifying Termination (Change-in-Control)
		Accelerated Stock Options	Payout of Share Awards	Severance Pay	Outplace- ment	Pro-Rata Payout of Share Awards	Accelerated Stock Options	Payout of Share Awards	Severance Pay	Benefits Continuation
Steven A. Kandarian	$0	$4,523,612	$15,800,554	$960,577	$16,250	$0	$4,523,612	$15,800,554	$10,833,333	$77,332
John C. R. Hele	$0	$1,036,069	$3,064,848	$375,000	$16,250	$736,500	$1,036,069	$3,064,848	$4,150,000	$74,649
William J. Wheeler	$0	$1,685,241	$5,805,804	$670,673	$16,250	$1,568,500	$1,685,241	$5,805,804	$6,216,667	$87,590
Martin J. Lippert	$0	$1,005,480	$4,650,983	$372,596	$16,250	$1,266,200	$1,005,480	$4,650,983	$4,183,333	$55,212
Christopher G. Townsend	$0	$808,719	$2,637,591	$319,688	$0	$710,500	$808,719	$2,637,591	$1,686,340	$78,529

Voluntary Resignation

None of the Named Executive Officers has a preferential arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. Nor in such a case would any additional preferential payments or benefits have been earned or accrued, or have vested or been paid out earlier than normal, in favor of any Named Executive Officer. Mr. Townsend would receive payments determined on the same basis as applies to all other employees in Hong Kong.

A Named Executive Officer who had resigned but was Retirement Eligible as of the Trigger Date would have continued to receive the benefit of the executive’s existing stock-based awards, unless the executive had been involuntarily terminated for cause. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism. Each of the executive’s Performance Shares and Performance Units would have been paid after the conclusion of the performance period, the executive’s Restricted Stock Units and Restricted Units would have been paid after the conclusion of the restriction period, and all of the executive’s unexercised Stock Options and Unit Options would have continued to vest and remain exercisable for the remainder of their full ten-year term. The executive would also have been eligible for an annual cash incentive award for 2014, at the discretion of the Compensation Committee. These terms apply to all employees who meet the age and service qualifications to become Retirement Eligible and have received such awards. See the table entitled “Outstanding Equity Awards at 2014 Fiscal Year-End” on page 60 for details on the Performance Shares and Stock Options. Of the Named Executive Officers, only Mr. Kandarian was Retirement Eligible as of the Trigger Date.

Any Named Executive Officer who had resigned but was not Retirement Eligible as of the Trigger Date would nevertheless have received any 2012-2014 Performance Shares previously granted to him, because these awards vested on December 31, 2014. The executive would have had 30 days from the Trigger

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Date to exercise any Stock Options that had vested as of the Trigger Date. Such a Named Executive Officer would have forfeited all other outstanding stock-based compensation awards.

Under the terms of Mr. Townsend’s employment offer letter, the Company could have imposed a Garden Leave on Mr. Townsend as of the Trigger Date. During such a period, which could not have exceeded three months, Mr. Townsend would have been excluded from working for the Company and would have been prohibited from working for any third party and from competing with the Company. The Company would have had to continue paying Mr. Townsend his compensation during the Garden Leave. Had the Company exercised its right to impose a three month Garden Leave on Mr. Townsend as of the Trigger Date, Mr. Townsend’s salary and housing allowance payments would have cost the equivalent of $166,267.

Death

In the unlikely event that a Named Executive Officer had died on the Trigger Date, that executive’s stock-based awards would have vested and become payable immediately. The Company would have paid the executive’s unvested Performance Shares and Performance Units using 100% of Performance Shares granted (Target Performance), and would have paid out the executive’s unvested Restricted Stock Units and or Restricted Units. All of the executive’s Stock Options would have become immediately exercisable. These terms apply to all employees of the Company who have been granted such awards. The payment on stock-based awards reflected in the table above was calculated using the closing price of Shares on the Trigger Date (the Trigger Date Closing Price).

Qualifying Termination (No Change-in-Control)

None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If one of these Named Executive Officers had been terminated for cause, the executive’s unvested Performance Shares, Performance Units, and Restricted Stock Units, and all of the executive’s Stock Options, would have been forfeited and the executive would have received no annual award for 2014 performance. For the definition of cause for this purpose, see above under “Voluntary Resignation.”

Had such a Named Executive Officer been terminated from employment due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay under a severance program for all officer-level employees (or, in Mr. Townsend’s case, equivalent terms promised to him in his employment offer letter). The severance pay would have been equal to 28 weeks base salary plus one week for every year of service, up to 52 weeks base salary. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services. The cost of these payments and services is reflected in the table above.

If such a Named Executive Officer’s termination had been due to performance, the amount of severance pay would have been one-half of what it would have been in the case of job elimination.

An employee who would have been Bridge Eligible had the employee been involuntarily terminated with severance pay on the Trigger Date would have received the benefit of all stock-based awards made in 2005 through 2014 on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, an employee must enter into a Separation Agreement. None of the Named Executive Officers had the requisite age and service to qualify for Bridge Eligibility as of the Trigger Date.

Any of the Named Executive Officers whose employment was terminated with severance pay and who was neither Retirement Eligible nor Bridge Eligible as of the Trigger Date would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Nevertheless, each would have received payout for his 2012-2014 Performance Shares and Performance Units, because these awards vested at the end of the performance period on December 31, 2014.

Such a Named Executive Officer would have been offered pro rata payments in consideration of any 2013-2015 and 2014-2016 Performance Shares and Performance Units, contingent on a Separation Agreement. The amount of payment for these Performance Shares and Performance Units would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL AT 2014 FISCAL YEAR-END

Performance Shares or Performance Units granted, the lesser of the performance factor ultimately determined for that three-year performance period or target performance (100%), and the lesser of the closing price of Shares on the date of grant and the closing price of Shares on the date the Compensation Committee determined the performance factor for that performance period. Such payments would not have been made until after the end of the applicable performance period.

Such a Named Executive Officer would also have been offered pro rata payments in consideration of any unvested Restricted Stock Units and Restricted Units granted prior to 2013, contingent on a Separation Agreement. The amount of payment would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Restricted Stock Units and Restricted Units granted, and the closing price of Shares on the date of grant.

The estimated cost of these pro rata payments for each Named Executive Officer is reflected in the table above, using the closing price of Shares on the date of grant and a hypothetical 100% performance factor.

Change-in-Control

The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.

Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate or pay out the existing stock-based award. Otherwise, the Company would have paid out the executive’s unvested Performance Shares and Performance Units in cash using Target Performance and the change-in-control price of Shares, and would have paid out the executive’s unvested Restricted Stock Units and Restricted Units using the change-in-control price of Shares. Payment would have been made within 30 days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then payment would have been made following the end of the three-year performance period originally applicable to the Performance Shares or Performance Units, or following the end of the restriction period applicable to the Restricted Stock Units or Restricted Units.

In addition, if no Alternative Award had been made, each executive’s unvested Stock Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the Stock Option or Unit Option and the change-in-control price.

The estimated cost of these payments and benefits (assuming no Alternative Award) is reflected in the table above. The payment related to unvested stock-based awards was calculated using the Trigger Date Closing Price.

Qualifying Termination (Change-in-Control)

In addition to being eligible to receive the payments described above under “Change-in-Control,” each of the Named Executive Officers is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger Date, and had such a Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control;

•	annual bonus opportunities at least as high as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of the three years prior to the change-in-control;

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•

a pro rata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same pro rata portion of any of the three annual bonuses granted prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers;

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and

•	a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.

In addition, if the Company had terminated a Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.

Had a Named Executive Officer listed in the table above qualified for severance pay as of the Trigger Date, the amount would have been two times the sum of the executive’s annual salary rate plus the average of the executive’s annual incentive awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the U.S. Internal Revenue Code’s change-in-control excise tax threshold, the severance pay would have been reduced to an amount low enough to avoid that excise tax.

The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits.

The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits using the same assumptions or principles that are used by the Company for financial reporting purposes under GAAP.

If severance pay and related benefits had become due because the executive voluntarily terminated employment, payment would have been delayed for six months in order to comply with Section 409A.

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OTHER INFORMATION

Security Ownership of Directors and Executive Officers

The table below shows the number of MetLife equity securities beneficially owned by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers, as a group. Other than as disclosed in note (7) below, information reported in this table is given as of February 27, 2015.

Securities beneficially owned include, to the extent applicable to a Director or Executive Officer:

•	securities held in each Director’s or Executive Officer’s name;
•	securities held by a broker for the benefit of the Director or Executive Officer;

•	securities which the Director or Executive Officer could acquire within 60 days (as described in notes (3) and (4) below);

•	securities held indirectly in the Savings and Investment Plan; and

•

other securities for which the Director or Executive Officer may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

Other than as disclosed below, as of February 27, 2015, none of the Directors or Executive Officers of the Company beneficially owned the Company’s Floating Rate Non-Cumulative Preferred Stock, Series A or 6.50% Non-Cumulative Preferred Stock, Series B (Series B Preferred Stock).

	Common Stock
Name	Amount and Nature of Beneficial Ownership (1), (2), (3), (4)	Percent of Class
Steven A. Kandarian	1,108,093	*
Cheryl W. Grisé	12,840	*
Carlos M. Gutierrez	6,371	*
John C. R. Hele	96,586	*
R. Glenn Hubbard	32,874	*
John M. Keane	33,468	*
Alfred F. Kelly, Jr.	12,836	*
Edward J. Kelly, III	86	*
William E. Kennard	4,165	*
James M. Kilts (5)	7,143	*
Catherine R. Kinney	26,673	*
Martin J. Lippert	138,675	*
Denise M. Morrison	2,930	*
Kenton J. Sicchitano	32,119	*
Christopher G. Townsend	56,772	*
Lulu C. Wang	21,232	*
William J. Wheeler (6)	847,866	*
Board of Directors of MetLife, but not in each Director’s individual capacity (7)	179,156,108	16.0%
All Directors and Executive Officers, as a group (8)	3,214,560	*

*	Number of Shares represents less than one percent of the number of Outstanding Shares at February 27, 2015.

(1)	Each Director and Named Executive Officer has sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in notes (2), (3), (4) and (6) below.

(2)

Includes, in the case of each of William E. Kennard and William J. Wheeler, ten Shares held by the MetLife Policyholder Trust allocated to him in his individual capacity as a beneficiary of the MetLife Policyholder Trust. Directors and Executive Officers as of February 27, 2015, as a group, were allocated 30 Shares as beneficiaries of

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	the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such Shares. Note (7) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of Shares held by the MetLife Policyholder Trust.

(3)

Includes Shares that are subject to Stock Options which were granted under the 2005 Stock and Incentive Plan and are exercisable within 60 days of February 27, 2015. The number of such Stock Options held by each Named Executive Officer is shown in the following table:

	Name	Number of Options Exercisable within 60 Days	Name	Number of Options Exercisable within 60 Days	Name	Number of Options Exercisable within 60 Days

	Steven A. Kandarian	1,034,602	Martin J. Lippert	119,160	William J. Wheeler	804,785

	John C. R. Hele	91,208	Christopher G. Townsend	56,772

	All Executive Officers as of February 27, 2015, as a group, held 2,779,285 Stock Options exercisable within 60 days of February 27, 2015. None of the Directors, except for Mr. Kandarian, held any Stock Options as of February 27, 2015.

(4)

Includes Shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Executive Officer could acquire within 60 days of February 27, 2015, such as by ending employment or service as a Director, or by taking early distribution of the Shares (in some cases with a 10% reduction as provided under the applicable deferred compensation plan). The number of such Deferred Shares held by individual Directors and Named Executive Officers is shown in the following table:

	Name	Number of Deferred Shares That Can Be Acquired within 60 Days	Name	Number of Deferred Shares That Can Be Acquired within 60 Days	Name	Number of Deferred Shares That Can Be Acquired within 60 Days

	Cheryl W. Grisé	8,132	Alfred F. Kelly, Jr.	3,858	James M. Kilts	6,629

	R. Glenn Hubbard	25,096	Edward J. Kelly, III	86	Catherine R. Kinney	12,821

	John M. Keane	29,944	William E. Kennard	4,155	Kenton J. Sicchitano	852

	Does not include Deferred Shares to the extent the Company would delay payment in order to comply with Section 409A. All Directors and Executive Officers as of February 27, 2015, as a group, held 117,347 Deferred Shares that could be acquired within 60 days of February 27, 2015.

(5)	Includes 236 Shares held by a limited partnership in which Mr. Kilts and members of his family hold indirect interests. The limited partnership also holds 145 shares of Series B Preferred Stock, as to which Mr. Kilts has sole voting and investment power. The shares of Series B Preferred Stock held by the limited partnership constitute less than 1% of the number of shares of Series B Preferred Stock outstanding as of February 27, 2015. Holders of Series B Preferred Stock do not vote in the election of Directors, and otherwise have limited voting rights.

(6) (7)

Includes 40 Shares as to which Mr. Wheeler disclaims beneficial ownership.

This information is given as of February 23, 2015. The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the Shares held by the MetLife Policyholder Trust because the Board will direct the voting of those Shares on certain matters submitted to a vote of shareholders. This number of Shares deemed owned by the Board of Directors is reflected in Amendment No. 60 to Schedule 13D referred to below under the heading “Security Ownership of Certain Beneficial Owners” on page 79.

(8)

Does not include Shares held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (7). Includes the Shares in the MetLife Policyholder Trust allocated to the Directors and Executive Officers in their individual capacities, as described in note (2). Includes 2,779,285 Shares that are subject to Stock Options that are exercisable, and 117,347 Deferred Shares that could be acquired, within 60 days of February 27, 2015, by all Directors and Executive Officers of the Company, as a group, as of February 27, 2015, as described in notes (3) and (4), respectively.

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OTHER INFORMATION

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents

This table presents additional items that align the Directors’ and Named Executive Officers’ interests with the interests of the Company’s shareholders because their values depend on the price of Shares, but do not represent beneficial ownership of Shares. Deferred Shares that could not be acquired within 60 days of February 27, 2015 are not considered beneficially owned. Deferred cash compensation or auxiliary benefits measured in Share value (Deferred Share Equivalents) are not deemed to be Shares beneficially owned because their payment is not made in Shares. Exercisable Unit Options, which are cash-payable stock appreciation rights based on Shares, are not deemed to be Shares beneficially owned because their payout is not made in Shares. The table below sets forth information on Deferred Shares that could not be acquired within 60 days and Deferred Share Equivalents, as of February 27, 2015, for Directors and Named Executive Officers serving as Executive Officers as of February 27, 2015.

Name	Deferred Shares Not Beneficially Owned and/or Deferred Share Equivalents
Steven A. Kandarian	129,333
Cheryl W. Grisé	21,812
R. Glenn Hubbard	10,376
Alfred F. Kelly, Jr.	15,430
Edward J. Kelly, III	344
James M. Kilts	32,959
Kenton J. Sicchitano	1,701
William J. Wheeler	269,267

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Mr. James M. Kilts, a Director, inadvertently did not timely report the gift of 236 Shares and 145 shares of Series B Preferred Stock to a family limited partnership on August 30, 2013. These transactions were reported on September 10, 2014. Mr. Hugh B. Price, a former Director, inadvertently did not timely report the determination on January 2, 2014 of the dollar value of 593.5855 Deferred Share Equivalents acquired pursuant to the MetLife Non-Management Director Deferred Compensation Plan. A Director’s Deferred Share Equivalents are deferred cash retainer fees the Director has chosen to invest, on a simulated basis only, in Shares. Deferred Share Equivalents are paid, when due, in cash. This transaction was reported on January 10, 2014. Based solely upon a review of the filings furnished to the Company during 2014 or written representations that no Form 5 was required, the Company believes that all other filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

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Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than 5% of the Shares, or have provided information to the Company suggesting such level of beneficial Share ownership:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Beneficiaries of the MetLife Policyholder Trust (1) c/o Wilmington Trust Company, as Trustee, Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890	179,156,108	16.0%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	76,973,313	6.8%
Vanguard (3) P.O. Box 2600 Valley Forge, PA 19482-2600	81,000,000	7.2%

(1)	The Board of Directors of the Company has reported to the SEC that, as of February 23, 2015, it, as an entity, had shared voting power over 179,156,108 Shares held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 60, filed on February 27, 2015, to the Board’s Schedule 13D. MetLife created the trust when MLIC, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible MLIC policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to a trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the Shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

(2)	This information is based solely on a Schedule 13G filed with the SEC on February 11, 2014 by BlackRock, Inc., as amended by Amendment No. 1 thereto filed by BlackRock, Inc. with the SEC on February 9, 2015, which reported beneficial ownership as of December 31, 2014 of 76,973,313 Shares, constituting 6.8% of the Shares, with sole voting power with respect to 64,006,828 of the Shares, sole dispositive power with respect to 76,930,456 of the Shares, and shared voting and dispositive power with respect to 42,857 of the Shares.

(3)	Share ownership information is based on a letter dated February 27, 2015 addressed to the Lead Director (the Vanguard Letter), which indicated that Vanguard-sponsored mutual funds and other investment portfolios managed by Vanguard owned approximately 81,000,000 Shares. Based on the number of Outstanding Shares as of February, 27, 2015, approximately 81,000,000 Shares would represent approximately 7.2% of MetLife’s Outstanding Shares. Vanguard has informed the Company that it has voting power with respect to the Shares, but has not indicated the respective amounts of Shares as to which it has sole voting power and shared voting power. Vanguard has not indicated whether it has dispositive power, on a sole or shared basis, with respect to the Shares. Vanguard did not indicate in the Vanguard Letter whether there are any Shares with respect to which Vanguard has the right to acquire beneficial ownership.

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OTHER INFORMATION

Information About the Annual Meeting, Proxy Voting, and Other Information

The Board is not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Attending the Annual Meeting.

MetLife shareholders of record or their duly appointed proxies are entitled to attend the Annual Meeting.

Holders of record. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admittance card will be sent to you. On the day of the meeting, please bring your admittance card, together with photo identification such as a driver’s license, which you will be asked to present to gain entrance to the meeting on the 23rd floor of 1095 Avenue of the Americas, New York, New York.

Holders in street name. Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership, together with photo identification such as a driver’s license, to be admitted to the meeting. A recent statement or letter from the record owner (your bank, broker or other nominee) confirming your beneficial ownership, together with such photo identification, would be acceptable proof.

Outstanding Shares and holders of record entitled to vote at the Annual Meeting.

There were 1,119,239,211 Outstanding Shares as of the February 27, 2015 record date. Each of those Shares is entitled to one vote on each matter to be voted on at the Annual Meeting.

All holders of record of Shares at the close of business on the February 27, 2015 record date are entitled to vote at the Annual Meeting.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please take the time to vote your Shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. You also may vote your Shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).

Voting your Shares.

Holders of record. If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:

•	attending the Annual Meeting and voting in person;

•	mailing your proxy card so that it is received by MetLife, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068, prior to the Annual Meeting; or

•	voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, April 27, 2015.

Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR all Proposals.

Holders in street name. If you are a beneficial owner whose Shares are held in street name and you wish to vote in person at the Annual Meeting, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

As a beneficial owner, you will receive voting instructions from the bank, broker or other nominee that is the shareholder of record of your Shares. You must provide your broker with instructions on how to vote your Shares in order for them to be voted on your behalf on Proposal 1 (election of the Director nominees), Proposal 2(a) (change each supermajority common shareholder vote requirement for amendments to the Certificate of Incorporation to a majority vote requirement), Proposal 2(b) (change the supermajority vote requirement for shareholders to amend the By-Laws to a majority vote requirement) and Proposal 4 (advisory vote to approve

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compensation paid to the Company’s Named Executive Officers), as they are considered “non-routine” matters. If you do not instruct your broker how to vote on any of these matters, your Shares will not be voted (a Broker Non-Vote). See “Tabulation of abstentions and Broker Non-Votes” on page 82 for additional details. Contact your bank, broker or other nominee directly if you have questions.

Changing your vote or revoking your proxy after it is submitted.

Holders of record. You may change your vote or revoke your proxy by:

•	signing another proxy card with a later date and returning it so that it is received by MetLife, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068 prior to the Annual Meeting;

•

sending your notice of revocation so that it is received by MetLife, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068 prior to the Annual Meeting or sending your notice of revocation to MetLife via the Internet at www.investorvote.com/MET no later than 11:59 p.m., Eastern Time, April 27, 2015;

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, April 27, 2015; or

•	attending the Annual Meeting and voting in person.

Holders in street name. If you hold your shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.

Voting by participants in retirement and savings plans.

The Bank of New York Mellon is trustee for the portion of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates which is invested in the MetLife Company Stock Fund. It is also the trustee of the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the MetLife Company Stock Fund. As trustee, it will vote the Shares in these plans in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instructions of a plan participant no later than 6:00 p.m., Eastern Time, April 24, 2015. The trustee will generally vote the Shares held by each plan for which it does not receive voting instructions in the same proportion as the Shares held by such plan for which it does receive voting instructions.

Voting of Shares held in the MetLife Policyholder Trust.

The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, which would include all proposals described in this Proxy Statement that are to be voted on at the Annual Meeting, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors.

Vote required to elect Directors.

Under the Company’s By-laws, in an uncontested election, such as the election of Directors at the Annual Meeting, the vote of a majority of the votes cast with respect to a Director’s election at a meeting at which a quorum is present will determine the election of the Director.

Under Delaware law, a Director holds office until the Director’s successor is elected and qualified or until the Director’s earlier resignation or removal. The Company’s By-Laws provide that, following the certification of the shareholder vote in an uncontested election, such as the election of Directors at the Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance and Corporate Responsibility Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.

Vote required to approve matters other than the election of Directors.

The affirmative vote of the holders of at least three-quarters of the Outstanding Shares is required in each case for the approval of Proposal 2(a) and Proposal 2(b). A majority of the Shares voting will be sufficient to ratify the appointment of Deloitte as MetLife’s independent auditor for 2015 (Proposal 3) and to approve the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 4).

MetLife 2015 Proxy Statement	81

OTHER INFORMATION

Tabulation of abstentions and Broker Non-Votes.

If a shareholder abstains from voting as to the election of Directors (Proposal 1), the ratification of the appointment of Deloitte as MetLife’s independent auditor for 2015 (Proposal 3), or the approval of the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 4), the shareholder’s Shares will not be counted as voting for or against that matter. If a shareholder abstains from voting as to the proposal to change each supermajority common shareholder vote requirement for amendments to the Certificate of Incorporation to a majority vote requirement (Proposal 2(a)) or the proposal to change the supermajority vote requirement for shareholders to amend the By-Laws to a majority vote requirement (Proposal 2(b)), the abstention will have the same effect as a vote “against” the approval of the proposal.

If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Proposal 3 is considered routine and may be voted upon by your broker if you do not submit voting instructions.

However, brokers do not have the discretion to vote their clients’ Shares on non-routine matters, unless the broker receives voting instructions from the beneficial shareholder. Proposals 1, 2(a), 2(b), and 4 are considered non-routine matters. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order for your Shares to be voted on these proposals. If a broker does not cast a vote as to Proposal 1 or Proposal 4, the absence of a vote will have the same effect on those proposals as an abstention, and will not affect the outcome of the vote. If a broker does not cast a vote as to Proposal 2(a) or Proposal 2(b), the absence of a vote will have the same effect as a vote “against” the approval of the proposal.

Quorum.

To conduct business at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

Proposal		Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of 12 Directors to one-year terms	Majority of Shares voted (1)	No effect	No effect
2(a).	Change Each Supermajority Common Shareholder Vote Requirement for Amendments to the Certificate of Incorporation to a Majority Vote Requirement	Three quarters of Outstanding Shares	Same effect as vote against	Same effect as vote against
2(b).	Change the Supermajority Vote Requirement for Shareholders to Amend the By-Laws to a Majority Vote Requirement	Three quarters of Outstanding Shares	Same effect as vote against	Same effect as vote against
3.	Ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2015	Majority of Shares voted	No effect	Not applicable
4.	Advisory (non-binding) vote to approve compensation paid to the Named Executive Officers	Majority of Shares voted	No effect	No effect

(1)	See “Vote required to elect Directors” on page 81.

82	MetLife 2015 Proxy Statement

OTHER INFORMATION

Inspector of Election and confidential voting.

The Board of Directors has appointed IVS Associates, Inc. to act as Inspector of Election at the Annual Meeting. The Company’s By-Laws provide for confidential voting.

Directors’ attendance at annual meetings of shareholders.

Directors are expected to attend annual meetings of shareholders, and 11 out of 13 Directors serving at that time attended MetLife’s 2014 annual meeting of shareholders.

Cost of soliciting proxies for the Annual Meeting.

The Company has retained Georgeson Inc. to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Georgeson Inc. a fee of approximately $10,000, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

Deadline for submission of shareholder proposals for the 2016 annual meeting of shareholders.

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2016 proxy materials must be received by MetLife, Inc. at 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary, on or before the close of business on November 24, 2015. If the Company changes this deadline, it will disclose that fact and the new deadline in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Proposals must comply with all the requirements of Rule 14a-8.

A shareholder may present a matter for action at MetLife’s 2016 annual meeting of shareholders without requesting that the matter be included in the Company’s Proxy Statement under Rule 14a-8. To do so, the shareholder must deliver to the MetLife Corporate Secretary on or before December 30, 2015 or such other date as may be announced by the Company in accordance with its By-Laws a notice and accompanying disclosure questionnaire containing the information required by the advance notice and other provisions of the Company’s By-Laws.

Copies of the By-Laws and disclosure questionnaire may be obtained by written request to MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary. The By-Laws and disclosure questionnaire also are available on MetLife’s website at www.metlife.com/corporategovernance by selecting the appropriate category under the heading “Related Links.”

Where to find the voting results of the Annual Meeting.

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Electronic delivery of the proxy statement and annual report to shareholders.

If you are a shareholder of record, you may elect to receive future proxy statements and annual reports to shareholders electronically by consenting to electronic delivery online at: www.computershare.com/investor. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife via the Internet at www.computershare.com/investor.

If you hold your Shares in street name in a stock brokerage account or at a bank or other nominee, refer to the information provided by that entity for instructions on how to elect this option.

Principal executive offices.

The principal executive offices of MetLife are located at 200 Park Avenue, New York, NY 10166.

Communications with the Company’s Directors.

The Board of Directors provides procedures through which security holders may send written communications to individual Directors or the Board of Directors, and procedures through which interested parties may submit communications to the Non-Management Directors. In addition, the Audit Committee of the Board of Directors provides procedures through which interested parties may submit communications regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Information about these procedures is available on MetLife’s website at www.metlife.com/

MetLife 2015 Proxy Statement	83

OTHER INFORMATION

corporategovernance by selecting “Corporate Conduct” and then the appropriate link under the “Corporate Conduct” section.

MetLife’s Annual Report on Form 10-K.

MetLife, Inc. will provide to shareholders without charge, upon written request, a copy of MetLife, Inc.’s Annual Report on Form 10-K (including financial statements and financial statement schedules, but without exhibits) for the fiscal year ended December 31, 2014. MetLife, Inc. will furnish to requesting shareholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by MetLife, Inc. in furnishing such exhibit. Requests should be directed to MetLife Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036 or via the Internet by going to http://investor.metlife.com and selecting “Information Requests.” The Annual Report on Form 10-K may also be accessed at http://investor.metlife.com by selecting “Financial Information,” “SEC Filings,” “MetLife, Inc. — View SEC Filings” as well as at the website of the United States Securities and Exchange Commission at www.sec.gov.

84	MetLife 2015 Proxy Statement

APPENDIX A — NON-GAAP FINANCIAL MEASURES

Any references in this Proxy Statement (except in this Appendix) to:	should be read as, respectively:

(a) net income (loss);	(a) net income (loss) available to MetLife, Inc.’s common shareholders;

(b) net income (loss) per share;	(b) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(c) operating earnings;	(c) operating earnings available to common shareholders;

(d) operating earnings per share;	(d) operating earnings available to common shareholders per diluted common share;

(e) book value per share;	(e) book value per common share;

(f) book value per share, excluding accumulated other comprehensive income (loss) (AOCI);	(f) book value per common share, excluding AOCI;

(g) book value per share, excluding AOCI other than foreign currency translation adjustments (FCTA);	(g) book value per common share, excluding AOCI other than FCTA;

(h) premiums, fees and other revenues;	(h) premiums, fees and other revenues (operating);

(i) operating return on equity, excluding AOCI; and	(i) operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI; and

(j) operating return on equity, excluding AOCI other than FCTA	(j) operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife, Inc. and are referred to as divested businesses. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB Fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

MetLife 2015 Proxy Statement	A-1

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB Costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market Value Adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•

Amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax expense (benefit) also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders and net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, respectively. MetLife, Inc.’s common stockholders’ equity, excluding AOCI and MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, should not be viewed as a substitute for total MetLife, Inc.’s stockholders’ equity calculated in accordance with GAAP.

MetLife sometimes refers to sales activity for various products. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of our financial results:

•

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;

•

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI;

•	Operating return on MetLife, Inc.’s common stockholders’ equity is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity;

A-2	MetLife 2015 Proxy Statement

•

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;

•

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI;

•	Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity;

•	The impact of changes in our foreign currency exchange rates is calculated using the average foreign currency exchange rates for the current year and is applied to each of the comparable years; and

•	Operating expense ratio is calculated by dividing operating expenses (other expenses net of capitalization of DAC) by operating premiums, fees and other revenues.

	2014		2013(1)		2013(2)
	($ in millions, except per share data)
Total Company—Reconciliation of Operating Earnings Available to Common Shareholders to Net Income (Loss) available to MetLife, Inc.'s common shareholders
Operating earnings available to common shareholders	$6,560	$5.74	$6,261	$5.61	$6,287	$5.63

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.'s common shareholders:
Add: Net investment gains (losses)	(197)	(0.17)	161	0.14	161	0.14
Add: Net derivative gains (losses)	1,317	1.15	(3,239)	(2.90)	(3,239)	(2.90)
Add: Other adjustments to continuing operations	(1,376)	(1.20)	(1,597)	(1.43)	(1,638)	(1.47)
Add: Provision for income tax (expense) benefit	(87)	(0.08)	1,683	1.51	1,698	1.53
Add: Income (loss) from discontinued operations, net of income tax	(3)	—	2	—	2	—
Less: Net income (loss) attributable to noncontrolling interests	27	0.02	25	0.02	25	0.02

Net income (loss) available to MetLife, Inc.'s common shareholders	$6,187	$5.42	$3,246	$2.91	$3,246	$2.91

Weighted average common shares outstanding—diluted (in millions)		1,142.5		1,116.2		1,116.2

Return on MetLife, Inc.‘s Common Equity
Operating return on MetLife, Inc.‘s:
Common stockholders’ equity		10.0%		10.4%		10.4%
Common stockholders’ equity, excluding AOCI other than FCTA		12.0%		12.2%
Common stockholders’ equity, excluding AOCI		11.6%		11.9%		12.0%
Return on MetLife, Inc.‘s:
Common stockholders’ equity		9.4%		5.4%		5.4%
Common stockholders’ equity, excluding AOCI other than FCTA		11.3%		6.3%
Common stockholders’ equity, excluding AOCI		10.9%		6.2%		6.2%

Book Value (3)
Book value per common share		$61.85		$53.04		$53.04
Less: Net unrealized investment gains (losses), net of income tax		14.34		7.50		7.50
Less: Defined benefit plans adjustment, net of income tax		(2.02)		(1.47)		(1.47)

Book value per common share, excluding AOCI other than FCTA		49.53		47.01		47.01
Less: Foreign currency translation adjustments, net of income tax		(2.91)		(1.48)		(1.48)

Book value per common share, excluding AOCI		$52.44		$48.49		$48.49

Common shares outstanding, end of period (in millions)		1,131.9		1,122.0		1,122.0

MetLife 2015 Proxy Statement	A-3

	2014	2013(1)	2013(2)
	($ in millions, except per share data)

MetLife, Inc.‘s Common Stockholders’ Equity
Total MetLife, Inc.‘s stockholders’ equity	$72,053	$61,553
Less: Preferred stock	2,043	2,043

MetLife, Inc.‘s common stockholders’ equity	70,010	59,510
Less: Net unrealized investment gains (losses), net of income tax	16,235	8,414
Less: Defined benefit plans adjustment, net of income tax	(2,283)	(1,651)

Total MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA	56,058	52,747
Less: Foreign currency translation adjustments, net of income tax	(3,303)	(1,659)

MetLife, Inc.‘s common stockholders’ equity, excluding AOCI	$59,361	$54,406

Average common stockholders' equity	$65,909	$60,234
Average common stockholders’ equity, excluding AOCI other than FCTA	$54,565	$51,190
Average common stockholders' equity, excluding AOCI	$56,705	$52,557

(1)	Certain amounts in 2013 have been reclassified to conform with the 2014 presentation. In the first quarter of 2014, MetLife, Inc. began reporting the operations of MetLife Assurance Ltd. as divested business.
(2)	As reported in the Company’s 2014 Proxy Statement.
(3)	Book value excludes $2,043 million of equity related to preferred stock.

A-4	MetLife 2015 Proxy Statement

APPENDIX B — PROPOSED AMENDMENT TO ARTICLE IX OF METLIFE, INC.’S CERTIFICATE OF INCORPORATION (PROPOSAL 2(A))

The text below is the portion of MetLife’s Amended and Restated Certificate of Incorporation, as amended on April 23, 2011, as proposed to be amended by “Proposal 2(a) — Change Each Supermajority Common Shareholder Vote Requirement for Amendments to the Certificate of Incorporation to a Majority Vote Requirement.” Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

ARTICLE IX

AMENDMENT

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Section 5 of Article IV and Articles VI, VII, VIII and this Article IX of this Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of a majority ~~at least three-quarters (3/4)~~ of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

MetLife 2015 Proxy Statement	B-1

APPENDIX C — PROPOSED AMENDMENT TO ARTICLE VI OF METLIFE, INC.’S CERTIFICATE OF INCORPORATION (PROPOSAL 2(B))

The text below is the portion of MetLife’s Amended and Restated Certificate of Incorporation, as amended on April 23, 2011, as proposed to be amended by “Proposal 2(b) — Change the Supermajority Vote Requirement for Shareholders to Amend the By-Laws to a Majority Vote Requirement.” Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

ARTICLE VI

BOARD OF DIRECTORS;

MANAGEMENT OF THE CORPORATION

…

SECTION 3. MANAGEMENT OF BUSINESS. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a) Subject to the rights of holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, (i) prior to the 2014 annual meeting of stockholders, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director, but only for cause; and (ii) from and after the 2014 annual meeting of stockholders, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director with or without cause.

(b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

(c) Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

(d) The election of Directors may be conducted in any manner approved by the officer presiding at a meeting of stockholders or the Director presiding at a meeting of the Board of Directors, as the case may be, at the time when the election is held and need not be by written ballot.

(e) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(f) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of a majority ~~three-quarters (3/4) or more~~ of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

MetLife 2015 Proxy Statement	C-1

APPENDIX D — CHANGE TO BY-LAWS ADOPTED BY THE BOARD OF DIRECTORS, EFFECTIVE UPON FILING OF CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REFLECT AMENDMENTS IN APPENDIX C (PROPOSAL 2(B))

The text below is the portion of MetLife’s Amended and Restated By-Laws as amended by the Board of Directors of MetLife, Inc. effective upon the filing of a certificate of amendment of with the Secretary of State of Delaware to reflect the amendment of Article VI, Section 3(f) of the Charter as provided in Proposal 2(b). Additions are indicated by underlining and deletions are indicated by strike-outs.

ARTICLE X

AMENDMENT OF BY-LAWS

Section 10.01. Amendment. These By-Laws may be amended, altered or repealed:

(a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority ~~three-fourths (3/4) or more~~ of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

MetLife 2015 Proxy Statement	D-1

Voting Instructions

Electronic Voting available 24 hours a day, 7 days a week!

Instead of mailing your Proxy Card/Voting Instruction Form, you may choose one of the other voting methods outlined below to vote your Proxy Card/Voting Instruction Form.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Vote by Internet
• Go to www.investorvote.com/MET • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by mail
Using a black ink pen, mark your votes with an X as shown in	☒	• To vote by mail, mark, sign and date your Proxy Card/Voting Instruction Form and return it in the enclosed postage-paid envelope.
this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The following items are more fully described in the Proxy Statement accompanying this card. The Board of Directors recommends a											+
vote FOR all the nominees listed and FOR Proposals 2(a), 2(b), 3 and 4.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Cheryl W. Grisé	☐	☐	☐	02 - Carlos M. Gutierrez	☐	☐	☐	03 - R. Glenn Hubbard	☐	☐	☐

04 - Steven A. Kandarian	☐	☐	☐	05 - Alfred F. Kelly, Jr.	☐	☐	☐	06 - Edward J. Kelly, III	☐	☐	☐

07 - William E. Kennard	☐	☐	☐	08 - James M. Kilts	☐	☐	☐	09 - Catherine R. Kinney	☐	☐	☐

10 - Denise M. Morrison	☐	☐	☐	11 - Kenton J. Sicchitano	☐	☐	☐	12 - Lulu C. Wang	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2(a).	Amend the Certificate of Incorporation to Change Each Supermajority Common Shareholder Vote Requirement for Amendments to the Certificate of Incorporation to a Majority Vote Requirement	☐	☐	☐	2(b).	Amend the Certificate of Incorporation to Change the Supermajority Vote Requirement for Shareholders to Amend the By-Laws to a Majority Vote Requirement	☐	☐	☐

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2015		☐	☐	☐	4. Advisory vote to approve the compensation paid to the Company’s Named Executive Officers		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if	☐
you plan to attend the
Annual Meeting.

C	Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR BALLOT TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Common Shareholders - Internet and telephone voting are available through 11:59 PM Eastern Time, April 27, 2015.

Proxy Cards submitted by common shareholders who vote by mail must be received prior to the 2015 annual meeting.

MetLife and New England Employee Benefit Plan Participants - Internet and telephone voting are available through 6:00 PM Eastern Time, April 24, 2015.

Voting Instruction Forms submitted by plan participants who vote by mail must be received by 6:00 PM, Eastern Time, April 24, 2015.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card/Voting Instruction Form.

Please see reverse for instructions on voting by Internet, telephone or mail.

Common shareholders may consent to receive MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statement and other shareholder communications electronically at www.computershare.com/Investor.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card/Voting Instruction Form — MetLife, Inc.

Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the 2015 Annual Meeting, April 28, 2015

Common Shareholders

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Matthew M. Ricciardi and Timothy J. Ring, or either of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2015 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this Proxy Card. If this Proxy Card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this Proxy Card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2015 Annual Meeting and at any adjournments or postponements thereof.

Plan Participants

The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of (i) the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust and (ii) the New England Life Insurance Company Agents’ Retirement Plan and Trust. Each of (i) and (ii) above is referred to herein individually as a “Plan.”

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, April 24, 2015, to vote in accordance with the instructions.

The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, April 24, 2015, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2015 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.

(Continued and to be marked, dated and signed, on the other side)